Exhibit 10.1

EXECUTION COPY

INTEREST CONTRIBUTION AGREEMENT

This INTEREST CONTRIBUTION AGREEMENT (this “Agreement”), is dated as of March 31, 2017 (the “Execution Date”), by and among First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (“Contributor”), First Capital Real Estate Trust Incorporated, a Maryland corporation, (the “Contributor Parent” and, together with Contributor, the “Contributor Parties”), FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (“Acquiror”), and PhotoMedex, Inc., a Nevada corporation (“Acquiror Parent” and, together with Acquiror, the “Acquiror Parties”). Each of the Contributor Parties and each of the Acquiror Parties is referred to herein individually as a “Party” and collectively as the “Parties”).

RECITALS:

WHEREAS, the Contributor owns the Contributed Entities (as defined below) and owns interests in certain real estate properties that are not owned by the Contributed Entities (the “Contributed Real Properties” and collectively with the Contributed Entities, the “Contributed Interests”), as more fully described herein;

WHEREAS, Contributor desires to contribute the Contributed Interests to Acquiror, and Acquiror desires to acquire the Contributed Interests from Contributor, subject to the terms and conditions set forth in this Agreement (the “Contribution”);

NOW, THEREFORE, in consideration of the premises and of the respective promises, representations, warranties, covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

CONTRIBUTION

1.1           Contribution. Subject to the terms and conditions contained in this Agreement, Contributor agrees to, and Contributor Parent agrees to cause Contributor to, contribute the Contributed Interests to Acquiror, and Acquiror agrees to, and Acquiror Parent agrees to cause Acquiror to, acquire and accept the Contributed Interests, subject to the Assumed Liabilities (as herein defined), and Acquiror Parent agrees to issue to Contributor or its designee or designees in consideration therefor the Transaction Shares (as herein defined).

1.2           Certain Definitions. As used herein, the following terms have the meanings ascribed to them below and other capitalized terms have the meanings ascribed to them throughout this Agreement:

(a)          “Acquiror Group” means the Acquiror Parent and its consolidated Subsidiaries.

(b)          “Acquiror Material Adverse Effect” means any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate with any other such events, conditions, changes, developments, circumstances or sets of facts, (i) has a material adverse effect on the business, financial condition or results of operations of the Acquiror Group, taken as a whole, or (ii) prevents or materially delays the performance of the Acquiror Parties’ obligations and covenants hereunder or the consummation by the Acquiror Parties of the Transactions contemplated hereby and by the other Transaction Agreements; provided, however, that the term “Acquiror Material Adverse Effect” shall not include any event, condition, change, development, circumstance or set of facts resulting from compliance by Acquiror Parties with the terms of this Agreement and each other Transaction Agreement, or actions expressly permitted by this Agreement or expressly taken with the written consent of Contributor Parent.

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(c)          “Acquiror Parent Common Stock” means the common stock of Acquiror Parent, par value $0.01 per share.

(d)          “Acquiror Parent Preferred Stock” means the Series A Preferred Stock of Acquiror Parent, par value $0.01 per share, having the relative rights, designations, preferences and limitations specified in the Certificate of Designation.

(e)          “Acquiror Parent Securities” means the Acquiror Parent Shares and the Warrant (as defined in Section 9.1(b)(ii) below) (including the Acquiror Parent Common Stock underlying the Warrant.)

(f)          “Acquiror Parent Shares” means shares of Acquiror Parent Common Stock or Acquiror Parent Preferred Stock, as applicable.

(g)          “Acquiror Required Consents” means the consents referred to in Section 5.5 hereof.

(h)          “Additional Contributed Entities” means the entities that issued the Additional Contributed Interests.

(i)          “Additional Contributed Interests” means the Optional Entity Interests (as defined in Section 9.1(a)) and the Mandatory Entity Interests (as defined in Section 9.2(a)).

(j)          “Additional Contributed Properties” means any properties owned by an Additional Contributed Entity.

(k)          “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

(l)          “Approval Date” means the date the stockholders of the Acquiror Parent approve each of the matters set forth in Section 6.6 at the Special Meeting.

(m)          “Assignment and Assumption Agreement” means the Assignment and Assumption Agreement in the form attached hereto as Exhibit A.

(n)          “Assumed Liabilities” means the obligations (whether fixed or contingent) of Contributor or its Affiliates pursuant to the agreements and other documents set forth on Schedule 1.2(n) hereof, as they exist on the Closing Date with respect to each Closing hereunder.

(o)          “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in New York, New York, United States of America.

(p)          “Certificate of Designation” means the Certificate of Designation of the Acquiror Parent Preferred Stock in the form of Exhibit B to this Agreement.

(q)          “Code” means the United States Internal Revenue Code of 1986, as amended.

(r)          “Commission” means the U.S. Securities and Exchange Commission.

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(s)          “Contracts” means all currently existing contracts, agreements, and instruments to which a Person is a party or by which any Person is bound or to which any of its assets is subject.

(t)          “Contributed Entities” means the entities described on Schedule 4.7(a) hereof, as they exist on the Closing Date with respect to each Closing hereunder.

(u)          “Contributed Interests” means the Interests of the Contributor or its Affiliates in the Contributed Real Properties and the Contributed Entities.

(v)         “Contributor Group” means the Contributor Parent and its consolidated Subsidiaries.

(w)          “Contributor Material Adverse Effect” means any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate with any other such events, conditions, changes, developments, circumstances or sets of facts, (i) has a material adverse effect on the business, financial condition or results of operations of the Contributed Entities or the Contributed Properties, taken as a whole, or (ii) prevents or materially delays the performance of the Contributor Parties’ obligations and covenants hereunder or the consummation by the Contributor Parties of the Transactions contemplated hereby and by the other Transaction Agreements; provided, however, that the term “Contributor Material Adverse Effect” shall not include any event, condition, change, development, circumstance or set of facts resulting from compliance by Contributor Parties with the terms of this Agreement and each other Transaction Agreement, or actions expressly permitted by this Agreement or expressly taken with the written consent of Acquiror Parent.

(x)          “Contributor Required Consents” means the consents referred to in Section 4.5 hereof.

(y)          “Control” and derivatives of such term mean having the ability, whether or not exercised, to direct the management or policies of a Person through ownership of a voting Interest, pursuant to a written agreement, or otherwise.

(z)          “Employee Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and any other personnel policy (oral or written), equity option, restricted equity, equity purchase plan, other equity or equity-based compensation plan or arrangement, phantom equity or appreciation rights plan or arrangement, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other welfare, medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment, severance or retention agreement, and any other plan, agreement, arrangement, program, practice, or understanding providing any compensation or benefits.

(aa)         “Encumbrances” means liens, pledges, charges, encumbrances, claims, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects in title, or other burdens, options or encumbrances of any kind.

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(bb)         “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Endangered Species Act, 16 U.S.C. § 1531 et seq., in each case as amended to the date hereof, and all similar Laws as of the date hereof of any Governmental Authority having jurisdiction over the property in question addressing pollution or protection of the environment, natural resources, or biological or cultural resources and all regulations implementing the foregoing.

(cc)         “Environmental Liabilities” means any and all environmental, corrective action and response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, attorneys’ fees and other liabilities incurred or imposed (a) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Authority or court of competent jurisdiction to the extent arising out of any violation of, or remedial obligation under, any Environmental Laws or (b) pursuant to any claim or cause of action by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of any violation of, or any remediation obligation under, any Environmental Laws.

(dd)         “Environmental Permits” means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.

(ee)         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

(ff)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(gg)         “GAAP” means United States generally accepted accounting principles, consistently applied.

(hh)         “Governmental Authority” means any national government and/or government of any domestic or foreign state, territory or other political subdivision, and departments, courts, commissions, boards, bureaus, ministries, agencies, or other instrumentalities of any of them.

(ii)         “Hazardous Materials” means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under any Environmental Laws, including (a) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, crude oil, or any components, fractions, or derivatives thereof, and (b) asbestos-containing materials and polychlorinated biphenyls.

(jj)         “HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulation thereunder.

(kk)         “Income Tax” shall mean any income, capital gains, franchise and similar Tax.

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(ll)         “Indebtedness” of any Person means, without duplication: (i) indebtedness of such Person for borrowed money; (ii) obligations of such Person to pay the deferred purchase or acquisition price for any assets or property of such Person; (iii) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iv) obligations of such Person under any lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (v) indebtedness of others as described in clauses (i) through (iv) above guaranteed by such Person; but Indebtedness does not include accounts payable to trade creditors or accrued expenses, in each case arising in the ordinary course of business consistent with past practice and that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

(mm)     “Initial Contributed Interests” shall mean the properties or entities set forth on Schedule 1.2(mm) hereto.

(nn)       “Interest” means, with respect to any Person: (i) capital stock, membership interest, partnership interest, other equity interest, rights to profits or revenue and any other similar interest of such Person; (ii) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing; and (iii) any right (contingent or otherwise) to subscribe for, purchase or otherwise acquire any of the foregoing.

(oo)       “Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments, and codes of Governmental Authorities, including, without limitation, Environmental Laws and the Code.

(pp)       “Lock Up Agreement” means the Lock Up Agreement to be signed by certain Affiliates of the Contributor Parties and the Acquiror Parties in the form of Exhibit C to this Agreement.

(qq)       “Maryland Statute” means the General Corporation Law of the State of Maryland, as amended from time to time.

(rr)         “Material Contract” means any Contract or document which is one or more of the following types:

(i)          Organizational Documents of any Party or any of its controlled Affiliates;

(ii)         Contracts with any Party or any of their controlled Affiliates other than contracts solely between or among a Party and its wholly-owned Subsidiaries or among such Subsidiaries;

(iii)        operating agreements, development agreements, or other similar agreements requiring any Party or any of its controlled Affiliates to make expenditures that would reasonably be expected to be in excess of $25,000 in the aggregate during the twelve (12)-month period following the Execution Date, other than customary joint operating agreements;

(iv)        non-competition agreements or any agreements that restrict, limit, or prohibit any Party or any of its controlled Affiliates from engaging in any line of business or the way such entity conducts business, including area of mutual interest agreements, during any period after the Initial Closing;

(v)         indentures, mortgages or deeds of trust, loans, credit or note purchase agreements, sale-lease back agreements, guaranties, bonds, letters of credit, or similar financial agreements or other agreements or instruments governing Indebtedness;

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(vi)        Contributed Leases involving aggregate payments in excess of $10,000 in any calendar year;

(vii)       contracts for the construction and installation or rental of equipment, fixtures, or facilities with guaranteed production throughput requirements or demand charges or involving aggregate payments per contract in excess of $10,000 in any calendar year, which, in either case, cannot be terminated by a Party or its Affiliates without penalty on sixty (60) days or less notice; and

(viii)      agreements that could reasonably be expected to result in (A) aggregate payments by Party or its Affiliates of more than $5,000 or (B) revenues of more than $5,000 during the current or any subsequent calendar year.

(ss)         “NASDAQ” means The Nasdaq Stock Market, Inc. and the each of the Nasdaq Market tiers.

(tt)         “Nevada Statute” means the Revised Statutes of the State of Nevada, as amended from time to time.

(uu)       “Organizational Documents” means (i) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, and any certificate of designations pursuant thereto, (ii) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating agreement or limited liability company agreement thereof, (iii) with respect to a partnership, the certificate of formation and the partnership agreement thereof, and (iv) with respect to any other Person, the organizational, constituent and/or governing documents and/or instruments of such Person.

(vv)       “Per Share Value” means a 7.5% premium above the volume-weighted average price (“VWAP”) of all on-exchange transactions in Acquiror Parent Shares executed on NASDAQ during the Forty-Three (43) NASDAQ trading days (each a “Trading Day”) prior to the Trading Day immediately prior to the public announcement by the Acquiror Parent and the Contributor Parent of the Transaction, as reported by Bloomberg L.P.

(ww)     “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority, or any other entity.

(xx)        “Permitted Encumbrances” means any of the following: (i) Encumbrances for Taxes or governmental assessments, charges or claims of payment not yet due; (ii) Encumbrances that are carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Encumbrances arising from the use, management or operation of a Contributed Property in the ordinary course of business; (iii) with respect to any Contributed Property, (iii) Encumbrances that are zoning regulations, entitlements or other land use or environmental regulations by any Governmental Authority, (iv) Encumbrances, restrictions, exceptions and other matters set forth on any Title Insurance Policy or preliminary reports issued by a reputable title company delivered or made available to the Acquiror Parties not later than the Execution Date, including, without limitation, any mortgages, deeds of trust, security agreements and UCC filings with respect to any Indebtedness set forth therein, and (v) Encumbrances that are disclosed on Schedule 1.2(xx).

(yy)       “Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit D to be executed and delivered by Acquiror Parent and Contributor Parent (and Contributor Parent’s affiliates receiving a portion of the Acquiror Parent Shares) at or following the Initial Closing.

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(zz)        “Required Consents” means the Acquiror Required Consents and the Contributor Required Consents.

(aaa)     “SEC Documents” means all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished under the Securities Act or the Exchange Act.

(bbb)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(ccc)     “Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (i) at least fifty percent (50%) of the Interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (ii) a general partner interest, (iii) a managing member interest, or (iv) the ability to exercise Control, is directly or indirectly owned, held or controlled by the subject Person or by one or more of such Person’s Subsidiaries.

(ddd)    “Tax” or “Taxes” means (i) all taxes, assessments, fees, unclaimed property and escheat obligations, and other charges of any kind whatsoever imposed by any Governmental Authority, including any federal, state, local and/or foreign Income Tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution tax, production tax, severance tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, ad valorem tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax, (ii) any interest, fine, penalty or additions to tax imposed by a Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any item described in clauses (i) or (ii) above, that arises by reason of a contract, assumption, transferee or successor liability, operation of Law (including by reason of participation in a consolidated, combined or unitary Tax Return) or otherwise.

(eee)     “Tax Return” shall mean any report, return, information statement, schedule, attachment, payee statement or other information required to be provided or provided to any Governmental Authority with respect to Taxes or any amendment thereof, including any return of an affiliated, combined or unitary group, and any and all work papers relating to any Tax Return.

(fff)        “Transaction Agreements” means this Agreement and each other agreement to be executed and delivered at any of the Closings pursuant hereto.

(ggg)    “Transaction Shares” means all the Acquiror Parent Shares issuable to the Contributor Parties pursuant hereto, including, without limitation, (i) the Acquiror Parent Common Stock underlying the Warrant and (ii) the Acquiror Parent Preferred Stock and the Acquiror Parent Common Stock into which the Acquiror Parent Preferred Stock is convertible.

(hhh)    “Transactions” means the transactions contemplated by this Agreement and the Transaction Agreements.

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ARTICLE 2

PURCHASE PRICE

2.1        Purchase Price and Assumption of Liabilities.

(a)          The total consideration to be paid for the Initial Contributed Interests will consist of such number of the duly authorized, fully paid and nonassessable Acquiror Parent Shares as shall be determined by dividing the Initial Contributed Interests Value (as defined in Section 3.1) by the Per Share Value (the “Purchase Price”); provided, however, that the Transaction Shares shall consist of shares of Acquiror Common Stock and Acquiror Preferred Stock as follows (i) a number of shares of Acquiror Common Stock that constitutes 19.9% of the issued and outstanding Acquiror Common Stock immediately prior to the Initial Closing shall be issued to the Contributor, and (ii) a number of shares of Acquiror Preferred Stock that constitutes the balance of the Transaction Shares after the issuance of the Acquiror Common Stock as described in Section 2.1(a)(i) shall be issued to the Contributor.

(b)          At the Initial Closing, the Acquiror shall assume the Assumed Liabilities associated with the Initial Contributed Interests.

ARTICLE 3

DETERMINATION OF VALUE OF CONTRIBUTOR INTERESTS

3.1           Valuation of Initial Contributed Interests. The parties hereto agree that the Initial Contributed Interests have a value of Ten Million Dollars ($10,000,000.00) (“Initial Contributed Interests Value”). The number of Transaction Shares issuable to the Contributor Parties in consideration of the Initial Contributed Interests is determined in accordance with Section 2.1.

3.2           Valuation of Mandatory Entity Interests. The parties hereto agree that Antigua has a value of $14,109,000 and that Amarillo has a value of $5,891,000, as set forth in Section 9.2(b) hereof. The number of Transaction Shares issuable to the Contributor Parties in consideration for the Mandatory Entity Interests is determined in accordance with Section 9.2.

3.3           Valuation of Optional Entity Interests. The parties hereto agree that Punta Brava and Melrose have the values (excluding the amounts attributable to the Warrant), as set forth in Section 9.1(b)(i) hereof. The number of Transaction Shares issuable to the Contributor Parties in consideration for the Optional Entity Interests shall be determined in accordance with Section 9.1.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR PARTIES

The Contributor Parties jointly and severally represent and warrant to the Acquiror Parties as follows:

4.1           Contributor. Each Contributor Party is corporation or limited partnership, as the case may be, that is duly incorporated or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation.

4.2           Power. Each Contributor Party has the corporate or limited partnership, as the case may be, power and authority to enter into and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party and to consummate the Transactions contemplated by this Agreement and such other Transaction Agreements.

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4.3           Authorization and Enforceability. The execution, delivery and performance of this Agreement and each other Transaction Agreement to which such Contributor Party is a party, and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of each Contributor Party. This Agreement has been duly executed and delivered by each Contributor Party, and at each Closing each other Transaction Agreement to which a Contributor Party is a party will have been duly executed and delivered by such Contributor Party, and this Agreement constitutes the valid and binding obligation of each Contributor Party, and at each Closing each other Transaction Agreement to which a Contributor Party is a party will constitute the valid and binding obligation of such Contributor Party, in each case enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4           No Conflicts. Except as required under the HSR Act, filings required pursuant to the rules and regulations of NASDAQ and filings required pursuant to applicable federal and state securities Laws, and assuming the receipt of the Contributor Required Consents, the execution, delivery and performance of this Agreement by each Contributor Party, and the consummation of the Transactions contemplated by this Agreement and the other Transaction Agreements, do not and will not (a) violate any provision of the Organizational Documents of the Contributor Parties, (b) result in a breach of or default (with due notice or lapse of time or both) or the creation of any Encumbrance or give rise to any right of termination, cancellation, or acceleration under any note, bond, mortgage, indenture, or other financing instrument or any Contract or other contract or agreement to which any member of the Contributor Group is a party or by which any of them is bound or to which any of their assets or properties is subject, (c) violate any judgment, order, ruling, or decree applicable to any member of the Contributor Group or to which such member is a party in interest, or (d) violate any Law applicable to any member of the Contributor Group, except any matters described in clauses (b), (c), or (d) above which would not have a Contributor Material Adverse Effect.

4.5           Consents, Approvals or Waivers. Except as required under (i) the HSR Act, (ii) filings required pursuant to the rules and regulations of NASDAQ and filings required pursuant to applicable federal and state securities Laws, (iii) the Contributor Required Consents, as set forth on Schedule 4.5 hereto, the execution, delivery and performance of this Agreement and the other Transaction Agreements to be executed by the Contributor Parties will not be subject to any consent, approval or waiver from any Governmental Authority or other third Person, except for consents and approvals of Governmental Authorities that are customarily obtained after a Closing.

4.6           Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to the knowledge of the Contributor Parties, threatened against any Contributor Party or any of the Contributed Entities (whether by a member of the Contributor Group or a third Person). The Contributor Parties are not entering into this Agreement with actual intent to hinder, delay, or defraud any creditor. Immediately prior to, and immediately subsequent to, any Closing hereunder, (a) neither Contributor Party will have incurred, nor does it intend to or believe that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as such debts mature or come due (taking into account the timing and amounts of cash to be received from any source, and amounts to be payable on or in respect of debts), (b) the amount of cash available to each Contributor Party after taking into account all other anticipated uses of funds will be sufficient to pay all such amounts on or in respect of debts, when such amounts are required to be paid, and (c) each Contributor Party will have sufficient capital with which to conduct its business.

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4.7           Identification of the Contributed Entities; Ownership of Contributed Entity Interests.

(a)          Set forth on Schedule 4.7(a) is a description of each of the Contributed Entities, including (i) the name thereof, (ii) the form of organization, (iii) the jurisdiction of organization, (iv) the date of organization, and (iv) the percentage Interest in the Contributed Entity owned by Contributor (or, if owned by an Affiliate of the Contributor, naming such Affiliate and the percentage Interest in the Contributed Entity owned by such Affiliate) on the date hereof. The Contributor Parties have, prior to the date hereof, delivered or made available to the Acquiror Parties, true, correct and complete copies of the Organization Documents of each of the Contributed Entities.

(b)          Except as set forth on Schedule 4.7(b), Contributor is the record and beneficial of, and has good and valid title to, the Contributed Entity Interests, free and clear of all Encumbrances, other than Permitted Encumbrances and restrictions on transfer that may be imposed by state or federal securities Laws or the Organizational Documents of the Contributed Entities. At each Closing hereunder, and except as set forth on Schedule 4.7(b), the delivery by Contributor to Acquiror of the Assignment and Assumption Agreement will vest Acquiror with good and valid title to all of the Contributed Equity Interests with respect to the assets or entities being contributed, free and clear of all Encumbrances other than Permitted Encumbrances and restrictions on transfer that may be imposed by state or federal securities Laws or the Organizational Documents of the Contributed Entities and Encumbrances arising exclusively by, through or under Acquiror or its Affiliates.

(c)          Each Contributed Entity has been duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, and is duly qualified to carry on its business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except as set forth on Schedule 4.7(c) or where the failure to be so qualified has not had or would not be reasonably expected to have, individually or in the aggregate, a Contributor Material Adverse Effect.

(d)          Except as set forth on Schedule 4.7(d), (i) there are no outstanding options, warrants or other securities or subscription, preemptive or other rights convertible into or exchangeable or exercisable for any Interest of any of the Contributed Entities and there are no “phantom stock” rights, stock appreciation rights or other similar rights with respect to any Contributed Entity, (ii) there are no Contracts of any kind to which any Contributed Entity is a party or by which any Contributed Entity is bound, obligating such Contributed Entity to issue, deliver, grant or sell, or cause to be issued, delivered, granted or sold, additional Interests in, or options, warrants or other securities or subscription, preemptive or other rights convertible into, or exchangeable or exercisable for, Interests in, any Contributed Entity, or any “phantom stock” right, stock appreciation right or other similar right with respect to any Contributed Entity, or obligating any Contributed Entity to enter into any such Contract.

(e)          Except as set forth on Schedule 4.7(e), there are no securities or other instruments or obligations of any Contributed Entity, the value of which is in any way based upon or derived from any Interest of any Contributed Entity or having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which any Contributed Entity’s Interest owner may vote.

(f)          Except as set forth on Schedule 4.7(f), there are no Contracts, contingent or otherwise, obligating any Contributed Entity to repurchase, redeem or otherwise acquire any Interest of, the Contributed Entity. There are no voting trusts, registration rights agreements or stockholder agreements to which any Contributed Entity is a party with respect to the voting of the Interests of any such Contributed Entity or with respect to the granting of registration rights for any of the Interests of the Contributed Entity. There are no rights plans affecting any Contributed Entity.

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(g)          Except as set forth on Schedule 4.7(g), the Contributed Entities have no liabilities other than (i) the Permitted Encumbrances, (ii) in connection with future performance obligations under any operating agreement disclosed to the Acquiror Parties, or (iii) those liabilities that will be satisfied at or prior to the applicable Closing with respect to the assets or entities being contributed at such Closing.

(h)          Except as set forth on Schedule 4.7(h), since the formation of the Contributed Entities, each of their sole business is and has been to own (directly or indirectly) one or more of the Contributed Properties and matters relating thereto.

4.8           Litigation. Except as set forth on Schedule 4.8:

(a)          there are no actions, suits, demands, investigations, administrative proceedings, or other proceedings pending before any Governmental Authority or arbitrator or, to the Contributor Parties’ knowledge, threatened orally or in writing, before any Governmental Authority or arbitrator involving the Contributed Interests or against any Contributed Entity, and

(b)          there are no actions, suits, demands, investigations, administrative proceedings, or other proceedings pending before any Governmental Authority or arbitrator or, to the Contributor Parties’ knowledge, threatened orally or in writing, against any member of the Contributor Group that would be reasonably expected to prevent, impair or delay materially the Contributor Parties’ ability to perform their respective obligations under this Agreement and the other Transaction Agreements.

4.9           Compliance with Laws. Except as disclosed on Schedule 4.9, (a) each of the Contributed Entities is, and during the past two years has been, in compliance in all material respects with all applicable Laws, (b) no Contributor Party or Contributed Entity has received written notice of any violation in respect of any applicable Law by any Contributed Entity or with respect to any Contributed Property, (c) no Contributor Party or Contributed Entity has received written or oral notice that any Contributed Entity is under investigation by any Governmental Authority for potential non-compliance in any material respect with any Law, (d) no Contributed Entity is subject to any material outstanding judgment, order, or decree of any Governmental Authority, and (e) no Contributor Party or Contributed Entity has received, nor to the Contributor Parties’ knowledge, has any third Person received, any written notice since January 1, 2016 of a violation of, or a default by, any Contributed Entity with respect to any Law or any decision, ruling, order or award of any Governmental Authority or arbitrator applicable to any Contributed Entity.

4.10         Contributed Entity Agreements. The Contributor Parent has, prior to the date hereof, furnished to Acquiror Parent true, correct and complete copies of the organizational documents of the Contributed Entities and each material Contract to which any member of the Contributor Group is a party with respect to the Contributed Entities.

4.11         Brokers and Other Advisors. Except for Maxim Group LLC, the fees and expenses of which will be paid by the Contributor Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses relating thereto, in connection with the Transactions based upon arrangements made by or on behalf of the Contributor Parent or any of its Subsidiaries.

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4.12         Contributed Properties.

(a)          Schedule 4.12(a)(1) sets forth a list of the address of (i) each real property owned or leased (as lessee or sublessee), including ground leased, by any Contributed Entity as of the date of this Agreement and (ii) each of the Contributed Real Properties (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property are individually referred to herein as a “Contributed Property” and collectively referred to herein as the “Contributed Properties”). Schedule 4.12(a)(2) sets forth the name of the owner of each of the Contributed Properties which, as of the date of this Agreement, is under contract or signed letter of intent for purchase or sale or which is required under a binding contract to be leased or subleased after the date of this Agreement. Except as set forth in Schedule 4.12(a)(3), there are no real properties that any Contributed Entity is obligated to buy, lease or sublease at some future date.

(b)          Except as set forth in Schedule 4.12(b), a Contributor or a Subsidiary thereof, or a Contributed Entity (as the case maybe), owns fee simple title or leasehold title (as applicable) to each of the Contributed Properties, in each case, free and clear of all Encumbrances, except for Permitted Encumbrances. The Contributor Parties have delivered or made available to the Acquiror Parties true, correct and complete copies of all the mortgages, deeds of trust, security agreements and UCC filings (and any promissory notes or guaranties related thereto) with respect to any Indebtedness currently affecting a Contributed Property.

(c)          Except as set forth in Schedule 4.12(c), to the knowledge of the Contributor Parties, the Contributed Properties are supplied with utilities and other services reasonably required for their continued operation as they are now being operated (if at all).

(d)          Except as set forth in Schedule 4.12(d), to the knowledge of the Contributor Parties, no Contributor Party has received (i) written notice that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Contributed Properties or any agreement, easement or other right of an unlimited duration that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Contributed Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Contributed Properties is not in full force and effect as of the date of this Agreement, except for such failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have, a Contributor Material Adverse Effect, or of any pending written threat of modification or cancellation of any of same, that would reasonably be expected to have a Contributor Material Adverse Effect, or (ii) written notice of any uncured violation of any Laws affecting any of the Contributed Properties which, individually or in the aggregate, would reasonably be expected to have a Contributor Material Adverse Effect.

(e)          Except as set forth in Schedule 4.12(e), no condemnation, eminent domain or similar proceeding has occurred or is pending with respect to any owned Contributed Property or, to the knowledge of the Contributor Parties, any Contributed Property leased by any Contributor or any Contributed Entity, that would interfere in any material manner with the current use of the Contributed Properties (assuming its continued use in the manner it is currently used), or otherwise would impair in any material manner the current operations of such Contributed Properties (assuming its continued use in the manner it is currently operated), where such interference or impairment, individually or in the aggregate, would reasonably be expected to have a Contributor Material Adverse Effect, and to the knowledge of the Contributor Parties, no Contributor Party has received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened for any Contributed Property, that would interfere in any material manner with the current use of the Contributed Properties (assuming its continued use in the manner it is currently used), or otherwise would impair in any material manner the current operations of such Contributed Properties (assuming its continued use in the manner it is currently operated), where such interference or impairment, individually or in the aggregate, would reasonably be expected to have a Contributor Material Adverse Effect, or (ii) any zoning regulation or ordinance (including with respect to parking), building, fire, health or other Law has been violated (and remains in violation) for any Contributed Property, where such violation, individually or in the aggregate, would reasonably be expected to have a Contributor Material Adverse Effect.

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(f)          True and complete copies of all leases (including ground leases) affecting the Contributed Properties (individually referred to herein as a “Contributed Lease” and collectively referred to herein as the “Contributed Leases”), in each case, as such Contributed Lease is in effect as of the date hereof, together with all amendments, modifications, supplements, renewals and extensions through the date hereof related thereto, have been delivered or made available to Acquiror Parties. A list of the Contributed Leases is set forth in Schedule 4.12(f). Except as set forth in Schedule 4.12(f), (i) to the knowledge of the Contributor Parties, no party is in breach or violation of, or default under, any Contributed Lease and (ii) each Contributed Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the applicable Contributor or Contributed Entity and, to the knowledge of the Contributor Parties, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). No Contributed Entity is party to any oral Contributed Entity Lease.

(g)          Except as set forth in Schedule 4.12(g), as of the date of this Agreement, (i) no purchase option has been exercised under any Contributed Lease and (ii) to the knowledge of the Contributor Parties, no holder of a purchase option under any Contributed Lease has provided written notice to any Contributor Party of its intention to exercise such option; in each case, for which the purchase has not closed prior to the date of this Agreement.

(h)          Except for Permitted Encumbrances or as set forth in Schedule 4.12(h), (i) there are no unexpired options to purchase, rights of first refusal or first offer or any other rights to purchase or otherwise acquire any Contributed Property or any portion thereof that have been granted by any Contributor or any Contributed Entity that would materially adversely affect the Contributor’s or any Contributed Entity’s ownership, ground lease or right to use a Contributed Property and, individually or in the aggregate, would reasonably be expected to have a Contributor Material Adverse Effect, and (ii) there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Contributed Property or any portion thereof that is owned by any Contributed Entity, which, in each case, is in favor of any party other than the Contributed Entity (a “Contributed Third Party”).

(i)          Except as set forth in Schedule 4.12(i), no Contributed Entity is a party to any agreement pursuant to which the Contributed Entity manages or manages the development of any real property for any Contributed Third Party.

(j)          True and complete copies of title insurance policies or valid marked-up title commitments evidencing title insurance with respect to the Contributed Properties (each, a “Contributed Title Insurance Policy” and, collectively, the “Contributed Title Insurance Policies”) have been delivered or made available to Acquiror Parties. To the knowledge of the Contributor Parties, no written claim has been made against any Contributed Title Insurance Policy, which, individually or in the aggregate, would reasonably be expected to have a Contributor Material Adverse Effect.

(k)          Schedule 4.12(k) lists each Contributed Property which is (i) under development as of the date hereof, and describes the status of such development as of the date hereof, and (ii) which is subject to a binding agreement for development or commencement of construction by a Contributor or the Contributed Entity.

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(l)          Except as set forth in Schedule 4.12(l), (i) each Contributed Entity has good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (in each case other than property owned by tenants and used or held in connection with the applicable tenancy), and (ii) the Contributor has all necessary development rights; except (in each case) as, individually or in the aggregate, has not had and would not reasonably be expected to have, a Contributor Material Adverse Effect. No Contributor’s or Contributed Entity’s ownership of or leasehold interest in any such personal property is subject to any Encumbrances, except for Permitted Encumbrances.

(m)          Schedule 4.12(m) lists the parties currently providing third-party property management services to a Contributed Entity or with respect to a Contributed Property which provide for payment in any year in excess of $25,000 and the number of facilities currently managed by each such party.

(n)          Except as set forth on Schedule 4.12(n), no Contributor Party has any knowledge of (i) any structural defects relating to any Contributed Property, (ii) Contributed Properties whose building systems are not in working order, or (iii) physical damage to any Contributed Property for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit) except, in each case, as would not result in a Contributor Material Adverse Effect.

(o)          Except as set forth in Schedule 4.12(o), (i) no Contributed Entity is an obligor under any Indebtedness and (ii) no Contributed Property is subject to any Indebtedness.

(p)          Schedule 4.12(p) lists all buildings, fixtures or items of personal property (having a value in excess of $25,000) owned by the Contributor Parties or a Subsidiary (other than the Contributed Entities) that are intended to be sold or transferred to the Acquiror pursuant hereto.

4.13         Taxes. Except as would not have a Contributor Material Adverse Effect or as disclosed on Schedule 4.13, (a) all Tax Returns and reports required to be filed with respect to each Contributed Entity and Contributed Property have been timely filed (after giving effect to any properly filed extensions) and all such Tax Returns and reports are accurate and complete in all material respects, and all Taxes required to be paid have been paid; and (b) no deficiencies for any Taxes have been proposed, asserted or assessed with respect thereto, and no requests for waivers of the time to assess any such Taxes are pending.

4.14         Insurance. Each Contributed Entity has in place the public liability, casualty, property and other insurance coverages with respect to its business and assets consistent with the types and coverages of insurance maintained by comparable entities in accordance with prudent business practices, and in all cases required under the terms of any Contract or other obligation to which the Contributed Entities are parties or to which they or their assets are subject. Each of such insurance policies is in full force and effect in all material respects and all premiums due and payable thereunder have been fully paid when due. None of the Contributed Entities has received from any insurance company any notice of cancellation or intent to cancel any such insurance policy or any coverage thereunder.

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4.15         Hazardous Materials. Except as may be disclosed in writing in any written documentation or materials delivered or made available to the Acquiror Parties, and further except as disclosed on Schedule 4.15, to the knowledge of the Contributor Parties (i) no Contributor Party or Contributed Entity has received any written notice from the United States Environmental Protection Agency or other Governmental Authority or any other Person claiming any current violation of, or requiring current compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any release of Hazardous Materials in, on, under, or upon any of the Contributed Properties, where such violation, non-compliance or demand for payment or contribution would be reasonably expected to have, individually or in the aggregate, a Contributor Material Adverse Effect, and (ii) no litigation is pending, or has been threatened in writing in the last twelve (12) months, with respect to Hazardous Materials located in, on, under or upon any of the Contributed Properties, by any Governmental Authority or any other Person, that has had or would be reasonably expected to have, individually or in the aggregate, a Contributor Material Adverse Effect.

4.16         Affiliate Transactions. Since January 1, 2016, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been otherwise disclosed in the documents filed by the Contributor Parent under the Exchange Act since such date.

4.17         Certain Business Practices. Since January 1, 2016, neither the Contributor Parent nor any of its Subsidiaries (nor, to the knowledge of the Contributor Parties, any of their respective officers, directors, employees or agents) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or foreign jurisdiction and was intended to benefit any Contributed Entity.

4.18         FIRPTA. Neither Contributor nor Contributor Parent is a “foreign person” within the meaning of Code Section 1445(f)(3), and shall certify to that effect and certify its taxpayer identification number at each Closing pursuant to Code Section 1445(b)(2).

4.19         Intellectual Property. No Contributed Entity: (a) owns any patents, registered trademarks, or registered copyrights, (b) has any pending applications or registrations for any trademarks, patents or copyrights or (c) is a party to any Contracts with respect to an exclusive license by such Contributed Entity of any trademarks or patents. Except as, individually or in the aggregate, would not reasonably be expected to have a Contributor Party Material Adverse Effect, (i) no Intellectual Property (as defined in Section 5.19(i)(i)) used by any Contributed Entity infringes or is alleged to infringe any Intellectual Property rights of any third party, (ii) to the Knowledge of Contributor Parties, no Person is misappropriating, infringing or otherwise violating any Intellectual Property of any Contributed Entity, and (iii) each Contributed Entity owns or is licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of such Contributed Entity as it is currently conducted. Since December 31, 2015, no Contributor Party has received any written or, to the Knowledge of Contributor Party, verbal complaint, claim or notice alleging misappropriation, infringement or violation of any Intellectual Property rights of any third party.

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4.20         Limitations. EXCEPT AS AND TO THE EXTENT EXPRESSLY REPRESENTED OTHERWISE HEREIN, THE CONTRIBUTOR PARTIES EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (III) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ACQUIROR PARTIES OR THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, EXCEPT AS PROVIDED TO THE CONTRARY IN THIS AGREEMENT, THE CONTRIBUTED ENTITY INTERESTS AND THE CONTRIBUTED PROPERTIES ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS.

4.21         Knowledge. As used in this Agreement, except as otherwise expressly stated, “to the knowledge of the Contributor Parties”, “to the Contributor Parties’ knowledge”, or phrases of similar import mean to the actual knowledge of Suneet Singal and any other executive officer of a Contributor Party (as such term is defined in Exchange Act Rule 3b-7).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF ACQUIROR PARTIES

The Acquiror Parties jointly and severally represent and warrant to the Contributor Parties as follows:

5.1           Existence and Qualification.

(a)          Each Acquiror Party is a corporation or limited liability company, as the case may be, that is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, and is duly qualified to carry on its business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified has not had or would not be reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

(b)          Schedule 5.1 hereof sets forth the name and jurisdiction of incorporation or organization of each Subsidiary of the Acquiror Parent, and the name of each jurisdiction where such Subsidiary is qualified or required to be qualified to do business. Each such Subsidiary has been duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, and is duly qualified to carry on its business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified has not had or would not be reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect. Except as set forth on Schedule 5.1 all of the securities or other Interests of each such Subsidiary are wholly owned, directly or indirectly, by the Acquiror Parent.

5.2           Power. Each Acquiror Party has the corporate or limited liability company, as the case may be, power and authority to enter into and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party and to consummate the Transactions contemplated by this Agreement and such other Transaction Agreements.

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5.3           Authorization and Enforceability. The execution, delivery and performance of this Agreement and each other Transaction Agreement to which such Acquiror Party is a party, and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of each Acquiror Party. This Agreement has been duly executed and delivered by each Acquiror Party, and at each Closing each other Transaction Agreement to which an Acquiror Party is a party with respect to the assets or entities being contributed or the consideration therefor, will have been duly executed and delivered by such Acquiror Party, and this Agreement constitutes the valid and binding obligation of each Acquiror Party, and at each Closing each other Transaction Agreement to which an Acquiror Party is a party with respect to the assets or entities being contributed or the consideration therefor, will constitute the valid and binding obligation of such Acquiror Party, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4           No Conflicts. Except as required under the HSR Act, filings that will be made pursuant to the rules and regulations of NASDAQ and filings pursuant to applicable federal and state securities Laws and assuming the receipt of the Acquiror Required Consents, the execution, delivery and performance of this Agreement by each Acquiror Party, and the consummation of the Transactions contemplated by this Agreement and the other Transaction Agreements, do not and will not (a) violate any provision of the Organizational Documents of the Acquiror Parties, (b) result in a breach of or default (with due notice or lapse of time or both) or the creation of any Encumbrance or give rise to any right of termination, cancellation, or acceleration under any note, bond, mortgage, indenture, or other financing instrument or any Contract or other contract or agreement to which any member of the Acquiror Group is a party or by which any of them is bound or to which any of their assets or properties is subject, (c) violate any judgment, order, ruling, or decree applicable to any member of the Acquiror Group or to which such member is a party in interest, or (d) violate any Law applicable to any member of the Acquiror Group, except any matters described in clauses (b), (c), or (d) above which would not have an Acquiror Material Adverse Effect.

5.5           Consents, Approvals or Waivers. Except as required under (a) the HSR Act, (b) filings that will be made pursuant to the rules and regulations of NASDAQ and filings pursuant to applicable federal and state securities Laws, (c) the Acquiror Required Consents, as set forth on Schedule 5.5 hereto, the execution, delivery and performance of this Agreement and the other Transaction Agreements to be executed by the Acquiror Parties will not be subject to any consent, approval or waiver from any Governmental Authority or other third Person except for consents and approvals of Governmental Authorities that are customarily obtained after a Closing.

5.6           Litigation. Except as disclosed on Schedule 5.6:

(a)          there are no actions, suits, demands, investigations, administrative proceedings, or other proceedings pending before any Governmental Authority or arbitrator or, to the knowledge of the Acquiror Parties, threatened orally or in writing, before any Governmental Authority or arbitrator against either Acquiror Party or any Affiliate of an Acquiror Party that have had or would be reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect; and

(b)          there are no actions, suits, demands, investigations, administrative proceedings, or other proceedings pending before any Governmental Authority or arbitrator or, to the knowledge of the Acquiror Parties, threatened orally or in writing, against any member of the Acquiror Group that would be reasonably expected to prevent, impair or delay materially the Acquiror Parties’ ability to perform their respective obligations under this Agreement and the other Transaction Agreements.

5.7           Investment Company. Neither Acquiror Party is now, and immediately after the issuance the Acquiror Parent Shares pursuant to the Transaction, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

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5.8           Independent Investigation. Acquiror and Acquiror Parent are (or its advisors are) experienced and knowledgeable in the real estate investment business and aware of the risks of that business. Acquiror and Acquiror Parent acknowledge and affirm that (a) each of them has completed such independent investigation, verification, analysis and evaluation of the Contributed Properties and has made all such reviews and inspections of the Contributed Properties as it has deemed necessary or appropriate to enter into this Agreement, and (b) if any Closing occurs, each of them will be deemed to have completed its independent investigation, verification, analysis, and evaluation of the Contributed Properties contributed at such Closing and made all such reviews and inspections of the Contributed Properties as it will have deemed necessary or appropriate to consummate the Transactions contemplated hereby.

5.9           Brokers and Other Advisors. Except for Sandler O’Neill & Partners, L.P., the fees and expenses of which will be paid by the Acquiror Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses relating thereto, in connection with the Transactions based upon arrangements made by or on behalf of the Acquiror Parent or any of its Subsidiaries.

5.10         Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to the knowledge of the Acquiror Parties, threatened, against either Acquiror Party or any other member of the Acquiror Group (whether by a member of the Acquiror Group or a third Person). The Acquiror Parties are not entering into this Agreement with actual intent to hinder, delay, or defraud any creditor. Immediately prior to, and immediately subsequent to, any Closing, (a) neither Acquiror Party will have incurred, nor does it intend to or believe that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as such debts mature or come due (taking into account the timing and amounts of cash to be received from any source, and amounts to be payable on or in respect of debts), (b) the amount of cash available to each Acquiror Party after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of debts, when such amounts are required to be paid, and (c) each Acquiror Party will have sufficient capital with which to conduct its business.

5.11         Valid Issuance. At each Closing, the Transaction Shares to be issued thereat will be duly authorized, validly issued, fully paid and non-assessable and will be free of any Encumbrances, other than restrictions on transfer under federal and state securities Laws and will not be subject to preemptive rights. The Acquiror Parent Shares comprising the Purchase Price will be issued and granted in compliance in all material respects with (a) all applicable securities and other Laws and (b) all requirements set forth in applicable Contracts of Acquiror Parent.

5.12         Capitalization.

(a)          As of the date hereof, the authorized capital of Acquiror Parent consisted solely of (i) Fifty Million (50,000,000) shares of common stock, par value $0.01 per share, of which 4,418,266 shares were issued and outstanding, and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding.

(b)          All of the issued and outstanding shares of Acquiror Parent Shares are duly authorized and validly issued in accordance with the Organizational Documents of Acquiror Parent, are fully paid and non-assessable, and were not issued in violation of any preemptive rights, rights of first refusal, or other similar rights of any Person.

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(c)          Except as disclosed on Schedule 5.12(c), there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate Acquiror Parent to issue or sell any equity interests of Acquiror Parent or of any other member of the Acquiror Group or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in Acquiror Parent or any other member of the Acquiror Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d)           Acquiror Parent does not have any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in Acquiror Parent or any other member of the Acquiror Group on any matter pursuant to such outstanding bonds, debentures, notes or other obligations.

5.13         SEC Documents.

(a)          Acquiror Parent has timely filed with or furnished the Commission since January 1, 2016 with all SEC Documents required to be filed or furnished by it. The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished SEC Document filed or furnished prior to the Execution Date) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) in the case of the Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and subject, in the case of interim financial statements, to normal year-end adjustments, and (v) in the case of the Financial Statements, fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of Acquiror Parent as of the dates and for the periods indicated therein.

(b)          The Acquiror Parent has heretofore furnished to the Contributor Parent true, correct and complete copies of any and all submission, filings, amendments or modifications (including Commission comments and responses to Commission comments) which have either (i) not been filed with the Commission but which are expected to be filed in the same or in a similar form, or (ii) which are not currently publicly available on the Commission’s EDGAR system. In addition, the Acquiror Parent has heretofore furnished to the Contributor Parent in unredacted form true, correct and complete copies of each Exhibit filed with the Commission and reflected in the Acquiror Parent’s Annual Report on Form 10-K for the year ended December 31, 2016 or on Forms 10-Q or 8-K for any later date or period, which has been filed in redacted form pursuant to a confidential treatment request.

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5.14         No Indebtedness or Liabilities.

(a)          There is no Indebtedness or other liabilities of or with respect to the Acquiror Group that would be required by GAAP to be reserved, reflected, or otherwise disclosed on a consolidated balance sheet of Acquiror Parent other than (i) liabilities reserved, reflected, or otherwise disclosed in the consolidated balance sheet of Acquiror Parent as of December 31, 2016 (including the notes thereto) included in the Financial Statements, (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2016, (iii) fees and expenses incurred in connection with the Transactions contemplated by this Agreement and the other Transaction Agreements or (iv) liabilities that would not reasonably be expected to have an Acquiror Material Adverse Effect.

(b)          Except as disclosed on Schedule 5.14(b), the Acquiror Group has no Environmental Liabilities.

(c)          The aggregate Indebtedness of the Acquiror Group to Dr. Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror (collectively, the “Executives”) for accrued compensation for services, reimbursement obligations or other matters through September 30, 2016 (whether or not the same are due and payable) are $6,381,219, $2,019,692, and $525,000, respectively and as of June 30, 2017, the Acquiror Parent expects the amount of these accrued liabilities to be equal to approximately $4,767,500, $1,224,500 and $1,515,000, respectively.

5.15         Internal Controls; Listing Exchange.

(a)          Acquiror Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by Acquiror Parent in the reports it files or submits to the Commission under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the Commission, and that such material information is accumulated and communicated to Acquiror Parent’s management as appropriate to allow timely decisions regarding required disclosure.

(b)           Since January 1, 2016, (i) Acquiror Parent has not been advised by its independent auditors of any significant deficiency or material weakness in the design or operation of internal controls that could adversely affect Acquiror Parent’s internal controls, (ii) Acquiror Parent has no knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Acquiror Parent’s internal controls, and (iii) there have been no changes in internal controls or, to the knowledge of the Acquiror Parties, in other factors that could reasonably be expected to materially affect internal controls, including any corrective actions with regard to any significant deficiency or material weakness.

(c)          Except as disclosed on Schedule 5.15(c), the Acquiror Parent Shares are listed on NASDAQ, and Acquiror Parent has not received any notice of delisting from NASDAQ. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of NASDAQ, preventing or suspending trading in any securities of Acquiror Parent has been issued, and no proceedings for such purpose are, to the knowledge of the Acquiror Parties, pending, contemplated or threatened. Acquiror Parent has taken no action that is designed to terminate, or would have the effect of terminating, the registration of the Acquiror Parent Shares under the Exchange Act or the delisting of the Acquiror Parent Shares from NASDAQ or any other securities exchange.

5.16         Compliance with Laws. Except as disclosed on Schedule 5.16, (a) each Acquiror Party is, and during the past two years has been, in compliance in all material respects with all applicable Laws, (b) no Acquiror Party has received written notice of any violation in any respect of any applicable Law, (c) no Acquiror Party has received written or oral notice that it is under investigation by any Governmental Authority for potential non-compliance in any material respect with any Law, (d) no Acquiror Party is subject to any material outstanding judgment, order or decree of any Governmental Authority, and (e) no member of the Acquiror Group has received nor, to the Acquiror Parties’ knowledge, has any third Person received, any written notice since January 1, 2016 of a violation of or a default by such Person with respect to any Law or any decision, ruling, order or award of any Governmental Authority or arbitrator applicable to any member of the Acquiror Group.

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5.17         Affiliate Transactions. Since January 1, 2016, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been otherwise disclosed in the Acquiror Parent’s SEC Documents filed prior to the date hereof.

5.18         Certain Business Practices. Since January 1, 2016, neither the Acquiror Parent nor any of its Subsidiaries (nor, to the knowledge of the Acquiror Parties, any of their respective officers, directors, employees or agents) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or foreign jurisdiction.

5.19         Intellectual Property.

(a)          The members of the Acquiror Group own solely and exclusively all Intellectual Property that the Acquiror Group owns or purports to own (“Acquiror Intellectual Property”) free and clear of all Encumbrances.

(b)          The members of the Acquiror Group have sufficient rights to use all Intellectual Property used in their respective businesses as presently conducted, all of which rights shall survive the consummation of the Transactions contemplated by this Agreement. The Acquiror Intellectual Property is subsisting, and the issued or granted Registered Intellectual Property included therein is valid and enforceable. No Acquiror Intellectual Property is subject to any outstanding order, judgment, decree or agreement adversely affecting the Acquiror’s or its Subsidiaries’ use of, or its rights to, such Intellectual Property.

(c)          Neither the Acquiror nor any of its Subsidiaries is infringing, misappropriating, or otherwise violating, or has infringed, misappropriated, or otherwise violated the valid and enforceable Intellectual Property rights of any Person during the six year period immediately preceding the date of this Agreement, and there are no pending, outstanding, or, to the knowledge of the Acquiror Parties, threatened oral or written notices (including invitations to take a license), actions, suits, claims, investigations or other legal proceedings asserting the same.

(d)          To the knowledge of the Acquiror Parties, no third party is infringing, misappropriating or otherwise violating any Acquiror Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

(e)          Except as would not result in a Acquiror Material Adverse Effect, the Acquiror Parent and each of its Subsidiaries have taken all reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned by the Acquiror or any of its Subsidiaries, and to the knowledge of the Acquiror Parties, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to appropriate non-disclosure and/or license agreements or obligations.

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(f)          To the knowledge of the Acquiror Parties, the Acquiror Parent and each of its Subsidiaries have obtained from all parties (including current or former employees, officers, directors, consultants and contractors) who have created or developed any portion of, or otherwise who would have any rights in or to, Acquiror Intellectual Property assignments of any work, invention, improvement or other rights in or to such Acquiror’s Intellectual Property to the Acquiror or its Subsidiaries except where the failure to do so would not result in an Acquiror Material Adverse Effect.

(g)          The IT Assets owned or used by the Acquiror or any of its Subsidiaries operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Acquiror and its Subsidiaries in connection with their business. To the knowledge of the Acquiror Parties, no Person has gained unauthorized access to such IT Assets. The Acquiror and each of its Subsidiaries implements commercially reasonable measures designed to (A) protect the confidentiality, integrity and security of its IT Assets and the information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties, (B) prevent the introduction of “back door,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” and other malicious code into software used in the business of the Acquiror and its Subsidiaries in a manner consistent with industry practice and (C) the Acquiror and its Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices.

(h)          Schedule 5.19(h) sets forth (i) all trademarks and service marks registered or applied for by any member of the Acquiror Group or which any member of the Acquiror Group has a license or other right to use, anywhere in the world, and (ii) all Uniform Resource Locators (“urls”) and websites maintained by or for any member of the Acquiror Group.

(i)          For purposes of this Agreement, the following terms have the following meanings:

(i)          “Intellectual Property” means, anywhere in the world, all (A) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (B) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (C) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, “Trade Secrets”); (D) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (E) all other intellectual property or proprietary rights.

(ii)         “IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

(iii)        “Registered” means issued by, registered with or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

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5.20         Taxes.

(a)          Except as would not have an Acquiror Material Adverse Effect or as disclosed on Schedule 5.20(a), (a) all Tax Returns and reports required to be filed with respect to each member of the Acquiror Group and real property owned by such members have been timely filed (after giving effect to any properly filed extensions) and all such Tax Returns and reports are accurate and complete in all material respects, and all Taxes required to be paid have been paid; and (b) no deficiencies for any Taxes have been proposed, asserted or assessed with respect thereto, and no requests for waivers of the time to assess any such Taxes are pending.

(b)          Except as set forth on Schedule 5.20(b), no audits, examination or investigations by any Governmental Authority relating to any Tax Returns of any member of the Acquiror Group are in progress or, to the knowledge of the Acquiror Parties, contemplated.

(c)          Neither Acquiror nor Acquiror Parent is a “foreign person” within the meaning of Code Section 1445(f)(3), and shall certify to that effect and certify its taxpayer identification number at each Closing pursuant to Code Section 1445(b)(2).

5.21         Insurance. Each member of the Acquiror Group has in place the public liability, casualty, property and other insurance coverages with respect to its business and assets consistent with the types and coverages of insurance maintained by comparable entities in accordance with prudent business practices, and in all cases required under the terms of any Contract or other obligation to which the members of the Acquiror Group are parties or to which they or their assets are subject. Each of such insurance policies is in full force and effect in all material respects and all premiums due and payable thereunder have been fully paid when due. No member of the Acquiror Group has received from any insurance company any notice of cancellation or intent to cancel any such insurance policy or any coverage thereunder.

5.22         Labor.

(a)          None of the employees of any member of the Acquiror Group are represented by any collective bargaining or similar agreement. The Acquiror Parent is not aware of any current or planned unionization effort with respect to employees of any member of the Acquiror Group.

(b)          Except as disclosed on Schedule 5.22(b) hereof, none of the members of the Acquiror Group is the sponsor of any defined benefit, defined contribution or similar pension or Employee Benefit Plan. In addition, no member of the Acquiror Group is a party to any multiemployer pension plan or similar plan.

(c)          All salaries, benefits and other compensation which are required to be paid to any employees of the members of the Acquiror Group have been so paid, except for amounts not yet due and payable.

(d)          There has not been, since January 1, 2016, any labor dispute, walkout, strike or similar unrest affecting employees of any member of the Acquiror Group.

5.23         Hazardous Materials. To the knowledge of the Acquiror Parties, no Hazardous Materials are stored or have been used on any of the properties which any member of the Acquiror Group owns or leases or on which the business activities of any member of the Acquiror Group have been conducted, except in conformance with all applicable Environmental Laws.

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5.24         Certain Business Practices. Since January 1, 2016, neither the Acquiror Parent nor any of its Subsidiaries (nor, to the knowledge of the Acquiror Parties, any of their respective officers, directors, employees or agents) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or foreign jurisdiction.

5.25         Absence of Certain Changes. Except as disclosed on Schedule 5.25, there has not occurred any event, occurrence, change, discovery or development of a state of circumstances or facts which would, individually or in the aggregate, reasonably be expected to result in an Acquiror Material Adverse Effect.

5.26         Limitations. EXCEPT AS AND TO THE EXTENT EXPRESSLY REPRESENTED OTHERWISE HEREIN, THE ACQUIROR PARTIES EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, AS TO ANY MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO THE CONTRIBUTOR PARTIES OR THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.27         Knowledge. As used in this Agreement, “to the knowledge of the Acquiror Parties”, “to Acquiror Parties’ knowledge”, or phrases of similar import means to the actual knowledge of Dr. Dolev Rafaeli and Dennis M. McGrath.

ARTICLE 6

COVENANTS OF THE PARTIES

6.1           Access to Acquiror Group. Subject to the limitations expressly set forth in this Agreement, the Acquiror Parties shall, and shall cause the members of the Acquiror Group to, provide Contributor Parent and its representatives access to the premises, properties, personnel, books, records (including Tax records), Contracts and documents of the Acquiror Parties and access to and the right to copy the books and records of the members of the Acquiror Group in possession or control of any of the members of the Acquiror Group for the purpose of conducting a confirmatory review of the Acquiror Parties and the members of the Acquiror Group but only to the extent the Acquiror Parties have authority to grant such access without breaching any obligation of confidentiality binding on the Acquiror Parties or any of their Affiliates. Such access by Contributor Parent shall be limited to normal business hours, and Acquiror Parties’ investigation shall be conducted in a manner that minimizes interference with the operation of the business of the Acquiror Group.

6.2           Access to Contributor Group. Subject to the limitations expressly set forth in this Agreement, the Contributor Parties shall, and shall cause the members of the Contributor Group to, provide Acquiror Parent and its representatives access to premises, properties, personnel, books, records (including Tax records), Contracts and documents of the Contributed Entities and relating to the Contributed Entity Interests or the Contributed Properties and access to and the right to copy the books and records of the members of the Contributor Group relating to the Contributed Entities, the Contributed Entity Interests or the Contributed Properties in possession or control of any of the members of the Contributor Group for the purpose of conducting a confirmatory review of the Contributed Entities, Contributed Entity Interests and Contributed Properties, but only to the extent the Contributor Parties have authority to grant such access without breaching any obligation of confidentiality binding on the Contributor Parties or any of their Affiliates. Such access by Acquiror shall be limited to normal business hours, and Acquiror’s investigation shall be conducted in a manner that minimizes interference with the operation of the business of Contributor Group.

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6.3           Press Releases. Neither the Contributor Parties nor the Acquiror Parties, nor any Affiliate thereof, shall make any press release or public disclosure regarding the existence of this Agreement, the contents hereof, or the transactions contemplated hereby without the prior written consent of Acquiror Parent (in the case of announcements by Contributor or its Affiliates) or Contributor Parent (in the case of announcements by Acquiror Parties or their Affiliates), which consent, in each case, may be withheld for any reason or no reason; provided, however, the foregoing shall not restrict disclosures by Acquiror Parties or Contributor Parties (a) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, (b) to Governmental Authorities and third Persons holding rights of consent or other rights that may be applicable to the Transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents, (c) to such Party’s investors and members, including each Parties’ Affiliates’ investors and limited partners, and to prospective investors or other Persons as part of fundraising or marketing activities undertaken by such Parties’ Affiliates provided such disclosures are made to Persons subject to an obligation of confidentiality with respect to such information or (d) as may be necessary for, or permitted pursuant to, the exercise of the rights and fulfillment of the obligations of a Party under this Agreement. Contributor and Parties and Acquiror Parties shall each be liable for the compliance of its respective Affiliates with the terms of this Section 6.3. The Parties agree that neither Acquiror Parties nor Contributor Parties will have an adequate remedy at law if any of the foregoing Persons violate (or threaten to violate) any of the terms of this Section 6.3. In such event, Acquiror Parties or Contributor Parties, as applicable, shall have the right, in addition to any other it may have, to obtain injunctive relief to restrain any breach or threatened breach of the terms of this Section 6.3 without the posting of any bond.

6.4           Operation of Business of Acquiror Parties. Until December 31, 2017 (or, if all Closings have occurred prior thereto, the date of the final Closing pursuant hereto), the Acquiror Parties shall, and shall cause each other member of the Acquiror Group to, operate its business in the ordinary course, and, without limiting the generality of the foregoing and, except as otherwise expressly contemplated by this Agreement or except as otherwise consented to in writing by the Contributor Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Acquiror Parties shall, and shall cause each other member of the Acquiror Group to:

(a)          not offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any securities or other Interests in any member of the Acquiror Group (including, without limitation, rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind) or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any Interests in any member of the Acquiror Group, other than (i) issuances of Acquiror Parent Shares pursuant to options or warrants outstanding on the date hereof and disclosed on Schedule 5.12(c) hereof in accordance with the terms thereof, and (ii) issuances of Interests by any wholly-owned Subsidiary of a member of the Acquiror Group to another wholly-owned Subsidiary of a member of the Acquiror Group;

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(b)          not make any investment in or acquire Interests or other securities of, or make any capital contribution to, any Person other than a wholly-owned Subsidiary of a member of the Acquiror Group;

(c)          except as disclosed on Schedule 6.4(c), or as specifically contemplated hereby, not amend any of the Organizational Documents of any member of the Acquiror Group;

(d)          not declare or pay any dividend or make any distribution to its security holders;

(e)          not approve any expenditure that is outside of the ordinary course of business and that is anticipated to cost more than fifty thousand dollars ($50,000) per activity or series of related activities (excepting, in each case, emergency operations required under presently existing contractual obligations and operations necessary to avoid material monetary penalty or forfeiture or nonconsent penalty under any provision of any applicable Contract or order of any Governmental Authority, all of which will be deemed to be approved, provided Acquiror Parent promptly notifies Contributor Parent of any such emergency operation);

(f)          not transfer, sell, hypothecate, encumber, or otherwise dispose of any of their assets, except for (i) sales and dispositions made in the ordinary course of business and (ii) other sales and dispositions of assets individually or in the aggregate not exceeding fifty thousand dollars ($50,000);

(g)          not (i) take any action to terminate, materially amend, or extend any Material Contract or (ii) enter into any agreement that, if in existence at the Execution Date would be a Material Contract unless terminable without penalty on sixty (60) days or shorter notice;

(h)          maintain insurance coverage on the Acquiror Group and their assets in the amounts and of the types presently in force and not make any election to be excluded from any such coverage;

(i)          maintain in full force and effect all Contracts (except for the termination of such Contract by its own terms);

(j)          not incur any Indebtedness or take or fail to take any action that would cause a lien or encumbrance to arise or exist on their material assets or otherwise allow a lien to attach to or encumber the Assets;

(k)          maintain all material permits and approvals issued by Governmental Authorities affecting the Acquiror Group and its material assets;

(l)          use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchises of the Acquiror Group and to preserve the rights, franchises, goodwill and relationships with their service providers, customers, lenders, suppliers, regulators and others having business relationships with the Acquiror Group;

(m)          not waive, release, assign, settle or compromise any claim, action or proceeding relating to a member of the Acquiror Group or any of their Assets except for claims involving a dollar amount of $50,000 or less and that do not impose any restrictions on the Company’s ability to engage in any line of business or would reasonably be expected to have an Acquiror Material Adverse Effect;

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(n)          except as specified on Schedule 6.4(n), not file any amended Tax Return, revoke or change any Tax election, change a Tax accounting period, enter into any closing agreement with respect to Taxes, settle any Tax claim or assessment unless in connection with an ongoing audit, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, in each case that would be reasonably likely to have the effect of materially increasing the Tax liability of the Acquiror Group for any period after the Initial Closing Date;

(o)          not, except as required by the terms of any Employee Benefit Plan of any member of the Acquiror Group as in effect on the date hereof or as described in Schedule 6.4(o), (i) grant, increase or accelerate the vesting or payment of, or announce or promise to grant, increase or accelerate the vesting or payment of, any wages, salaries, bonuses, incentives, severance pay, other compensation, pension or other benefits payable or potentially available (including amounts payable to the Executives whether before or after the June 30, 2017 date referred to in Section 5.14(c) that are consistent with Section 5.14(c) and existing employment agreements and other compensation arrangements) to any Employee of any member of the Acquiror Group; or (ii) establish, adopt or amend (or promise to take any such action(s)) any Employee Benefit Plan of any member of the Acquiror Group or any benefits potentially available thereunder applicable to any employee thereof;

(p)          not take any action to delist the Acquiror Parent Shares from NASDAQ or the Tel Aviv Stock Exchange or to list the Acquiror Parent Shares on any other securities exchange or securities trading or quotation system;

(q)          not adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization or otherwise effect any transaction whereby by any Person or group acquires more than a majority of the outstanding equity interests of any member of the Acquiror Group;

(r)          not take any action that would or would reasonably be expected to prevent or materially delay any Closing or the consummation of the Transactions;

(s)          not merge with or into or consolidate with any other entity, acquire or dispose of any material amount of assets outside of the ordinary course of business or engage in any other transaction outside the ordinary course of business;

(t)          not take any action or fail to take any action that would reasonably be expected to cause Acquiror or any other member of the Acquiror Group that is not currently treated as a corporation for U.S. federal Income Tax purposes, to not be treated as a corporation;

(u)          not repurchase or otherwise acquire any shares of its capital stock for less than fair market value (other than (i) the repurchase, redemption or other acquisition or retirement for value of any such capital stock held by any current or former director or employee of any member of the Acquiror Group pursuant to any director or employee equity subscription agreement or plan, stock option agreement or similar agreement or plan or (ii) in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise); or declare, set aside or pay any dividend or other distribution payable in cash, shares of its capital stock, property, rights or otherwise with respect to any shares of its capital stock;

(v)         not take (or omit to take) any action that would cause the Acquiror to become a Shell Company (as defined in Section 405 of the Securities Act); and

(w)          not agree or commit to do any of the foregoing.

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6.5           Operation of Business of Contributor Parties. Until December 31, 2017 (or, if all Closings have occurred prior thereto, the date of the final Closing pursuant hereto), the Contributor Parties shall, and shall cause each other member of the Contributor Group to, operate the Contributed Entities, the Additional Contributed Entities and the Contributed Properties, prior to their transfer to the Acquiror, in the ordinary course, and, without limiting the generality of the foregoing and, except as otherwise expressly contemplated by this Agreement or except as otherwise consented to in writing by the Acquiror Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Contributor Parties shall, and shall cause each other member of the Contributor Group to:

(a)          not offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Contributed Interests or Additional Contributed Interest (including, without limitation, rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind) or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any Contributed Interests or Additional Contributed Interests;

(b)          not amend any of the Organizational Documents of any Contributed Entity or Additional Contributed Entity;

(c)          not permit any Contributed Entity or Additional Contributed Entity to declare or pay any dividend or make any distribution to its security holders;

(d)          not approve any expenditure by a Contributed Entity or Additional Contributed Entity that is outside of the ordinary course of the business of the Contributed Entity or Additional Contributed Entity;

(e)          not transfer, sell, hypothecate, encumber, or otherwise dispose of any Contributed Properties or Additional Contributed Properties;

(f)          not (i) take any action to terminate, materially amend, or extend any Material Contract relating to a Contributed Entity or Additional Contributed Entity or (ii) enter into any agreement that, if in existence at the Execution Date would be a Material Contract of a Contributed Entity or Additional Contributed Entity unless terminable without penalty on sixty (60) days or shorter notice;

(g)          maintain insurance coverage on the Contributed Properties and the Additional Contributed Properties in the amounts and of the types presently in force and not make any election to be excluded from any such coverage;

(h)          maintain in full force and effect all Contracts (except for the termination of such Contract by its own terms) of the Contributed Entities and the Additional Contributed Entities;

(i)          not incur any Indebtedness or take or fail to take any action that would cause a lien or Encumbrance to arise or exist on the Contributed Properties or Additional Contributed Properties or otherwise allow an Encumbrance to attach to or encumber the Contributed Properties or Additional Contributed Properties;

(j)          maintain all material governmental permits and approvals affecting the Contributed Entities, the Additional Contributed Entities, the Contributed Properties and the Additional Contributed Properties;

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(k)          use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchises of the Contributed Entities and the Additional Contributed Entities and to preserve the rights, franchises, goodwill and relationships with their service providers, customers, lenders, suppliers, regulators and others having business relationships with the Contributed Entities and the Additional Contributed Entities;

(l)          not waive, release, assign, settle or compromise any claim, action or proceeding relating to any Contributed Entity, Additional Contributed Entity, Contributed Property or Additional Contributed Property, other than as set forth in the schedules provided pursuant to Section 4.12;

(m)          not file any amended Tax Return, revoke or change any Tax election, change a Tax accounting period, enter into any closing agreement with respect to Taxes, settle any Tax claim or assessment unless in connection with an ongoing audit, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, in each case that would be reasonably likely to have the effect of materially increasing the Tax liability of any Contributed Entity or Additional Contributed Entity for any period after the Closing Date;

(n)          not adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization or otherwise effect any transaction whereby by any Person or group acquires more than a majority of the outstanding equity interests of any Contributed Entity or Additional Contributed Entity;

(o)          not take any action that would or would reasonably be expected to prevent or materially delay the Closing and the consummation of the Transactions; and

(p)          not agree or commit to do any of the foregoing.

Notwithstanding anything to the contrary above, the Contributor Parties shall have no obligations with respect to the Contributed Properties or Contributed Interests pursuant to the above provisions (except as specifically contemplated hereby) following their contribution to the Acquiror hereunder, or with respect to any matters that would not reasonably affect the consummation of the Transactions contemplated hereby.

6.6           Stockholder Approval. The conversion of the Acquiror Parent Preferred Stock and the exercise of the Warrant (as defined in Section 9.1(b)(ii) below) require the vote of the stockholders of Acquiror Parent under applicable Law, the rules and regulations of NASDAQ, and/or the Organizational Documents of Acquiror Parent. As promptly as possible following the Execution Date, the Acquiror Parent shall prepare and as promptly as possible following the Initial Closing, file with the Commission a proxy statement (the “Proxy Statement”) and take all actions necessary under the Nevada Statute and the listing rules of NASDAQ to hold a special meeting of its stockholders (the “Special Meeting”) to authorize and approve the following matters:

(a)          an increase in the number of authorized shares of common stock, $.01 par value per share, of Acquiror Parent from fifty million (50,000,00) shares to five hundred million (500,000,000) shares and to increase the number of authorized shares of preferred stock, $.01 par value per share, of Acquiror Parent from five million (5,000,000) shares to fifty million (50,000,000) shares;

(b)          the issuance to the Contributor or its designee or designees of the Transaction Shares in exchange for the Contributed Entity Interests and the Additional Contributed Entity Interests, as provided herein, and the issuance of the Warrant and, upon exercise of the Warrant, the issuance of the underlying shares of Acquiror Parent Common Stock, in exchange for the Optional Entity Interests;

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(c)          the amendment and restatement of the Articles of Incorporation of the Acquiror Parent to provide as set forth in Exhibit E hereof;

(d)          the amendment and restatement of the Bylaws of the Acquiror Parent to provide as set forth in Exhibit F hereof;

(e)          the election of a new Board of Directors to consist of seven (7) persons to serve until the next annual meeting of the Acquiror Parent’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal, of whom (i) three (3) shall be designated by the Acquiror Parent, (ii) three (3) shall be designated by Contributor Parent; and (iii) one (1) (the “Nonaffiliated Director”) shall be selected by the other six (6) directors; provided, however, that at least four (4) of the members of the Board of Directors as so designated shall be independent directors as provided by the rules of NASDAQ (each an “Independent Director” and, collectively, the “Independent Directors”). Of the board designees of the parties, one (1) of the Acquiror Parent’s designees shall be an Independent Director, two (2) of the Contributor Parent’s designees shall be Independent Directors and the Nonaffiliated Director shall be an Independent Director. The compensation committee, nominations and corporate governance committee and audit committee of the Acquiror Parent shall each consist of the Acquiror Parent’s designee who is an Independent Director, one of the Contributor Parent’s designees who is an Independent Director and the Nonaffiliated Director; and

(f)          the approval of the Payout Notes (as defined in Section 6.17) and the issuance of the Acquiror Parent Common Stock upon conversion of the Payout Notes.

6.7           Registration Statements; Information in Proxy Statement and Registration Statement.

(a)          Promptly following the Execution Date, the Acquiror Parent shall prepare and file with the Commission two registration statements on Form S-3 (or such other form available for this purpose) (the “Registration Statements”) to register (a) the primary offering by the Company (i) to the Executives of the Acquiror Parent Common Stock underlying the Payout Notes, and (ii) to the unaffiliated shareholders of Contributor Parent of the Acquiror Parent Common Stock distributed to such unaffiliated shareholders as a dividend by Contributor Parent and (b) the secondary offering (i) by the Contributor Parties of all the Transaction Shares (including, without limitation, the shares of Acquiror Parent Common Stock underlying the Warrant) retained by the Contributor Parties, (ii) by Maxim Group LLC of the Transaction Shares received by it as compensation for services rendered to Contributor Parent, and (ii) by certain affiliates of the Contributor Parent who receive Transaction Shares from Contributor Parent. The Registration Statement will be prepared and filed in accordance with the Registration Rights Agreement.

(b)          Each of the Parties shall use its commercially reasonable efforts to provide promptly such information and financial statements and other documents as may reasonably be required for inclusion in the Proxy Statement and the Registration Statements, shall direct that its counsel cooperate with counsel to the other Parties in the preparation of the Proxy Statement and the Registration Statements and shall request the cooperation of their respective auditors in the preparation of the Proxy Statement and the Registration Statements. None of the information supplied or to be supplied by or on behalf of the any of the Parties for inclusion or incorporated by reference in the Proxy Statement and the Registration Statements will, at the time the Proxy Statement or the Registration Statements is filed with the Commission or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If any information provided any Party is discovered or any event occurs with respect to any of the Parties, or any change occurs with respect to the other information provided by the Parties included in the Proxy Statement or the Registration Statements which is required to be described in an amendment of, or a supplement to, the Proxy Statement or Registration Statements so that such document does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall notify the other Parties promptly of such event. No Party shall be required to file with the Commission or to distribute any Proxy Statement or the Registration Statements that it reasonably believes contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

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6.8           Voting Agreement. The Persons identified on Schedule 6.8 shall, on or prior to the Execution Date, have entered into a voting agreement in the form of Exhibit G, pursuant to which such Persons shall have agreed to vote all the shares of Acquiror Parent they beneficially own or own of record in favor of the matters set forth in Section 6.6 at the Special Meeting or any adjournment or postponement thereof and for the election of directors as described in Section 6.6(a)(v) and the provisions of the voting agreement relating to the election of directors shall remain effective until the number of Transaction Shares issued to the Contributor exceeds 50% of the issued and outstanding Parent Common Stock on a post-issuance and fully-diluted basis.

6.9           Election of Directors; Schedule 14f-1.

(a)          Prior to the Initial Closing Date (i) the Board of Directors of the Acquiror Parent shall fix the number of directors constituting the entire Board of Directors at seven (7) and (ii) each member of the Board of Directors of Acquiror Parent shall tender his or her resignation as a Director, and the Board of Directors shall accept such resignations in seriatim or other appropriate manner such that the Board of Directors, on the Initial Closing Date shall consist of seven (7) persons to serve until the next annual meeting of the Acquiror Parent’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal, of whom (i) three (3) shall be designated by the Acquiror Parent (at least one of whom shall be an Independent Director), (ii) three (3) shall be designated by Contributor Parent (at least two of whom shall be Independent Directors), and (iii) one (1) shall be the Nonaffiliated Director; provided, however, that at least four (4) of the members of the Board of Directors as so designated shall be Independent Directors. As required by the rules of NASDAQ, the compensation committee, nominations and corporate governance committee and audit committee of the Acquiror Parent shall each consist of the Acquiror Parent’s designee who is an Independent Director, one of the Contributor Parent’s designees who is an Independent Director and the Nonaffiliated Director. The names of the nominees, and all other information relevant to the Schedule 14f-1 referred to below, shall be furnished to the Acquiror Parent not less than fifteen (15) days prior to the Initial Closing Date.

(b)          Not later than ten (10) days prior to the Initial Closing Date, the Acquiror Parent shall prepare and file with the Commission an information statement on Schedule 14f-1 pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Acquiror Parent shall provide the Contributor Parent with a draft thereof for approval not less than three (3) Business Days prior to the filing thereof.

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6.10         Governmental Reviews.

(a)          The Contributor Parties and the Acquiror Parties shall each in a timely manner (i) make (or cause their applicable Affiliates to make) all required filings, and prepare applications to, and conduct negotiations with, obtain consents, approvals or actions of, and give all notices to each Governmental Authority or any other Person as to which such filings, applications, negotiations, consents, approvals, actions or notices are necessary or appropriate in the consummation of the transactions contemplated hereby, and (ii) provide such information as the other may reasonably request in order to make such filings, prepare such applications, conduct such negotiations, obtain such consents approvals or actions, and give such notices. Each Party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations. If a Party or any of its Affiliates intends to participate in any meeting or discussion with any Governmental Authority with respect to such filings, applications, or negotiations, or the transactions contemplated by this Agreement, it shall give the other Party reasonable prior notice of, and an opportunity to participate in, such meeting or discussion. Acquiror shall bear one-half and Contributor shall bear one-half of the cost of all filing or application fees payable to any Governmental Authority with respect to the transactions contemplated by this Agreement, regardless of whether Acquiror, Contributor, or any Affiliate of any of them is required to make the payment. Each Party shall provide prompt notice to the other Party when any such filings, application, negotiation, consent, approval, action or notice referred to above in this Section 6.10(a) is obtained, taken, made or given, as applicable, and will advise such other Party of any communications (and, unless precluded by Law, provide copies of any such written communications) with any Governmental Authority or other Person relating therewith.

(b)          Without limiting the generality of Section 6.10(a), as soon as practicable following the date of this Agreement and in any event within fifteen (15) Business Days after the date hereof, the Parties shall make such filings as may be required by the HSR Act with respect to the transactions contemplated by this Agreement, which filings shall include a request for early termination of any applicable waiting period. Thereafter, the Parties shall file as promptly as practicable all reports or other documents required or requested by the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to the HSR Act or otherwise, including requests for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire or be terminated as soon as reasonably possible after the date of this Agreement. Each Party shall cause its counsel to furnish each of the other Parties such necessary information and reasonable assistance as such other Parties may reasonably request in connection with the Parties’ preparation of necessary filings or submissions under the provisions of the HSR Act.

6.11         Audits and Filings.

(a)          From and after the date of this Agreement, the Acquiror Parties shall, and shall use their reasonable efforts to cause their Affiliates and their and their Affiliates’ respective officers, directors, managers, employees, agents and representatives to, cooperate with the Contributor Parties, their Affiliates and their respective agents and representatives and make available to the Contributor Parties, their Affiliates and their respective agents and representatives any and all books, records, information and documents that are attributable to the Acquiror Parties’ and their Affiliates’ business, Tax, financial, or other reporting requirements and audits, including (i) any filings with any Governmental Authority and (ii) any filings that may be required by the Commission under securities Laws applicable to the Acquiror Parties and their Affiliates, including the filing by the Acquiror Parties with the Commission of one or more registration statements to register the Acquiror Parent Securities under the Securities Act or of any report required to be filed by the Acquiror Parties under the Exchange Act with respect to the Transactions (together with the Securities Act and the rules and regulations promulgated under such acts, the “Securities Laws”) (any such filings described in clause (ii), the “Filings”).

(b)          From and after the date of this Agreement, the Contributor Parties shall, and shall use their reasonable efforts to cause their Affiliates and their and their Affiliates’ respective officers, directors, managers, employees, agents and representatives to, cooperate with the Acquiror Parties, their Affiliates and their respective agents and representatives and make available to the Acquiror Parties, their Affiliates and their respective agents and representatives any and all books, records, information and documents that are attributable to the Contributor Parties’ and their Affiliates’ business, Tax, financial, or other reporting requirements and audits, including any Filings.

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(c)          From and after the date of this Agreement, each Party shall, and shall use its reasonable efforts to cause their Affiliates to, cooperate with the independent auditors chosen by the other Party in connection with any audit by the other Party of any financial statements of such Party that the other Party or any of their Affiliates require to comply with the requirements of the Securities Laws. Such cooperation will include (i) reasonable access to the other Party’s officers, managers, employees, agents and representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements as may be required by such Party to perform an audit or conduct a review in accordance with generally accepted auditing standards or to otherwise verify such financial statements, (ii) delivery of one or more customary representation letters from a Party to the other Party’s auditor that are reasonably requested by the such Party to allow such auditors to complete an audit (or review of any financial statements) and to issue an opinion with respect to an audit of those financial statements required pursuant to this Section 6.11(c), (iii) using reasonable efforts to obtain the consent of the independent auditor(s) of other Party that conducted any audit of such financial statements to be named as an expert in any Filing or offering memorandum for any equity or debt financing of the such Party, and (iv) using reasonable efforts to cause the independent auditor(s) of the other Party that conducted any audit of such financial statements to provide customary “comfort letters” to any underwriter or purchaser in connection with any equity or debt financing of the other Party. Notwithstanding the foregoing, nothing herein shall expand a Party’s representations, warranties, covenants, or agreements set forth in this Agreement or give a Party, their Affiliates, or any third Person any rights to which it is not entitled hereunder.

6.12         Listing of Acquiror Parent Shares. At each Closing, Acquiror and Acquiror Parent shall issue the Acquiror Parent Securities issuable at such Closing pursuant to this Agreement in accordance with this Agreement and all applicable Securities Laws and the rules and policies of NASDAQ and each other securities exchange on which the Acquiror Parent Shares are listed or trading. Without limiting the generality of the foregoing, Acquiror Parent shall complete all such filings with NASDAQ and such other exchange and otherwise take all such actions as may be reasonably necessary for the Acquiror Parent Common Stock to be issued pursuant hereto (and underlying the Warrant) to be accepted by NASDAQ and such other exchange for issuance and approved for listing thereon from and after the time of Closing (or, with respect to Transaction Shares that are issued following the Closing, from and after the date of the issuance of such Transaction Shares), subject to official notice of issuance.

6.13         Further Assurances. After each Closing, the Contributor Parties and the Acquiror Parties each agree to take such further actions and to execute, acknowledge, and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement or the other Transaction Agreements.

6.14         Required Consents. Each Party shall obtain all Required Consents necessary or, in the reasonable judgment of the other Party, desirable, to permit (a) the acquisition by Acquiror of the Contributed Entity Interests and the entry into the Assignment and Assumption Agreement and the performance of the obligations of the Acquiror Parties thereunder and (b) any other action required to consummate the transactions contemplated by this Agreement and the other Transaction Agreements. The Parties acknowledge that a breach or failure to perform the covenants set forth in this section shall, for the avoidance of doubt, be a material breach resulting in a failure of the conditions to Closing of the other Party, and the other Party shall be entitled to exercise their remedies set forth in Section 10.3 with respect thereto.

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6.15         Amendment of Acquiror Parent Articles of Incorporation and Bylaws. Prior to the Initial Closing, Acquiror Parent shall amend and restate Bylaws in the form set forth on Exhibit F hereto and upon obtaining Shareholder Approval, the Acquiror Parent shall amend and restate the Articles of Incorporation as set forth on Exhibit E hereto. Subject to the foregoing, Acquiror Parent shall not amend or otherwise modify its Organization Documents without the consent of Contributor Parent.

6.16         Change of Trading Symbol. Acquiror Parent shall use commercially reasonable efforts to cause the trading symbol for Acquiror Parent on NASDAQ and each other securities exchange on which Acquiror Parent Shares are traded or authorized for trading to be changed to a symbol designated by Contributor Parent and which is available as a trading symbol on such exchange or exchanges.

6.17         Arrangements with Acquiror Parent Executives. On the Approval Date, all outstanding compensation liabilities owed to the Executives as of such Approval Date will be converted into secured convertible promissory notes (the “Payout Notes”) in the form of Exhibit H hereto, with the following principal terms:

(a)          Maturity one year following the Approval Date (the “Maturity Date”);

(b)          Principal mandatorily convertible on the Maturity Date into unregistered Acquiror Parent Shares, with the value of the Acquiror Parent Shares to be determined on the basis of the lower of (i) the Per Share Value, or (ii) the VWAP with respect to on-exchange transactions in Acquiror Parent Shares executed on the NASDAQ during the thirty (30) Trading Days prior to the Maturity Date as reported by Bloomberg L.P. (the “Note Conversion Price”), with such Acquiror Parent Shares to be issued within 10 Business Days thereafter; provided, however, that the value of the Acquiror Parent Shares shall in no event be less than $1.75 per share (the “Floor Price”). In the event that the Note Conversion Price on the Maturity Date is lower than the Floor Price, then the Acquiror Parent may, in its discretion, elect to either: (i) pay the principal amount of the Payout Notes in cash to the Executives or (ii) extend the Maturity Date for a period of sixty (60) days, at the conclusion of which the foregoing mechanism for determining the Note Conversion Price and repayment of the Payout Notes shall be determined with finality; provided, however, that at the conclusion of such sixty (60) day period, no Floor Price shall apply in the determining the Note Conversion Price.

(c)          10% interest payable monthly in arrears in cash or unregistered Acquiror Parent Shares, determined at the election of each of the Executives by notice delivered not less than three (3) NASDAQ Trading Days prior to the relevant interest payment date, with the value of the Acquiror Parent Shares to be determined on the basis of the VWAP with respect to on-exchange transactions in Acquiror Parent Shares executed on the NASDAQ during the thirty (30) NASDAQ Trading Days ending five (5) NASDAQ Trading Days prior to the relevant interest payment date.

(d)          Secured by a security interest in all assets of the Acquiror Parent in the form of the Payout Notes Security Agreement set forth as Exhibit I hereto; provided, however, that such security interest will be subordinated to any (i) claims or liens to the holders of any debt (including mortgage debt) being assumed by the Acquiror Parent as a result of the Transactions, and (ii) all post-Closing Indebtedness incurred by the Acquiror Parent or its Subsidiaries.

(e)          Not guaranteed as to payment by any third party.

(f)          Demand registration rights requiring the filing of a re-sale registration statement on appropriate form that registers for re-sale the shares of Common Stock underlying the Payout Notes within thirty (30) days of the Approval Date with best efforts to cause the same to become effective within one-hundred twenty (120) days following the Approval Date and containing other customary provisions.

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(g)          A covenant that provides, among other things, that, if permitted to do so by Law, the Acquiror Parent shall (at its expense) will facilitate public sales of any Acquiror Parent Shares received by the Executives in connection with the Payout Notes under Rule 144 promulgated under the Securities Act following the first anniversary of the Approval Date.

6.18         Continuing D&O Insurance. Acquiror Parent shall provide for continuing director and officer insurance coverage for the directors and officers of Acquiror Parent for a period of six years following the Initial Closing Date, on terms of coverage consistent in all material respects with the coverage provided on the Execution Date.

6.19         Execution of Closing Deliverables. At each Closing the Contributor Parent shall cause the Contributor, to execute and deliver all items called for to be executed and delivered by such Persons pursuant to, and in accordance with, Section 8.2 of this Agreement.

6.20         Executive Releases. On the Approval Date the Executives shall deliver (i) an agreement (in form and substance reasonably acceptable to the Contributor Parent) that terminates, effective on the Approval Date, any and all employment or similar agreements between the Executives and any members of the Acquiror Group and any and all rights of the Executives under Employee Benefit Plans (including, without limitation, stock option, restricted stock and other plans) providing for any form of compensation, consideration, reimbursement or benefits to the Executives except for benefits available under COBRA for a period of 18 months following the Approval Date, and (ii) a general release in the form attached to the existing employment agreements between the Executives and the Acquiror Parent, a copy of which has been made available to the Contributor Parties.

6.21         Distribution of Transaction Shares. Promptly following the date that a Registration Statement covering the resale of any Transaction Shares (or shares of Acquiror Parent Common Stock issued to Contributor upon the exercise of the Warrant) has been declared effective by the Commission, the Contributor Parties shall cause the distribution of the Transaction Shares (or shares of Acquiror Parent Common Stock issued to Contributor upon the exercise of the Warrant) to the partners of the Contributor and the shareholders of Contributor Parent such that no more than 50% of the Transaction Shares (and shares of Acquiror Parent Common Stock issued to Contributor upon the exercise of the Warrant) shall thereafter be held by Affiliates of the Contributor Parent and the remaining Transaction Shares (or shares of Acquiror Parent Common Stock issued to Contributor upon the exercise of the Warrant) shall be held by at least 1,000 shareholders of the Contributor Parent who are not Affiliates of the Contributor Parent. Prior to such distribution, Acquiror Parent shall hold such Transaction Shares (and shares of Acquiror Parent Common Stock issued to Contributor upon the exercise of the Warrant) and shall not transfer or otherwise dispose of such Transaction Shares (and shares of Acquiror Parent Common Stock issued to Contributor upon the exercise of the Warrant) without the unanimous consent of the board of directors of Acquiror Parent.

ARTICLE 7

CONDITIONS TO CLOSING

7.1           Conditions of Contributor Parties to the Closings. The obligations of the Contributor Parties to consummate the transactions contemplated by this Agreement are subject, at the option of the Contributor Parties, to the satisfaction on or prior to each Closing of each of the following conditions (in each case, with respect to the assets or entities being contributed at such Closing, and the payment of the consideration therefor):

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(a)          The Acquiror Parties’ representations and warranties shall be true and correct in all respects as of the date of this Agreement and as of such Closing Date as though made on and as of the Closing Date, except for inaccuracies which would not, individually or in the aggregate, cause or reasonably be expected to cause an Acquiror Material Adverse Effect;

(b)          The Acquiror Parties shall have performed and observed, in all material respects (and in all respects in the case of any covenants and agreements qualified by materiality or Acquiror Material Adverse Effect), all covenants and agreements to be performed or observed by Acquiror Parties under this Agreement and the other Transaction Agreements prior to or on such Closing Date;

(c)          On such Closing Date, no (i) injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the Transactions shall have been issued and remain in force, (ii) suit, action, or other proceeding (excluding any such matter initiated by a Contributor Party or any of its Affiliates) shall be pending before any Governmental Authority or body of competent jurisdiction (or threatened) seeking to enjoin or restrain or otherwise prohibit the consummation of the Transactions; and (iii) suit, action, or other proceeding (including arbitral proceedings) shall be pending or threatened against any member of the Acquiror Group which, if determined wholly adversely to such member, would or could have an Acquiror Material Adverse Effect;

(d)          The Contributor Parties shall have received all Contributor Required Consents, and the Acquiror Parties shall have received all Acquiror Required Consents, which the Contributor Parties deem necessary or desirable;

(e)          All material consents and approvals of any Governmental Authority (including any under the HSR Act) required for the transfer of the Contributed Entity Interests from Contributor to Acquiror as contemplated by this Agreement, except consents and approvals of assignments by Governmental Authorities that are customarily obtained after closing, shall have been granted, or the necessary waiting period (including any under the HSR Act) shall have expired, or early termination of the waiting period shall have been granted;

(f)          The Acquiror Parties shall have delivered all of the deliverables the Acquiror Parties are required to deliver pursuant hereto;

(g)          The Contributor Parties shall have received such novations and general releases as they may reasonably require from each owner of Interests (other than the Contributor Parties) in the Contributed Entities with respect to the assets and interests being contributed and from each creditor of the Contributed Entities, in such form as shall be satisfactory to the Contributor Parties;

(h)          With respect to the Subsequent Closings, the Contributor Parent may, in its discretion, require that it receive an opinion from a prominent investment banking firm or adviser to the effect that the transactions contemplated with respect to each Subsequent Closing are fair to the stockholders of the Contributor Parent from a financial point of view;

(i)          The shares of Acquiror Parent Common Stock issuable at such Closing shall be approved for listing on NASDAQ and each other exchange on which such shares are listed, subject only to official notice of issuance thereof;

(j)          On or prior to the Initial Closing Date, Acquiror Parent shall have entered into the Registration Rights Agreement;

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(k)          On or prior to the Initial Closing Date, Acquiror Parent shall have entered into the Lock Up Agreement;

(l)          On or prior to the Initial Closing Date, the Executives shall have resigned from their respective executive offices at the Company (it being understood, however, that their respective employment agreements will remain in full force and effect until the Approval Date) and each of the Executives shall have been appointed to such non-executive positions of the Acquiror or its subsidiaries as the Board of Directors of the Acquiror Parent shall determine and such non-executive positions shall be reasonably acceptable to the Executives and subject to the approval of the Contributor Parent; and

(m)          On or prior to the Initial Closing Date, the Acquiror Parent shall have entered into an employment agreement with Suneet Singal in the form of Exhibit J hereto.

7.2           Conditions of Acquiror Parties to the Closings. The obligations of Acquiror Parties to consummate the transactions contemplated by this Agreement are subject, at the option of Acquiror Parties, to the satisfaction on or prior to each Closing of each of the following conditions:

(a)          The Contributor Party representations and warranties relevant to the interests being contributed at such Closing shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for inaccuracies which would not, individually or in the aggregate, cause a Contributor Material Adverse Effect;

(b)           The Contributor Parties shall have performed and observed, in all material respects (and in all respects, in the case of any covenants and agreements qualified by materiality or Contributor Material Adverse Effect), all covenants and agreements to be performed or observed by Contributor Parties under this Agreement and the other Transaction Agreements with respect to the interests being contributed at such Closing prior to or on such Closing Date;

(c)          On such Closing Date, (i) no injunction, order or award restraining, enjoining, or otherwise prohibiting the consummation of the Transactions to be effected at such Closing shall have been issued and remain in force with respect to the interests being contributed on such Closing Date, (ii) no suit, action, or other proceeding (excluding any such matter initiated by any Acquiror Party or any of its Affiliates) shall be pending before any Governmental Authority or body of competent jurisdiction (or threatened) seeking to enjoin or restrain or otherwise prohibit the consummation of the Transactions to be effected at such Closing ; and (iii) no suit, action, or other proceeding (including arbitral proceedings) shall be pending or threatened against any member of the Contributor Group which, if determined wholly adversely to such member, would or could have a Contributor Material Adverse Effect;

(d)          The Acquiror Parties shall have received all Acquiror Required Consents with respect to the interests to be contributed on such Closing Date and the Contributor Parties shall have received all Contributor Required Consents with respect to the interests to be contributed on such Closing Date, which the Acquiror Parties deem necessary or desirable;

(e)          All material consents and approvals of any Governmental Authority (including any under the HSR Act) required for the transfer of the Contributed Entity Interests to Acquiror on such Closing Date, as contemplated under this Agreement, except consents and approvals of assignments by Governmental Authorities that are customarily obtained after closing, shall have been granted or the necessary waiting period (including any under the HSR Act) shall have expired, or early termination of the waiting period shall have been granted;

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(f)          The Acquiror Parent Common Stock issuable at such Closing Date shall be approved for listing on NASDAQ and each other exchange on which such shares are listed, subject only to official notice of issuance thereof;

(g)          The Contributor Parties shall have delivered all of the deliverables the Contributor Parties are required to deliver pursuant hereto with respect to the interests to be contributed on such Closing Date; and

(h)          On or prior to the Initial Closing Date, the Contributor, certain Affiliates of Contributor Parent and Maxim Group LLC shall have entered into the Registration Rights Agreement with Acquiror Parent in the form of Exhibit D hereto.

ARTICLE 8

CLOSING

8.1           Time and Place of Closing.

(a)          The consummation of the contribution of the Initial Contributed Entity Interests contemplated by this Agreement (the “Initial Closing”) shall, unless otherwise agreed to in writing by Acquiror and Contributor, take place at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, at 10:00 a.m., local time, on or about May 17, 2017 (subject to Section 10.1 hereof), or if all conditions in Article 7 to be satisfied prior to the Initial Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived. The date on which the Initial Closing occurs is referred to herein as the “Initial Closing Date.” The Initial Closing may, by mutual agreement, be undertaken remotely by electronic distribution of Initial Closing documentation.

(b)          The consummation of the contribution of the Mandatory Entity Interests and the Optional Contributed Entity Interests contemplated by this Agreement (the “Subsequent Closings”) shall, unless otherwise agreed to in writing by Acquiror and Contributor, take place at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, at 10:00 a.m., local time, such date or dates as the parties may agree following the satisfaction of the conditions precedent to such closings (subject to Section 10.1 hereof). The date on which each Subsequent Closing occurs is referred to herein as the “Subsequent Closing Date” with respect to the transactions to occur on such date. Any of the Subsequent Closings may, by mutual agreement, be undertaken remotely by electronic distribution of Subsequent Closing documentation. The term “Closing” shall apply to the Initial Closing and each Subsequent Closing and the term “Closing Date” shall apply to the Initial Closing Date and each Subsequent Closing Date.

8.2           Obligations of the Contributor Parties at Closings. At each Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Acquiror Parties of their obligations pursuant to Section 8.3, the Contributor Parties shall deliver or cause to be delivered, among other things, the following:

(a)          to Acquiror Parties, counterparts of the Assignment and Assumption Agreement, with respect to the assets or entities being contributed, duly executed by Contributor;

(b)          to Acquiror Parties, a certificate of non-foreign status from each of Contributor and Contributor Parent meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2);

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(c)          to Acquiror Parties, a certificate duly executed by Suneet Singal, dated as of the Closing, certifying on behalf of Contributor that the conditions set forth in Sections 7.2(a) and 7.2(b) with respect to the assets or entities being contributed, have been fulfilled;

(d)          to Acquiror Parties, a certificate duly executed by the secretary or any assistant secretary of each of the Contributor Parties, dated as of such Closing Date, (i) attaching and certifying on behalf of each Contributor Party complete and correct copies of the resolutions or unanimous consent of the board of directors, managers, members, partners, or other equivalent governing body of such Contributor Party authorizing the execution, delivery, and performance by such Contributor Party of this Agreement and the transactions contemplated hereby with respect to the assets or entities being contributed, and (ii) certifying on behalf of such Contributor Party the incumbency of each officer of such Contributor Party executing this Agreement, any other Transaction Agreement or any document delivered in connection with such Closing;

(e)          to Acquiror Parties, copies of all Contributor Required Consents received from Governmental Authorities or third Parties with respect to the assets or entities being contributed;

(f)          to the Acquiror Parties, executed counterparts of the Lock Up Agreement in the form of Exhibit C; and

(g)          all other instruments, documents, and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Acquiror Parties.

8.3           Obligations of Acquiror Parties at Closing. At each Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by the Contributor Parties of their obligations pursuant to Section 8.2, Acquiror Parties shall deliver or cause to be delivered, among other things, the following:

(a)          to Contributor (or Contributor’s designee or designees, as may be provided in writing to Acquiror prior to the Initial Closing Date), the number of duly authorized and issued and nonassessable Transaction Shares comprising the Purchase Price with respect to the assets or entities being contributed;

(b)          to Contributor, counterparts of the Assignment and Assumption Agreement with respect to the assets or entities being contributed, duly executed by Acquiror Parent on behalf of itself and the other members of the Acquiror Group;

(c)          to Contributor, a certificate by Dr. Dolev Rafaeli and Dennis M. McGrath, dated as of such Closing Date, certifying on behalf of such Acquiror Party that the conditions set forth in Sections 7.1(a) and 7.1(b) have been fulfilled with respect to the assets or entities being contributed;

(d)          to Contributor, a certificate duly executed by the secretary or any assistant secretary of each Acquiror Party, dated as of such Closing Date, (i) attaching and certifying on behalf of such Acquiror Party complete and correct copies of the resolutions of the Board of Directors or other equivalent governing body of such Acquiror Party authorizing the execution, delivery, and performance by such Acquiror Party of this Agreement and the transactions contemplated hereby with respect to the assets or entities being contributed, and (ii) certifying on behalf of such Acquiror Party the incumbency of each officer of such Acquiror Party executing this Agreement, any other Transaction Agreement, or any document delivered in connection with such Closing;

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(e)          to Contributor, copies of all Acquiror Required Consents received from Governmental Authorities or third Parties with respect to the assets or entities being contributed;

(f)          to Contributor, an executed counterpart of the Registration Rights duly executed by Acquiror Parent with respect to the Acquiror Parent Common Stock being issued on such Closing Date;

(g)          to Contributor, executed counterparts of the Lock Up Agreement in the form of Exhibit C;

(h)          to Contributor Parent, the full and unconditional guarantee of obligations of the Contributed Entities to mortgage lenders and other parties to Contracts with the Contributed Entities with respect to the assets or entities being contributed, in such form as may be required by such parties and as is reasonably satisfactory to the Acquiror Parent pursuant to such Contracts or in order to obtain any required consents;

(i)          to Contributor Parties, a certificate of non-foreign status from each of Acquiror and Acquiror Parent meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2); and

(j)          all other instruments, documents, and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Contributor.

ARTICLE 9

ADDITIONAL CONTRIBUTIONS

9.1           Optional Contributions.

(a)          Optional Entity Interests. On or before December 31, 2017, the Contributor Parties shall have the right, but not the obligation, to contribute to the Acquiror all of their right, title and interest in and to either or both of the following two entities (the “Optional Entity Interests”):

(i)          All of the Contributor Parties’ interests in the property known as “La Lobera,” located in Punta Banda, Delegation of Maneadero, Urbanization District “General Abelardo L. Rodriguez,” Ensenada, Baja California, being described in that certain Property Title No. 553, File No. 90570, issued on or about September 30, 1964, consisting of 100 hectares of land, or the entity which owns such property (“Punta Brava”); and

(ii)         All of the Contributor Parties’ interests in Melrose Plantation, Daufuskie Island, SC 29915 or the entity which owns such property (“Melrose”).

(b)          Consideration for Optional Entity Interests. In consideration of the contribution of the Optional Entity Interests, the Acquiror Parent shall issue to the Contributor the following securities on the date of the closing of the contribution of the Optional Entity Interests (the “Optional Entity Interest Closing”):

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(i)          Transaction Shares with a value (the “Optional Transaction Share Value”) of $86,450,000 (which is 130% of $66,500,000 (the “Contributor Basis”), of which $44,000,000 of such Contributor Basis is attributable to Punta Brava and $22,500,000 of such Contributor Basis is attributable to Melrose), with the number of such additional Transaction Shares being determined by dividing the Optional Transaction Share Value by the Per Share Value; provided, however, that the Optional Transaction Share Value stated above assumes that (and it shall be a condition precedent to the Acquiror Parties obligations at the Optional Entity Interest Closing that) the Contributor Basis has been fully paid for in cash or cash equivalents (which term shall include, among other things, commercial paper, Treasury bills or notes, government securities, money market holdings, marketable securities, and operating partnership units) by the Contributor Parties and that the Contributor Parties have no requirement to (A) make any additional payments of any kind relating to the property represented by the Additional Entity Interests, (B) deliver any additional equity or other consideration of any kind to any Person in connection with the acquisition of the property represented by the Additional Entity Interests, or (C) repay any Indebtedness or make any debt service or similar payments relating to Indebtedness that Encumbers the property represented by the Additional Entity Interests. The Transaction Shares issuable under this Section 9.1(b)(i) shall be comprised entirely of shares of Acquiror Parent Common Stock if the issuance of such Transaction Shares has been approved by the shareholders of the Acquiror Parent in accordance with NASDAQ rules prior to the issuance thereof and such additional Transaction Shares shall be comprised entirely of shares of Acquiror Parent Preferred Stock if such approval has not yet been obtained.

(ii)         A five (5) year warrant, in the form of Exhibit K hereto (the “Warrant”) to purchase 25,000,000 shares of Acquiror Parent Common Stock (with 16,666,667 of such shares being attributable to Punta Brava and 8,333,333 of such shares being attributable to Melrose) at an exercise price of $3.00 per share that shall vest with respect to the number of underlying shares specified in the table below upon the achievement of the milestone specified in the table below. The number of warrant shares and the exercise price will be equitably adjusted in the event of a stock split, stock combination, recapitalization or similar transaction.

Milestone to be Achieved	Number of Warrant Shares to Vest
First revenues of at least $500,000 from either asset sales or real estate income – Punta Brava	8,333,334
Upon Ground-Breaking with respect to the golf course (Shovels in the ground) - Punta Brava	8,333,333
First revenues of at least $500,000 from either asset sales or real estate income – Melrose	4,666,667
Upon Ground-Breaking with respect to residential home lots (Shovels in the ground)- Melrose	4,666,666
Total	25,000,000

(c)          Closing Deliveries for Optional Entity Interests. If the Contributor Parties elect to contribute the Optional Entity Interests, then, as a condition to the Optional Entity Interest Closing, the Parties shall make the following deliveries to each other at or prior to the Optional Entity Interest Closing.

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(i)          The Acquiror Parties shall deliver to the Contributor Parties: (A) the number of duly authorized and issued and nonassessable Transaction Shares as is required to be delivered pursuant to Section 9.1(b)(i), (B) the Warrant, (C) signed counterparts to an Assignment and Assumption Agreement relating to the Optional Entity Interests, (D) an officer’s certificate certifying to the Contributor Parties that the representations and warranties of the Acquiror Parties contained in Article 5 of this Agreement are true and correct, except for (1) inaccuracies which would not, individually or in the aggregate, cause or reasonably be expected to cause an Acquiror Material Adverse Effect and (2) other reasonable exceptions to be specified on a schedule that result from events occurring between the Initial Closing and the Optional Entity Interest Closing; and (E) all other instruments, documents and other items reasonably necessary to effectuate the contribution of the Optional Entity Interests, or as may be reasonably requested by the Acquiror Parties.

(ii)         The Contributor Parties shall deliver to the Acquiror Parties: (A) signed counterparts to an Assignment and Assumption Agreement relating to the Optional Entity Interests; (B) an officer’s certificate certifying to the Acquiror Parties that the representations and warranties of the Contributor Parties contained in Article 4 of this Agreement are true and correct as they relate to the Optional Entity Interests and the properties associated with the Optional Entity Interests, except for (1) inaccuracies which would not, individually or in the aggregate, cause or reasonably be expected to cause an Acquiror Material Adverse Effect and (2) other reasonable exceptions to be specified on a schedule that result from events occurring between the Closing and the Optional Entity Interest Closing; (C) if Punta Brava is contributed, then an officer’s certificate certifying to the Acquiror Parties that the following representations and warranties are true and correct in all respects: (I) Punta Brava is a party to a valid and binding unexpired agreement (the “Design and Marketing Agreement”) with a design firm (the “Design Firm”) owned by Tiger Woods or another celebrity golfer of equivalent stature (the “Celebrity Golfer”) under which all contractual obligations of the parties to the Design and Marketing Agreement through the Optional Entity Interest Closing date have been fully performed by, including without limitation, any payment obligations under the Design and Marketing Agreement due on or prior to the date Optional Entity Interest Closing date and that the Design and Marketing Agreement requires the Design Firm to design the golf course at Punta Brava and permits Punta Brava to utilize the name and likeness of the Celebrity Golfer to promote the golf course at Punta Brava for a period of at least ten (10) years following the Optional Entity Interest Closing date and (II) the Design and Marketing Agreement contains customary terms and conditions as are standard for similar agreements in the industry; and (D) all other instruments, documents and other items reasonably necessary to effectuate the contribution of the Optional Entity Interests, or as may be reasonably requested by the Acquiror Parties.

(d)          Other Matters Relating to the Optional Entity Interest Contribution.

(i)          The Optional Entity Interest Closing shall occur on or before December 31, 2017 or not at all.

(ii)         If the Contributor Parties elect to contribute either Punta Brava or Melrose but not both Punta Brava and Melrose, the number of Transaction Shares and Warrants issuable to the Contributor at the Optional Entity Interest Closing shall be adjusted accordingly based upon the relative Optional Transactional Share Values described above. The conditions precedent for the contribution of Punta Brava and/or Melrose must be satisfied or waived as described above before the Contributor Parties make an election to contribute Punta Brava and/or Melrose.

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(iii)        If the Contributor Parties seek a waiver of any condition precedent to the contribution of the Optional Entity Interests, such waiver must be approved unanimously by the board of directors of the Acquiror Parent.

9.2           Mandatory Contributions.

(a)          Mandatory Entity Interests. Upon the satisfaction or waiver of the conditions specified in Section 9.2(e) (the “Mandatory Contribution Conditions”) on or before December 31, 2017, the Contributor Parties shall contribute to the Acquiror all of their right, title and interest in and to the following two entities (the “Mandatory Entity Interests”):

(i)          All of the Contributor Parties’ interests in Goat Head Hill Resort Development Fee, Ltd., which is the owner of the Contributor Parties interests in Dutchman’s Bay, Block # 412296A, Parcel #68 and Goat Head Hill, Block #52148A, Parcel #317 (“Antigua”); and

(ii)         All of the Contributor Parties’ interests in Amarillo Ambassador 265, LLC (“Amarillo”).

(b)          Consideration for Mandatory Entity Interests. In consideration of the contribution of the Mandatory Entity Interests and subject to the satisfaction or waiver of the Mandatory Contribution Conditions prior to December 31, 2017, the Acquiror Parent shall issue to the Contributor on the date of the closing of the contribution of the Mandatory Entity Interests (the “Mandatory Entity Interest Closing”), Transaction Shares with a value (the “Mandatory Transaction Share Value”) of $20,000,000 (which Mandatory Transaction Share Value is allocated $14,109,000 to Antigua and $5,891,000 to Amarillo and will be reduced accordingly if one, but not the other, Mandatory Entity Interest is contributed as a result of the failure to satisfy applicable Mandatory Contribution Conditions or other conditions precedent or concurrent to their contribution), with the number of such additional Transaction Shares being determined by dividing the Mandatory Transaction Share Value by the Per Share Value. The Transaction Shares issuable under this Section 9.2(b) shall be comprised entirely of shares of Acquiror Parent Common Stock if the issuance of such Transaction Shares has been approved by the shareholders of the Acquiror Parent in accordance with NASDAQ rules prior to the issuance thereof and such additional Transaction Shares shall be comprised entirely of shares of Acquiror Parent Preferred Stock if such approval has not yet been obtained.

(c)          Determinations Relating to Punta Brava and Melrose. Upon the determination by the Contributor that the conditions set forth herein have been satisfied with respect either of the Mandatory Interest Entities, the Contributor shall deliver written notice of such determination to the Acquiror Parent together with (i) an Officer’s Certificate that certifies that each of the conditions precedent to the contribution of the Mandatory Interest Entities has been satisfied, and (ii) the such materials as may be necessary to reasonably support the Contributor’s certificate that such conditions have been satisfied. The Acquiror Parent shall, within ten (10) days following the receipt of such notice, advise the Contributor Parent whether or not it agrees with such determination, and, if it does not so agree, specifying the reasons therefor in reasonable detail. The Acquiror Parent shall not unreasonably fail to agree with the determination of the Contributor. If the Acquiror Parent does not agree with the determination of the Contributor, then the Contributor may, in its discretion, elect either (i) to endeavor, together with the Acquiror Parent, in good faith, to resolve any disagreement on or before December 31, 2017, or (ii) to withdraw the relevant Mandatory Interest Entity from this Agreement. Under no circumstances shall either the failure to resolve any disagreement or the determination of Contributor to withdraw an asset from this Agreement result in or impose any liability whatsoever to any of the Parties hereto, or to any other Person or entity.

(d)          Closing Deliveries for Mandatory Entity Interests. In addition to the Mandatory Contribution Conditions, it shall be a condition to the Mandatory Entity Interest Closing that the Parties make the following deliveries to each other at or prior to the Mandatory Entity Interest Closing.

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(i)          The Acquiror Parties shall deliver to the Contributor Parties: (A) the number of duly authorized and issued and nonassessable Transaction Shares as is required to be delivered pursuant to Section 9.2(b), (B) signed counterparts to an Assignment and Assumption Agreement relating to the Mandatory Entity Interests, (C) an officer’s certificate certifying to the Contributor Parties that the representations and warranties of the Acquiror Parties contained in Article 5 of this Agreement are true and correct, except for (1) inaccuracies which would not, individually or in the aggregate, cause or reasonably be expected to cause an Acquiror Material Adverse Effect and (2) other reasonable exceptions to be specified on a schedule that result from events occurring between the Initial Closing and the Mandatory Entity Interest Closing; and (D) all other instruments, documents and other items reasonably necessary to effectuate the contribution of the Mandatory Entity Interests, or as may be reasonably requested by the Acquiror Parties.

(ii)         The Contributor Parties shall deliver to the Acquiror Parties: (A) signed counterparts to an Assignment and Assumption Agreement relating to the Mandatory Entity Interests; (B) an officer’s certificate certifying to the Acquiror Parties that the representations and warranties of the Contributor Parties contained in Article 4 of this Agreement are true and correct as they relate to the Mandatory Entity Interests and the properties associated with the Mandatory Entity Interests, except for (1) inaccuracies which would not, individually or in the aggregate, cause or reasonably be expected to cause an Acquiror Material Adverse Effect and (2) other reasonable exceptions to be specified on a schedule that result from events occurring between the Initial Closing and the Mandatory Entity Interest Closing; (C) if Antigua is contributed, an officer’s certificate certifying to the Acquiror Parties that the Citizenship by Investment Unit has approved the Antigua Contributed Property as an approved project for purposes of the Citizen by Investment Program, and (D) all other instruments, documents and other items reasonably necessary to effectuate the contribution of the Mandatory Entity Interests, or as may be reasonably requested by the Acquiror Parties.

(e)          Mandatory Contribution Conditions.

(i)          The following conditions must be satisfied prior to the contribution of Antigua at the Mandatory Entity Interest Closing: (A) the memorandum of agreement, dated July 28, 2015 (the “MOA”) among BrownMcLennon, First Capital Real Estate Investment (“FCREI”) and the Government of Antigua and Barbuda (“GOAB”) shall have been amended to reflect that BrownMcLennon’s expected 24 units in the LLC (as defined in the MOA) have been transferred to FCREI in consideration for BrownMcLennon being engaged as an independent contractor, to act as broker for the Contributor Parties or their affiliates in connection with the sale of timeshare interests and/or other residential units for which BrownMcLennon would be entitled to a commission from FCREI and all performance dates shall have been extended by at least twelve (12) months; and (B) the conditions specified in Section 4A of the MOA (other than the conditions specified in Sections 4A(9) through, and including 4A(17)) shall have been satisfied or irrevocably waived in writing by GOAB and no new material conditions shall have been substituted therefor.

(ii)         The following condition must be satisfied prior to the contribution of Amarillo at the Mandatory Entity Interest Closing: The dispute between the Contributing Parties and Silverlake Park, LLC (the “Claimant”) pursuant to which the Claimant has attempted to transfer by quitclaim deed 75% of the Contributing Parties’ interest in Amarillo shall have been finally adjudicated or settled in favor of the Contributing Parties and such judgment or settlement shall indicate that the Contributing Parties have full ownership rights in Antigua that may be transferred to the Acquiror Parties free and clear of all Encumbrances (other than existing liens in favor of lenders arising prior to the Initial Closing) or other restrictions and no future payment or other obligation of the Acquiror Parties shall exist under such judgment or settlement.

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(iii)        The following conditions must be satisfied by the Acquiror Parent prior to the first Mandatory Interest Closing: (1) the Articles of Incorporation of the Acquiror Parent shall have been amended and restated in the form of Exhibit E hereto, and (ii) all necessary corporate approvals shall have been obtained in order that the Transaction Shares issuable pursuant to Section 9.2(b) hereof shall be Acquiror Parent Common Stock.

(f)          Other Matters Relating to the Mandatory Entity Interest Contribution.

(i)          The Mandatory Entity Interest Closing shall occur on or before December 31, 2017 or not at all.

(ii)         If the Mandatory Contribution Conditions or other conditions precedent for one of Antigua or Amarillo are satisfied or waived, but not for both, then only the Mandatory Entity Interests of the entity whose Mandatory Contribution Conditions and conditions precedent have been satisfied or waived shall be contributed, but not those of the other entity and the number of Transaction Shares shall be adjusted accordingly based upon the relative Mandatory Transaction Share Values described above.

(iii)        If the Contributor Parties seek a waiver of any Mandatory Contribution Condition or other condition precedent to the contribution of the Mandatory Entity Interests, such waiver must be approved unanimously by the board of directors of the Acquiror Parent.

ARTICLE 10

TERMINATION

10.1         Termination. This Agreement may be terminated at any time prior to Closing: (a) by the mutual prior written consent of the Contributor Parties and the Acquiror Parties, (b) by either the Acquiror Parties or the Contributor Parties by giving written notice to the other on or before the twentieth (20th) day following the date hereof that indicates that the results of its due diligence investigation into the other Party is not satisfactory to it, or (c) by either the Contributor Parties or the Acquiror Parties if the Closing has not occurred on or before 5:00 pm local time in New York on May 17, 2017; provided, however, that the Contributor Parties shall be entitled to an automatic 45 day extension of such date if requested by the Contributor Parties in writing (May 17, 2017 or such extended date being the “End Date”); provided, further however, that, no Party shall be entitled to terminate this Agreement under Section 10.1(c) if the Closing has failed to occur as a result of such Party’s or its Affiliates’ breach of any representations or warranties set forth herein or such Party’s failure to perform or observe such Party’s or its Affiliates’ covenants and agreements hereunder (including the failure to perform the obligations of such Party with respect to Closing the transactions contemplated hereunder if and when required) in each case in a manner that causes the conditions of the other Party not to be satisfied (a “Material Breach”); provided, however, that none of the following shall constitute a Material Breach (i) the failure to satisfy a condition or complete an action that is outside of the control of a party, including, without limitation, the failure to obtain the vote or consent of a party’s shareholders, if required or deemed desirable, (ii) the failure to obtain the consent, approval or other action of any third party or Governmental Authority or any similar failure to satisfy a requirement, including, without limitation, the Commission, NASDAQ or the Tel Aviv Stock Exchange including, without limitation, the effectiveness of the Registration Statement (iii) the determination that the Registration Statement or any other required disclosure or similar document of the Acquiror Parties or the Contributor Parties will require the historical financial statements of the Contributor Parent if the matters set forth in clauses (i), (ii) or (iii) above shall prevent a Closing as set forth above, and notwithstanding anything to the contrary in this Agreement, the Closing shall be deferred until the matters set forth in such clauses have been satisfied, and either Party may terminate this Agreement, without penalty or damages, if a Closing has not occurred on or before August 15, 2017.

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10.2         Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect (except for the provisions of Section 10.3 and Article 11 (and the definitions used in such Section and Article), all of which shall continue in full force and effect).

10.3         Damages for Failure to Complete the Closing.

(a)          In the event that (i) the Acquiror Parties have satisfied all obligations they are required to satisfy prior to any of the Closings contemplated hereby (other than those obligations that have been waived in writing by the Contributor Parties) and the Acquiror Parties stand ready, willing and able to satisfy each of their obligations required to be satisfied at the Closing) and (ii) the Contributor Parties are in Material Breach, then the Acquiror Parties shall be entitled to elect, in their sole discretion, to either (x) seek specific performance of this Agreement, or (y) terminate this Agreement and to receive an amount in cash equal to their direct out-of-pocket expenses incurred in connection with the negotiation and preparation for Closing, supported by reasonable documentation. Upon the occurrence of a termination by the Acquiror Parties pursuant to this Section 10.3(a), the Contributor Parties shall, within twenty (20) days, pay to the Acquiror Parties in cash the aforesaid amount by wire transfer of immediately available funds to a bank account or accounts to be designated in writing by the Acquiror Parties.

(b)          In the event that (i) the Contributor Parties have satisfied all obligations they are required to satisfy prior to any of the Closings contemplated hereby (other than those obligations that have been waived in writing by the Acquiror Parties) and the Contributor Parties stand ready, willing and able to satisfy each of their obligations required to be satisfied at the Closing) and (ii) the Acquiror Parties are in Material Breach, then the Contributor Parties shall be entitled to elect, in their sole discretion, to either (x) seek specific performance of this Agreement, or (y) terminate this Agreement and to receive an amount in cash equal to their direct out-of-pocket expenses incurred in connection with the negotiation and preparation for Closing, supported by reasonable documentation. Upon the occurrence of a termination by the Contributor Parties pursuant to this Section 10.3(b), the Acquiror Parties shall, within twenty (20) days, pay to the Contributor Parties in cash the aforesaid amount by wire transfer of immediately available funds to a bank account or accounts to be designated in writing by the Contributor Parties.

ARTICLE 11

MISCELLANEOUS

11.1         Limitation on Actions. Except as specifically set forth herein, the representations, warranties, covenants, and agreements set forth herein shall not survive, and shall be of no further force or effect after, the Closing Date.

11.2         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

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11.3         Notices. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing, in English and by personal delivery (if signed for receipt), by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or transmitted via electronic mail (following appropriate confirmation of receipt by return email, including an automated confirmation of receipt) and shall be deemed to have been made and the receiving Party charged with notice, when received except that if received after 5:00 p.m. (in the recipient’s time zone) on a Business Day or if received on a day that is not a Business Day, such notice, request or communication will not be effective until the next succeeding Business Day. All notices shall be addressed as follows:

If to Acquiror Parties:

PhotoMedex, Inc.

2300 Computer Drive, Building G

Willow Grove, PA 19090

Attention: Dr. Dolev Rafaeli

Email: dolev@radiancy.com

With a copy (which shall not constitute notice) to:

BEVILACQUA PLLC
1629 K Street, NW, Suite 300

Washington, DC  20006

Attention: Louis A. Bevilacqua, Esq.

Email: lou@bevilacquapllc.com

If to Contributor Parties:

First Capital Real Estate Trust Incorporated

60 Broad Street, 34th Floor

New York NY 10004

Attention: Suneet Singal

Email: s@firstcapitalre.com

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Barry I. Grossman, Esq.

Email: bigrossman@egsllp.com

Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

11.4         Expenses. Except as otherwise provided in this Agreement, all expenses incurred by the Contributor Parties in connection with or related to the authorization, preparation or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including all fees and expenses of counsel, accountants and financial advisers employed by the Contributor Parties, shall be borne solely and entirely by the Contributor Parties, and all such expenses incurred by Acquiror Parties shall be borne solely and entirely by Acquiror Parties.

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11.5         Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed under and in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of any law other than the laws of the State of New York

11.6         Dispute Resolution. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York, or if such court does not have jurisdiction, any New York State court sitting in the County of New York, New York with respect to any dispute, claim or controversy arising out of or in relation to or in connection with this Agreement, and each of the Parties agrees that any action instituted by it against the other with respect to any such dispute, controversy or claim will be instituted exclusively in the New York State and United States District Court for the Southern District of New York. Each Party (a) irrevocably submits to the exclusive jurisdiction of such courts, (b) waives any objection to laying venue in any such action or proceeding in such courts, (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it, and (d) agrees that service of process upon it may be effected by mailing a copy thereof by registered mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 11.3. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of New York for any purpose except as provided herein and shall not be deemed to confer any rights on any Person other than the Parties to this Agreement. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.

11.7         Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

11.8         Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.9         Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement to any third Person other than an Affiliate, nor shall any Party delegate any of its rights or duties hereunder (including by change of control, merger, consolidation, or stock purchase) to any third Person other than an Affiliate, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Notwithstanding the foregoing, Acquiror may, by providing written notice to Contributor, but without Contributor’s consent, assign its rights and delegate its duties hereunder in whole (but not in part) to an Affiliate of Acquiror; provided, however, such assignment shall not be permitted if it would reasonably be anticipated to increase the liability of any member of the Contributing Group with respect to Taxes.

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11.10         Entire Agreement. This Agreement and the documents to be executed hereunder and the Exhibits and Schedules attached hereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. In entering into this Agreement, none of the Parties has relied on any statement, representation, warranty, covenant, or agreement of any other Party or its representatives other than those expressly contained in this Agreement.

11.11         Amendment. This Agreement may be amended or modified only by an agreement in writing signed by the Contributor Parties and the Acquiror Parties and expressly identified as an amendment or modification.

11.12         No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than the Acquiror Parties and the Contributor Parties to any claim, cause of action, remedy or right of any kind.

11.13         Severability. If any provision of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining provisions contained herein (and any other application of such provision) shall not in any way be affected or impaired thereby.

11.14         Business Day. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

11.15         References. In this Agreement: (a) references to any gender includes a reference to all other genders; (b) references to the singular includes the plural, and vice versa; (c) reference to any Article or Section means an Article or Section of this Agreement; (d) reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement; (e) unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; (f) references to “$” or “dollars” means United States Dollars; and (g) “include” and “including” mean include or including without limiting the generality of the description preceding such term.

11.16         Construction. Acquiror and Contributor are capable of making such investigation, inspection, review and evaluation of the Contributed Entity Interest and the Acquiror Group, respectively, as a prudent purchaser would deem appropriate under the circumstances, including with respect to all matters relating to their value, operation and suitability. Contributor Parties and Acquiror Parties have had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of the Persons who drafted this Agreement or any particular provision thereof.

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11.17         Limitation on Damages. Notwithstanding anything to the contrary contained herein, none of the Acquiror Parties, the Contributor Parties, or any of their respective Affiliates shall be entitled to consequential, special, or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special, or punitive damages suffered by third Persons for which responsibility is allocated between the Parties in this Agreement) and each of the Acquiror Parties and the Contributor Parties, for itself and on behalf of its Affiliates, hereby expressly waives any right to consequential, special, or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special, or punitive damages suffered by third Persons for which responsibility is allocated between the Parties in this Agreement).

11.18         Recourse Only Against Parties. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement or any successor or permitted assign of any such Parties (“Contracting Parties”). No Person who is not a Contracting Party, including without limitation any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

CONTRIBUTOR:

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, L.P.

By: First Capital Real Estate Trust Incorporated, its general partner

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Chief Executive Officer

CONTRIBUTOR PARENT:

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Chief Executive Officer

ACQUIROR:

FC GLOBAL REALTY OPERATING PARTNERSHIP, LLC

By:	/s/ Dolev Rafaeli
Name: Dolev Rafaeli
Title: President

ACQUIROR PARENT:

PHOTOMEDEX, INC

By:	/s/ Dolev Rafaeli
Name: Dolev Rafaeli
Title: Chief Executive Officer

Exhibits

Exhibit A – Assignment and Assumption Agreement

Exhibit B – Certificate of Designation

Exhibit C – Lock Up Agreement

Exhibit D – Registration Rights Agreement

Exhibit E – Amended and Restated Articles of Incorporation of Acquiror Parent

Exhibit F – Amended and Restated Bylaws of Acquiror Parent

Exhibit G – Voting Agreement

Exhibit H – Form of Payout Notes

Exhibit I – Payout Notes Security Agreement

Exhibit J – Employment Agreement with Suneet Singal

Exhibit K – Warrant

Exhibit A

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of the __ day of ____, 2017, by and between First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (“Assignor”), First Capital Real Estate Trust Incorporated (“Assignor Parent”), FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (“Assignee”) and PhotoMedex Inc., a Nevada corporation (“Assignee Parent”).

RECITALS

WHEREAS, Assignor, Assignor Parent, Assignee and Assignee Parent have entered into an Interest Contribution Agreement dated March 31, 2017 (the “Contribution Agreement”), pursuant to which the Assignor has agreed to sell and transfer to Assignee all of its right, title and interest in and to (i) the properties set forth on Exhibit I hereto (the “Contributed Real Properties”) and (ii) the entities set forth on Exhibit II hereto (the “Contributed Entities”, and together with the Contributed Real Properties, the “Contributed Assets”);

WHEREAS, the Contributed Entities have rights or interests in and to the Contributed Properties (as such term is defined in the Contribution Agreement);

WHEREAS, Assignor or Assignor Parent has either (singly or together) guaranteed certain obligations of the Contributed Entities or undertaken or agreed to perform certain services on behalf of the Contributed Entities or the Contributed Properties, as set forth on Exhibit III hereto (such guarantees or other obligations, the “Guaranteed Obligations”); and

WHEREAS, Assignor or Assignor Parent has entered into agreements, commitments or obligations with respect to the Contributed Real Properties, as set forth on Exhibit IV hereto (the “Contributed Agreements”).

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.	Capitalized terms used but not otherwise defined in this Agreement have the meanings given said terms in the Contribution Agreement.

2.	Assignor hereby irrevocably assigns to Assignee, and Assignee hereby irrevocably accepts from Assignor, all of Assignor’s rights, title and interests in and to the Contributed Assets and the Contributed Agreements. In order to reflect the assignment of Interests in the Contributed Entities, the Contributor Parties shall amend and restate the operating agreement or other constituent instruments of the Contributed Entities or otherwise amend the schedule of members or equity owners to reflect Acquiror as the owner of such Interests and shall deliver to the Acquiror Parties an Interest assignment instrument reflecting such assignment.

3.	Assignee hereby irrevocably agrees to assume and perform all of the obligations of the Assignor and the Assignor Parent pursuant to the Contributed Agreements and the Guaranteed Obligations, in the same manner and to the same extent as if the Assignee were the original obligor or obligors thereunder.

4.	To the fullest extent permitted by law, each party shall indemnify, defend and hold harmless the other parties, their respective officers, directors, shareholders, employees, agents, representatives, consultants, and contractors from and against any and all suits, judgments, actions, liabilities, costs, penalties, fines, damages, claims and expenses (including, without limitation, reasonable attorney’s fees) arising out of, resulting from, the breach or threatened breach by the other party of its obligations hereunder.

5.	Assignee Parent does hereby unconditionally and irrevocably guarantee the payment and performance, when due, of each of the obligations of Assignee pursuant hereto.

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6.	Each of the parties hereto hereby represents and warrants to the other as follows:

(a) The execution, delivery and performance of this Agreement are within such party’s powers and have been duly authorized by all necessary limited liability company, corporate or other action.

(b) This Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or any other third party is required for the due execution, delivery and performance by each party to this Agreement.

7.	This Agreement will be binding upon and will inure to the benefit of parties hereto and their respective successors and assigns.

8.	Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

9.	This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

10.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

11.	Any one or more of the provisions in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality and unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers.

ASSIGNOR:

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, L.P.

By: First Capital Real Estate Trust Incorporated, its general partner

By:
Name:
Title:

ASSIGNOR PARENT:

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

By:
Name:
Title:

ASSIGNEE:

FC GLOBAL REALTY OPERATING PARTNERSHIP, LLC

By:
Name:
Title:

ASSIGNEE PARENT:

PHOTOMEDEX, INC

By:
Name:
Title:

Exhibit I to Assignment and Assumption Agreement

Exhibit II to Assignment and Assumption Agreement

Exhibit III to Assignment and Assumption Agreement

Exhibit IV to Assignment and Assumption Agreement

EXHIBIT B

PHOTOMEDEX, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE

NEVADA REVISED STATUTES

The undersigned, __________ and ____________, do hereby certify that:

1.             They are the President and Secretary, respectively, of PhotoMedex, Inc., a Nevada corporation (the “Corporation”).

2.              The Corporation is authorized to issue five million (5,000,000) shares of preferred stock, $.01 par value per share, none of which have been issued.

3.              The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the articles of incorporation of the Corporation provide for a class of its authorized stock known as preferred stock, consisting of five million (5,000,000) shares, $.01 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Contribution Agreement, up to [__________] shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

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TERMS OF PREFERRED STOCK

Section 1.          Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the Closing pursuant to Section 8.1 of the Contribution Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents (as defined in the Contribution Agreement) have been executed and delivered by the applicable parties thereto and all conditions precedent to the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contribution Agreement” means the Interest Contribution Agreement, dated March 31, 2017, among the Corporation, First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, and FC Global Realty Operating Partnership, LLC, as amended, modified or supplemented from time to time in accordance with its terms.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(d).

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Issuable Maximum” shall have the meaning set forth in Section 6(d).

“Liquidation” shall have the meaning set forth in Section 5.

“New York Courts” shall have the meaning set forth in Section 8(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Securities” means the Preferred Stock, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market (or any successor entity) from the shareholders of the Corporation with respect to the transactions contemplated by the Transaction Documents (as defined in the Contribution Agreement), including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Subsidiary” means any subsidiary of the Corporation as set forth on Schedule 5.1 of the Contribution Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Contribution Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(d).

“Trading Day” means a day on which the principal Trading Market is open for business.

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“Transfer Agent” means Broadridge Corporate Issuer Solutions the current transfer agent of the Corporation with a mailing address of 5 Dakota Drive, Suite 300, Lake Success, NY 11042 and any successor transfer agent of the Corporation.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock and upon exercise of the Warrants.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Holder at the Optional Entity Interest Closing in accordance with Section 9.1(b) of the Contribution Agreement, which Warrants shall be exercisable according to the vesting schedule in the table set forth in Section 9.1(b)(ii) of the Contribution Agreement and have a term of exercise equal to five years, in the form of Exhibit K attached to the Contribution Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2.         Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series A Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to [_____________] (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $[______] (the “Stated Value”).

Section 3.          Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

Section 4.         Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Section 5.          Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

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Section 6.              Conversion.

a)           Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b)          Conversion Price. The conversion price for the Preferred Stock shall equal $[_____], subject to adjustment herein (the “Conversion Price”).

c)             Mechanics of Conversion.

i.            Delivery of Conversion Shares Upon Conversion. The Corporation shall, as soon as practicable after the Conversion Date (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock and (ii) pay in cash such amount as provided in Section 6(c)(iii) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

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ii.         Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Contribution Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

iii.         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv.         Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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d)           Issuance Limitations. Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Approval, then the Corporation may not issue, upon conversion of the Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date (i) to any party under the terms of the Contribution Agreement, (ii) in connection with any conversion of Preferred Stock issued pursuant to the Contribution Agreement, (iii) in connection with the exercise of any Warrants issued pursuant to the Contribution Agreement, (iv) in connection with the conversion of the Payout Notes (as defined in the Contribution Agreement), and (v) in connection with the exercise of any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the Securities pursuant to the Contribution Agreement, would exceed [________]1 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original Stated Value of such Holder’s Preferred Stock by (y) the aggregate Stated Value of all Preferred Stock issued on the Original Issue Date to all Holders. In addition, each Holder may allocate its pro-rata portion of the Issuable Maximum among Preferred Stock and Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Preferred Stock or Warrants and the amount of shares issued to such Holder pursuant to such Holder’s Preferred Stock and Warrants was less than such Holder’s pro-rata share of the Issuable Maximum. For avoidance of doubt, unless and until any required Shareholder Approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the Contribution Agreement as described in clause (iv) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such Shareholder Approval is obtained and effective.

Section 7.             Certain Adjustments.

a)        Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)       Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase.

1 19.99% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date of the Contribution Agreement.

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c)       Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete Conversion of this Preferred Stock (without regard to any limitations on Conversion hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

d)       Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Contribution Agreement) in accordance with the provisions of this Section 7(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents (as defined in the Contribution Agreement) referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Contribution Agreement) with the same effect as if such Successor Entity had been named as the Corporation herein.

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e)           Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

f)            Notice to the Holders.

i.            Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 8.              Miscellaneous.

a)       Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Secretary, facsimile number [________], e-mail address Mpupach@photomedex.com or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)       Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)        Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

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d)     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (as defined in the Contribution Agreement) (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents (as defined in the Contribution Agreement)), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)       Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f)         Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g)        Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)         Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i)         Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Contribution Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

*********************

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ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, par value $.01 per share (the “Common Stock”), of PhotoMedex, Inc. a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Preferred Stock owned prior to Conversion:

Number of shares of Preferred Stock to be Converted:

Stated Value of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Preferred Stock subsequent to Conversion:

Address for Delivery:

or

DWAC Instructions:

Broker no: _________

Account no: ___________

[HOLDER]

By:
Name:
Title:

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Exhibit C

LOCK-UP and resale restriction AGREEMENT

This lock-up and resale restriction agreement (the “Agreement”) is made and entered into the ____ day of ____________, 2017, by and among PhotoMedex, a Nevada corporation (the “Company”), First Capital Real Estate Trust Incorporated (“First Capital”) and the persons executing this Agreement (each a “Holder” and, collectively, the “Holders”).

RECITALS

A.           First Capital, First Capital Real Estate Operating Partnership, L.P. (the “Contributor”), the Company, and FC Global Realty Operating Partnership, LLC (the “Acquiror”) have entered into a Contribution Agreement dated March 31, 2017 (the “Contribution Agreement”), pursuant to which the Contributor has agreed to contribute to the Acquiror its interests in and to certain entities and real properties in exchange for certain securities of the Company. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Contribution Agreement.

B.           Each Holder (i) is either an existing stockholder of the Company or, (ii) as a result of one or more of the Closings of the Transactions contemplated in the Contribution Agreement, has acquired securities of the Company.

C.           As a condition precedent to the Closing, each Holder is required to enter into this Agreement with the Company and First Capital.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Restrictions on Transfer. No Holder shall, directly or indirectly, prior to the termination of this Agreement: (i) transfer, assign, sell, lend, sell short, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicit to do any of the foregoing, of any or all of the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company held by him, her or it, including any additional equity securities and/or any debt or similar securities that are convertible into equity securities of the Company which Holder may subsequently acquire, including all additional equity securities which may be issued to Holder upon the exercise of any options, warrants or other securities convertible into or exchangeable for securities of the Company (all such securities of such Holder, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (ii) enter or offer to enter into any derivative arrangement with respect to, or create or suffer to exist any liens or encumbrances with respect to, any or all of the Subject Securities or any right or interest therein, in either case that would reasonably be expected to prevent or delay such Holder’s compliance with his, her or its obligations hereunder; or (iii) enter of offer to enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer.

2.            Stop Transfer Orders. Each Holder hereby acknowledges and agrees that the Company shall be entitled, during the term of this Agreement, to cause any transfer agent for the Subject Securities to decline to effect any Transfer and to note stop transfer restrictions on the stock register and other records relating to Subject Securities, and each Holder agrees to execute and deliver any further documents reasonably requested by the Company in furtherance of the same.

3.            Permitted Transfers. Notwithstanding the foregoing, the restrictions set forth herein shall not apply to the following Transfers of Subject Securities by a Holder:

a.           if such Holder is an individual (A) for nominal consideration or as a gift to any member of such Holder’s “immediate family” (defined for purposes of this Agreement as the spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters) or a trust for the benefit of such Holder or any member of such Holder’s immediate family, or (B) upon the death of such Holder pursuant to a will or other instrument taking effect upon the death of such Holder, or pursuant to the applicable laws of descent and distribution to such Holder’s estate, heirs or distributees; and

b.           if the Holder is a corporation, partnership, limited liability company or other entity, any Transfer to an Affiliate of the Holder if such Transfer is not for value;

provided, however, that in the case of any Transfer described in clauses (a) or (b) above, it shall be a condition to the Transfer that (x) the transferee executes and delivers to the Company, not later than one business day prior to such Transfer, a written agreement that is reasonably satisfactory in form and substance to the Company to be bound by all of the terms of this Agreement and the Contribution Agreement (any references to immediate family in the agreement executed by such transferee shall expressly refer only to the immediate family of the Holder and not to the immediate family of the transferee) and (y) if the Holder is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Subject Securities or any securities convertible into or exercisable or exchangeable for the Subject Securities, the Holder shall include a statement in such report to the effect that, in the case of any Transfer pursuant to (i) above, such Transfer is being made as a gift or by will or intestate succession or, in the case of any Transfer pursuant to (ii) above, such Transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the Holder and is not a Transfer for value.

c.           For purposes hereof, “Affiliate” shall mean, with respect to any entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes hereof, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity or person, whether through the ownership of voting securities or otherwise.

4.          Transfers in Violation Void. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void.

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5.          Binding Effect; Waiver. This Agreement shall be binding upon the Holder, its agents, heirs, successors, assigns and beneficiaries. Any waiver by the Company of any of the terms and conditions of this Agreement in any instance must be in writing and must be duly executed by the Company and the Holder and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

6.          Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the first anniversary of the Approval Date or sooner upon the consent of the Company and First Capital.

7.          Miscellaneous. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each arty acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature page follows]

3

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Photomedex, Inc.

By:
Name:
Title:

First Capital Real Estate Trust Incorporated

By:
Name:
Title:

HOLDERS:

Lewis C. Pell

Yoav Ben-Dror

Dolev Rafaeli

Dennis M. McGrath

Katsumi Oneda

Stephen P. Connelly

First Capital Real Estate Investments LLC

By:
Name:
Title:

FC Borrower LLC

By:
Name:
Title

Exhibit D

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of _____________, 2017, between PhotoMedex, Inc., a Nevada corporation (the “Company”), and each of the several parties signatory hereto that will become holders of the registration rights granted hereunder (each such holder, a “Holder” and, collectively, the “Holders”).

This Agreement is made pursuant to the Contribution Agreement, dated as of March 31, 2017, among the Company, First Capital Real Estate Trust Incorporated (“FCREIT”), First Capital Real Estate Operating Partnership, L.P., FC Global Realty Operating Partnership, LLC, and each Holder (the “Contribution Agreement”).

The Company and each Holder hereby agrees as follows:

1.            Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Contribution Agreement shall have the meanings given such terms in the Contribution Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 120th calendar day following the date hereof (or, in the event of a “full review” by the Commission, the 150th calendar day following the date hereof) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 120th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 150th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 60th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all Transaction Shares, including, without limitation, any Transaction Shares that the Contributor Parties instruct the Acquiror Parent to deliver to Maxim Group LLC instead of to the Contributor Parties, (b) all Warrant Shares, and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders, as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

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“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Warrant Shares” means all shares of Acquiror Parent Common Stock issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein) held by the Holders.

2.            Shelf Registration.

(a)          On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that, the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on S-3, as appropriate (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(d)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Stockholder” section attached hereto as Annex B. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) (I) may be sold without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or (II) the Company is in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall promptly notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 5:00 p.m. Eastern Time on the second Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

(b)           Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(d)), with respect to filing on Form S-3 or other appropriate form; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

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(c)          Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), the number of Registrable Securities and other shares of the Company’s Common Stock to be registered on such Registration Statement, including the shares issuable upon conversion of the Payout Notes (the “Other Shares”) will be reduced on a pro rata basis based upon the number of Registrable Securities or Other Shares held by the Holders or the holders of the Other Shares. In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d)          If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

3.            Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall: Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to FCREIT copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of FCREIT, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to FCREIT, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which FCREIT shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after FCREIT has been so furnished copies of a Registration Statement or one (1) Trading Day after FCREIT have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

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(a)          (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to FCREIT true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company may excise any information contained therein which would constitute material non-public information as to FCREIT if it has not executed a confidentiality agreement with respect thereto with the Company or its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(b)          If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(c)          Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information constitutes material, non-public information.

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(d)          Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)          Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(f)          Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(g)           Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)          If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Contribution Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(i)          Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

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(j)          Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(k)          The Company shall use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(l)          The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares.

4.            Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

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5.             Indemnification.

(a)          Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) receipt of written notice from the Company in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

(b)          Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus, (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto, or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

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(c)          Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is determined by a court of competent jurisdiction not to be entitled to indemnification hereunder.

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(d)          Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.            Miscellaneous.

(a)          Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)          No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except for the Other Shares and those securities set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

(c)          Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)          Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

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(e)          Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144, without volume restrictions or current public information requirements, promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement that is available for resales or other dispositions by such Holder.

(f)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 51% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(f). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(g)          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Contribution Agreement.

(h)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 12.8 of the Contribution Agreement.

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(i)          No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j)          Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k)           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Contribution Agreement.

(l)          Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m)          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)          Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o)          Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PHOTOMEDEX, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING SHAREHOLDERS

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, see "Contribution Transaction” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for [Describe relationships with affiliated selling stockholders] and the ownership of the shares of common stock and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and warrants, as of ________, 2017, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders in connection with the Contribution Transaction and (ii) the maximum number of shares of common stock issuable upon exercise of the warrants issued to the Selling Stockholders in connection with the Contribution Transaction, (iii) the maximum number of shares of common stock issuable upon the conversion of Series A Preferred Stock issued to the Selling Stockholders in connection with the Contribution Trasaction, (iv) the maximum number of shares of common stock issuable upon the conversion of certain promissory notes issued to affiliates of the company in connection with the Contribution Transaction, determined as if the outstanding warrants, Series A Preferred Stock and Payout Notes were exercised or converted, as the case may be, in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants and the Series A Preferred Stock, a selling shareholder may not exercise the warrants or convert the Series A Preferred Stock if such exercise or conversion would result in the issuance of more than 19.9% of the shares of our common stock outstanding immediately prior to the closing of the Contribution Transaction taken together with other issuances of common stock in connection with the Contribution Transaction unless the approval of a majority of the outstanding common stock of the Company not including for this purpose the shares of Common Stock underlying the warrants or the Series A Preferred Stock or the other shares of common stock issued in connection with the Contribution Transaction. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering

Annex C

PHOTOMEDEX, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of PhotoMedex, Inc., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement. The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.          Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

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2.          Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3.          Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

4.          Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐	No ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐	No ☐

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐	No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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5.           Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.           Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

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PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

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Exhibit E

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PHOTOMEDEX, INC.

Pursuant to NRS Chapter 78

1.              The name of the corporation (the “Corporation”) is PhotoMedex, Inc.

2.              The address of the registered office of the Corporation in the State of Nevada shall be at [Jolley Urga Wirth Woodbury & Standish, 3800 Howard Hughes Parkway, Sixteenth Floor, Las Vegas, Nevada 89169. The name and address of the Corporation’s registered agent in the State of Nevada is Jolley Urga Wirth Woodbury & Standish.]

3.             (a)          The total number of shares of capital stock which the Corporation shall have authority to issue is five hundred fifty million (550,000,000) shares, of which (i) fifty million (50,000,000) shares are designated as preferred stock, with a par value of $0.01 per share (“Preferred Stock”) and (ii) five hundred million (500,000,000) shares are designated as common stock, with a par value of $0.01 per share (“Common Stock”).

(b)          The Preferred Stock of the Corporation may be issued by the Board of Directors of the Corporation in one or more series and each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time, including but not limited to:

(i)          the designation of such class or series;

(ii)         the dividend rate, if any, of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or non-cumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii)        whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv)        the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

(v)         whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi)        the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such class or series shall be entitled;

(vii)       the restrictions, if any, on the issue or reissue of any additional shares or any class or series of Preferred Stock; and

(viii)      the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation.

(c)          Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

(d)          Subject to such rights as may be granted to the holders of any series of Preferred Stock, no holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

4.             The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized in Nevada.

5.            Except as otherwise provided by law, a director or officer is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Any repeal or modification of this paragraph 5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

6.            The Corporation shall provide indemnification to its directors and officers to the maximum extent permitted by law. The Corporation shall pay advancements of expenses in advance of the final disposition of the action, suit, or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

7.            The provisions of NRS Sections 78.378 to 78.3793, inclusive, shall be inapplicable to the Corporation.

8.            The provisions of NRS Sections 78.411 to 78.444, inclusive, shall be inapplicable to the Corporation.

9.            These Restated Articles of Incorporation were approved by the Board of Directors and the holders of a majority of the outstanding shares of common stock pursuant to NRS 78.390 and NRS 78.320, and this instrument correctly sets forth in full the articles of incorporation, as amended and restated.

IN WITNESS WHEREOF, the undersigned officer has signed these restated articles of incorporation this ___ day of _______, 2017.

_________________, Chief Executive Officer

Exhibit F

AMENDED AND RESTATED

BYLAWS OF

PHOTOMEDEX, INC.

(a Nevada Corporation)

(adopted effective as of ______, 2017)

These Amended and Restated Bylaws of PhotoMedex, Inc., a Nevada corporation (the “Corporation”) are adopted pursuant to Section 7.01 of the Corporation’s existing Amended and Restated Bylaws, as amended (the “Original Bylaws”), and are intended to amend, restate and replace, in their entirety, the Original Bylaws effective as of the date first written above.

ARTICLE 1

OFFICES

SECTION 1.1.   Principal Office. The principal offices of the Corporation shall be in such location as the Board of Directors of the Corporation (the “Board of Directors”) may determine.

SECTION 1.2.   Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

SECTION 2.1.   Place of Meeting; Chairman. All meetings of stockholders shall be held at such place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Chairman of the Board of the Corporation (or the Executive Chairman of the Corporation, if such office is designated and filled in accordance with these Bylaws) (the “Chairman of the Board”) or any other person specifically designated by the Board of Directors shall act as the Chairman for any meeting of stockholders of the Corporation. The Chairman of the Board (or his or her designee) shall have full authority to control the process of any stockholder or Board of Directors meeting, including, without limitation, determining whether any proposals or nominations were properly brought before such meeting, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairman of the Board (or his or her designee) shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, requiring ballots by written consent, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

SECTION 2.2.   Annual Meetings. The annual meeting of stockholders of the Corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, subject to any postponement in the Board of Directors’ sole discretion, upon notice of such postponement given in any manner deeded reasonable by the Board of Directors.

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SECTION 2.3.   Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by the Nevada Revised Statutes (“NRS”) or by the Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), may be called exclusively by: (i) the Chairman of the Board or the Chief Executive Officer, President or other executive officer of the Corporation, (ii) the majority of the Board of Directors or (iii) the request in writing of stockholders of record, and only of record, owning not less than a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote (the “Requisite Percent”). Such request shall state the purpose or purposes of the proposed meeting. The officers or directors shall fix the date, time and any place, either within or without the State of Nevada, as the place for holding such meeting; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the date on which a special meeting request properly brought pursuant to Sections 2.3 and 2.5 are delivered to the Secretary of the Corporation.

SECTION 2.4.   Notice of Meeting. Written notice of the annual and each special meeting of stockholders of the Corporation, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting and shall be signed by the Chairman of the Board, the President or the Secretary of the Corporation (the “Secretary”). The Board of Directors may postpone a special meeting in its sole discretion in any manner it deems reasonable. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described below.

SECTION 2.5.   Business Conducted at Meetings.

Section 2.5.1   At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto provided within the notice period specified in Section 2.4) given by or at the direction of the Chairman of the Board, the President or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder or stockholders of record, and only of record, holding the Requisite Percent in accordance with applicable law, these Bylaws or otherwise. In addition to any other applicable requirements set forth in these Bylaws, the U.S. federal securities laws or otherwise, for business to be properly brought before a meeting called by stockholders representing the Requisite Percent, such stockholder(s) must have given timely notice thereof in writing to the Secretary. Any special meeting of the Corporation proposed to be called by a stockholder or stockholders in such capacity shall not be required to be held: (i) with respect to any matter, within 12 months after any annual or special meeting of stockholders at which the same matter was included on the agenda, or if the same matter will be included on the agenda at an annual meeting to be held within 90 days after the receipt by the Corporation of such request (the election or removal of directors to be deemed the same matter with respect to all matters involving the election or removal of directors) or (ii) if the purpose of the special meeting is not a lawful purpose or if such request violates applicable law. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting.

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Section 2.5.2   To be timely, a stockholder’s notice of a proposal to be included at an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or the date on which the Corporation mails its proxy materials for the current year if during the prior year the Corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year).

Section 2.5.3   A record stockholders’ notice to the Secretary shall set forth in writing as to each matter the stockholder(s) propose to bring before the meeting: (a) a detailed description of the business desired to be brought before the meeting and the reasons for proposing such business, including the complete text of any resolutions, bylaws or Articles of Incorporation amendments proposed for consideration (b) the name and address, as they appear on the Corporation’s books, of the stockholders proposing such business, (c) the class and number of shares of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the stockholders and each of its affiliates (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, or any successor rule thereto (“Rule 144”)), including any shares of the Corporation owned or controlled via derivatives, synthetic securities, hedged positions and other economic and voting mechanisms, (d) any material interest of the stockholders in such proposed business and any agreements or understandings to which such stockholders are a party which relate in any way, directly or indirectly, to the proposed business to be conducted, including a description of all arrangements or understandings between such stockholder and any other person or persons (including their names), (e) a representation as to whether or not such stockholder intends to solicit proxies; (f) a representation as to whether or not such stockholder intends to appear in person or by proxy at the applicable meeting, and (g) such other information regarding the stockholder in his, her or its capacity as a proponent of a stockholder proposal that would be required to be disclosed in a proxy statement or other filing with the United States Securities and Exchange Commission (“SEC”) required to be made in connection with the contested solicitation of proxies pursuant to the SEC’s proxy rules.

Section 2.5.4   Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.5. The Chairman of the meeting shall, in his or her sole discretion, determine and declare to the meeting whether or not any business was properly brought before the meeting. Any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 2.5 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement to the extent that such right is provided by an applicable rule of the SEC. Notwithstanding the foregoing, the advance notice provisions of these Bylaws shall apply to all stockholder proposals regardless of whether such proposal is sought to be included in the Corporation’s proxy statement or in a separate proxy statement.

SECTION 2.6.   Nomination of Directors. Nomination of candidates for election as directors of the Corporation at any meeting of stockholders called for the election of directors, in whole or in part (an “Election Meeting”), must be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures.

Section 2.6.1.   Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors or by written consent of the directors in lieu of a meeting prior to the date of the Election Meeting. At the request of the Corporation, each proposed individual nominated by the Board of Directors shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the SEC and any applicable securities exchange, to be included in the Corporation’s proxy statement soliciting proxies for his or her election as a director.

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Section 2.6.2.   The exclusive means by which a stockholder may nominate a director shall be: (i) in the case of the nomination of a director for election at an annual meeting, by delivery of a notice to the Secretary, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or the date on which the Corporation mails its proxy materials for the current year if during the prior year the Corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year); or (ii) in the case of the nomination of a director for election at a special meeting (other than pursuant to a special meeting request in accordance with the requirements set forth in Sections 2.3 and 2.5), not less than ninety (90) days nor more than one hundred twenty (120) days prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (of the date of such special meeting was first made, setting forth: (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144), including any shares of the Corporation owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies in a contested election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. In addition, any stockholder nominee, to be validly nominated, shall submit to the Secretary the questionnaire required pursuant to Section 2.6.3 of these Bylaws. A stockholder intending to nominate one or more candidates for election as directors must comply with the advance notice bylaw provisions specifically applicable to the nomination of candidates for election as directors for such nomination to be properly brought before the meeting. For purposes of these Bylaws, “public disclosure” shall mean shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Section 2.6.3   To be eligible to be a director nominee nominated by a stockholder or stockholders for election or reelection as a director of the Corporation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.6.2 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire (the “Questionnaire”) with respect to the background, qualification and experience of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form approved by the Corporation and provided by the Secretary or such Secretary’s designee) and a written representation and agreement that such person: (a) will abide by the requirements of these Bylaws and the Articles of Incorporation as in effect at the time of their nomination and as validly amended, (b) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. If, prior to the Election Meeting, there is a change in any information set forth on the Questionnaire, then such director candidate shall promptly notify the Secretary by submitting a revised Questionnaire.

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Section 2.6.4.   In the event that a person is validly designated by the Board of Directors as a nominee in accordance with this Section 2.6 and shall thereafter become unable or willing to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee who meets all applicable standards under these Bylaws.

Section 2.6.5.   If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 2.7.   Quorum; Adjournment.

Section 2.7.1   The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (provided the proxy has authority to vote on at least one matter at such meeting), shall constitute a quorum at any meeting of stockholders for the transaction of business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy (provided the proxy has authority to vote on at least one matter at such meeting) in order to constitute a quorum as to such class vote, and except as otherwise provided by the NRS or by the Articles of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.7.2   Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, at any annual or special meeting of stockholders of the Corporation, whether or not a quorum is present, the Chairman of the Board or the person presiding as Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, whether or not a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with Section 2.4 of these Bylaws. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.8.   Voting; Proxies.

Section 2.8.1   Except as provided for below or by applicable law, rule or regulation, when a quorum is present at any meeting of the stockholders, any action by the stockholders on a matter except the election of directors shall be approved if approved by the majority of the votes cast. Each nominee for director shall be elected by the majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present, provided, however, that, in the case of a director nominee in a Contested Election, the Board of Directors, in its sole discretion, may determine that directors shall be elected by a plurality of the votes cast in any Contested Election, such determination to be made no later than five (5) days prior to the date of the Election Meeting as initially announced. For purposes of these Bylaws, a “Contested Election” means an election of directors with respect to which the Board of Directors determines that the number of nominees exceeds the number of directors to be elected and the Board of Directors has not rescinded such determination by the date that is five (5) days prior to the date of the Election Meeting as initially announced. In determining the number of votes cast in a Contested Election, abstentions and broker non-votes, if any, will not be treated as votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in the Articles of Incorporation or by a specific statutory provision superseding the provisions of these Bylaws.

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Section 2.8.2   Every stockholder having the right to vote shall be entitled to vote in person, or by proxy: (a) appointed by an instrument in writing subscribed by such stockholder or by his or her duly authorized attorney or (b) authorized by the transmission of an electronic record by the stockholder to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission subject to any procedures the Board of Directors may adopt from time to time to determine that the electronic record is authorized by the stockholder; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. If such instrument or record shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1). Unless required by the NRS or determined by the Chairman of the meeting to be advisable, the vote on any matter need not be by written ballot. No stockholder shall have cumulative voting rights.

SECTION 2.9.   Consent of Stockholders. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if stockholders, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, consent in writing to such corporate action being taken; provided, that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by the NRS. Any action by consent of the stockholders pursuant to this Section 2.9 must follow the notice and timing procedures of Section 2.5 applicable to any business to be conducted at a stockholder meeting. Further, upon the request of a stockholder to conduct a consent solicitation, the Board of Directors shall adopt a resolution fixing a record date within ten (10) days of the date on which a request therefor is received, provided that such record date shall not be more than ten (10) days after the date of the adoption of such resolution.

SECTION 2.10.    Voting of Stock of Certain Holders. Shares standing in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the governing documents of such entity may prescribe, or in the absence of such provision, as the Board of Directors or governing body of such entity may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares outstanding in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent the stock and vote thereon.

SECTION 2.11.   Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.12.   Fixing Record Date. The Board of Directors may fix in advance a date for any meeting of stockholders (which date shall not be more than sixty (60) nor less than ten (10) days preceding the date of any such meeting of stockholders), a date for payment of any dividend or distribution, a date for the allotment of rights, a date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent of stockholders (which date shall not precede or be more than ten (10) days after the date the resolution setting such record date is adopted by the Board of Directors), in each case as a record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend or distribution, to receive any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as the case may be. In any such case such stockholders and only such stockholders as shall be stockholders of record on the Record Date shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof, to receive payment of such dividend or distribution, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such Record Date.

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ARTICLE 3

BOARD OF DIRECTORS

SECTION 3.1.   Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Subject to compliance with the provisions of the NRS, the powers of the Board of Directors shall include the power to make a liquidating distribution of the assets, and wind up the affairs of, the Corporation.

SECTION 3.2.   Number and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be not less than one (1) and not more than nine (9). Within the limits above specified, the number of the directors of the Corporation shall be determined solely in the discretion of the Board of Directors from time to time. All directors shall be elected annually. Directors need not be residents of Nevada or stockholders of the Corporation.

SECTION 3.3.   Vacancies, Additional Directors; Removal From Office; Resignation.

SECTION 3.3.1   If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created in accordance with Section 3.2 by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, but not the stockholders of the Corporation, may choose a successor or fill the newly created directorship. Any director so chosen shall hold office for the unexpired term of his or her predecessor in his or her office and until his or her successor shall be elected and qualified, unless sooner displaced.

SECTION 3.3.2   No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.3.3   The stockholders of the Corporation may remove a member of the Board of Directors by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock entitled to vote.

SECTION 3.3.4   Any director may resign or voluntarily retire upon giving written notice to the Chairman of the Board or the Board of Directors. Such retirement or resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If such retirement or resignation is effective at a future time, the Board of Directors may elect a successor to take office when the retirement or resignation becomes effective.

SECTION 3.4.   Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without notice other than this Bylaw provision, at the place of, and immediately prior to and/or following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held during each year, at such time and place as the Board of Directors may from time to time provide by resolution, either within or without the State of Nevada, without other notice than such resolution. The Board of Directors shall keep minutes of its regular meetings.

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SECTION 3.5.   Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two (2) directors (should there be such number then in office). The Chairman of the Board or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Nevada, as the place for holding such meeting. The Board of Directors shall keep minutes of its special meetings.

SECTION 3.6.   Notice of Special Meeting. Written notice (including via e-mail) of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to the time of a special meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given with respect to any matter when notice is required by the NRS.

SECTION 3.7.   Quorum. A majority of the Board of Directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the NRS, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

SECTION 3.8.   Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article 4 of these Bylaws, may be taken without a meeting, if a written consent thereto is signed by all of the members of the Board of Directors or of such committee, as the case may be. Evidence of any consent to action under this Section ~~3.~~8 may be provided in writing, including electronically via email or facsimile.

SECTION 3.9.   Meeting by Telephone. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by telephone conference or similar communications method so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.

SECTION 3.10.    Compensation. Directors, as such, may receive reasonable compensation for their services, which shall be set by the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving additional compensation therefor. Members of special or standing committees may be allowed like compensation for their services on committees.

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SECTION 3.11.    Rights of Inspection.   Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

SECTION 3.12   Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or their committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE 4

COMMITTEES OF DIRECTORS

SECTION 4.1.   Generally. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more additional special or standing committees, each such additional committee to consist of one or more of the directors of the Corporation. Each such committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except as delegated by these Bylaws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

SECTION 4.2.   Committee Operations. A majority of a committee shall constitute a quorum for the transaction of any committee business. Such committee or committees shall have such name or names and such limitations of authority as provided in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The Corporation shall pay all expenses of committee operations. The Board of Directors may designate one or more appropriate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another appropriate member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

SECTION 4.3.   Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Corporation’s Secretary, or any other person designated by the applicable committee shall (a) serve as the Secretary of the special or standing committees of the Board of Directors of the Corporation, (b) keep regular minutes of standing or special committee proceedings, (c) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee and (d) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.

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ARTICLE 5

NOTICE

SECTION 5.1.   Methods of Giving Notice.

SECTION 5.1.1. Notice to Directors or Committee Members. Whenever under the provisions of the NRS, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or member of any committee of the Board of Directors, personal notice is not required but such notice may be: (a) given in writing and mailed to such director or committee member, (b) sent by electronic transmission (including via e-mail) to such director or committee member, or (c) given orally or by telephone; provided, however, that any notice from a stockholder to any director or member of any committee of the Board of Directors must be given in writing and mailed to such director or member and shall be deemed to be given upon receipt by such director or member. If mailed, notice to a director or member of a committee of the Board of Directors shall be deemed to be given when deposited in the United States mail first class, or by overnight courier, in a sealed envelope, with postage thereon prepaid, addressed, to such person at his or her business address. If sent by electronic transmission, notice to a director or member of a committee of the Board of Directors shall be deemed to be given if by (i) facsimile transmission, when receipt of the fax is confirmed electronically, (ii) electronic mail, when delivered to an electronic mail address of the director or member, (iii) a posting on an electronic network together with a separate notice to the director or member of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when delivered to the director or member.

SECTION 5.1.2. Notices to Stockholders. Whenever under the provisions of the NRS, the Articles of Incorporation or these Bylaws, notice is required to be given to any stockholder, personal notice is not required but such notice may be given: (a) in writing and mailed to such stockholder, (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given or (c) as otherwise permitted by the SEC. If mailed, notice to a stockholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If sent by electronic transmission, notice to a stockholder shall be deemed to be given if by (i) facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (ii) electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) a posting on an electronic network together with a separate notice to the stockholder of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when directed to the stockholder.

SECTION 5.2.   Written Waiver. Whenever any notice is required to be given by the NRS, the Articles of Incorporation or these Bylaws, a waiver thereof in a signed writing or sent by the transmission of an electronic record attributed to the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 5.3.   Consent. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered in the minutes of such meeting, or by taking part in the deliberations at such meeting without objection, the actions taken at such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for lack of notice is made at the time, and if any meeting be irregular for lack of notice or such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote thereat. Such consent or approval, if given by stockholders, may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

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ARTICLE 6

OFFICERS

SECTION 6.1.   Officers.

SECTION 6.1.1   The officers of the Corporation shall include the Chairman of the Board (or Executive Chairman, if the Board of Directors designates such office), the President, the Secretary and the Treasurer, each as approved and appointed by the Board of Directors.

SECTION 6.1.2   The officers of the Corporation may further include a Chief Executive Officer and a Chief Financial Officer, each as approved and appointed by the Board of Directors, and may further include, without limitation, such other executive or subordinate officers and agents, including, without limitation, one or more Vice Presidents (any one or more of which may be designated Senior Executive Vice President, Executive Vice President, Senior Vice President or such other title as may be determined b the Board of Directors), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, in each case as the Board of Directors deems necessary and approve and appoint.

SECTION 6.1.3   The Board of Directors may in its discretion delegate to the President the power and authority to appoint subordinate officers of the Corporation and to prescribe their respective duties and powers, but in any instance the Chairman of the Board, the President, the Secretary, the Treasuer and, if designated, the Chief Executive Officer, Chief Financial Officer or any other officer responsible for a principal business unit, division or function of the Corporation (such as sales, administration or finance), or any other officer who performs a policy making function (collectively, the “Principal Officers”), shall be subject to the approval of and appointment by the Board of Directors.

SECTION 6.1.4   All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as prescribed by these Bylaws, the Board of Directors or President, as applicable. Any two or more offices may be held by the same person. The Chairman of the Board shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.

SECTION 6.2.   Election and Term of Office. The Principal Officers shall each be elected only by, and shall serve only at the pleasure of, the Board of Directors. All other officers of the Corporation may be appointed as the Board of Directors or the President deem necessary and elect or appoint. The officers of the Corporation shall be elected or ratified annually by the Board of Directors at its first regular meeting held concurrently with or after the annual meeting of stockholders or as soon thereafter as conveniently possible (or, in the case of those officers elected or appointed other than by the Board of Directors, ratified at the Board of Directors’ first regular meeting held following their election or appointment or as soon thereafter as conveniently possible). Subject to the terms and conditions of any applicable contract between an officer and the Corporation, each officer shall hold office until his or her successor shall have been chosen and shall have qualified or until his or her death or the effective date of his or her resignation or removal, or until he or she shall cease to be a director in the case of the Chairman of the Board.

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SECTION 6.3.   Removal and Resignation. Any officer or agent may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors and, other than the Principal Officers, may also be removed, either with or without cause, by action of the President whenever, in his, her judgment, the best interests of the Corporation shall be served thereby, but such right of removal and any purported removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any Principal Officer or other officer or agent may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4.   Vacancies. Any vacancy occurring in any Principal Officer office by death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. Any vacancy in any other office may be filled as the Board of Directors or President deem necessary.

SECTION 6.5.   Compensation. The compensation of the Principal Officers shall be determined by the Board of Directors or a designated committee thereof. Compensation of all other officers and employees of the Corporation shall be determined by the President in consultation with the Board of Directors or a designated committee thereof and in accordance with any charter of any such committee as has been approved by the Board of Directors or any policies as have been approved by the Board of Directors. No officer who is also a director shall be prevented from receiving such compensation by reason of his or her also being a director.

SECTION 6.6.   Chairman of the Board. The Chairman of the Board (who may also be designated as Executive Chairman), shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the Chairman of the Board’s absence, such duties shall be attended to by any vice chairman of the Board of Directors, or if there is no vice chairman, or such vice chairman is absent, then by the President. The Chairman of the Board shall act as liaison between the Board of Directors and the executive officers of the Corporation and shall be responsible for general oversight of such executive officers. The Chairman of the Board may also hold the position of Chief Executive Officer or President, if so approved or appointed by the Board of Directors. The Chairman of the Board shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. He or she may sign with the President or any other officer of the Corporation thereunto authorized by the Board of Directors certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds or bonds, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated or reserved by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

SECTION 6.7.   President. The President shall, subject to the oversight by and control of the Board of Directors, have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may also, but shall not be required to, hold the position of Chief Executive Officer of the Corporation, if so approved or appointed by the Board of Directors. The President shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation. Subject to the supervisory powers of the Board of Directors, the President may sign with the Chairman of the Board or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. In general, the President shall perform all other duties normally incident to the office of the President, except any duties expressly delegated to other persons by these Bylaws, the Board of Directors and such other duties as may be prescribed by the Board of Directors from time to time.

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SECTION 6.8.    Chief Executive Officer. The Chief Executive Officer, if any, shall, in general, perform such duties as usually pertain to the position of chief executive officer and such duties as may be prescribed by the Board of Directors.

SECTION 6.9.    Chief Financial Officer. The Chief Financial Officer, if any, shall, in general, perform such duties as usually pertain to the position of chief financial officer and such duties as may be prescribed by the Board of Directors. The Chief Financial Officer (or the Treasurer, if the office of Chief Financial Officer is unoccupied) shall prepare annually (by the thirtieth (30th) day following the end of each fiscal year) a customary and appropriate financial and operational budget of income, expense and cash flows of the Company for the upcoming fiscal year, which budget shall be reviewed and approved by the Board of Directors. Such budget shall be updated quarterly (including a reconciliation of the Company’s actual performance versus the approved budget) and presented to the Board of Directors for review and revision as determined by the Board of Directors.

SECTION 6.10. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) have general charge of other stock transfer books of the Corporation; and (f) in general, perform all duties normally incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

SECTION 6.11.    Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these Bylaws; and (b) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 6.12.   Interim Officer Status. Any office of the Corporation may be designated by the Board of Directors as interim, and such interim status shall be on such terms and for such duration as may be designated by the Board of Directors.

ARTICLE 7

EXECUTION OF CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 7.1.   Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or execute and deliver an instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

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SECTION 7.2.   Checks, etc. All checks, demands, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3.   Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the President, the Treasurer or the Chief Financial Officer may be empowered by the Board of Directors to select or as the Board of Directors may select.

SECTION 7.4.   Voting of Securities Owned by Corporation. All stock and other securities of any other corporation owned or held by the Corporation for itself, or for other parties in any capacity, and all proxies with respect thereto shall be executed by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by any Principal Officer.

ARTICLE 8

SHARES OF STOCK

SECTION 8.1.   Issuance. Each stockholder of the Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his or her name on the books of the Corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the Chairman of the Board and the President or such other officers as may from time to time be authorized by resolution of the Board of Directors. Any or all the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer had not ceased to be such officer at the date of its issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that except as otherwise provided by the NRS, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new certificate (or uncertificated shares in lieu of a new certificate) may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. In addition to the above, all certificates (or uncertificated shares in lieu of a new certificate) evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS.

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SECTION 8.2.   Lost Certificates. The Board of Directors may direct that a new certificate or certificates (or uncertificated shares in lieu of a new certificate) be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

SECTION 8.3.   Transfers. In the case of shares of stock represented by a certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary and the Corporation’s transfer agent, if any.

SECTION 8.4.   Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

SECTION 8.5.   Uncertificated Shares. The Board of Directors may approve the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of capital stock.

ARTICLE 9

DIVIDENDS

SECTION 9.1.   Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 9.2.   Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

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ARTICLE 10

LIMITATION ON LIABIILTY AND INDEMNIFICATION1

SECTION 10.1   No director or officer shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for any transaction from which the director derived an improper personal benefit. If the NRS is hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by applicable law. No amendment to or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SECTION 10.2    The Corporation shall, to the maximum extent permitted under the applicable law and except as set forth below, indemnify, old harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Section, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof: initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors.

SECTION 10.3   Advance of Expenses. Notwithstanding any other provisions of the Articles of Incorporation, these Bylaws, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Section. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

SECTION 10.4   Subsequent Amendment. No amendment, termination or repeal of this Article 10 or of the relevant provisions of the Chapter 78 of the NRS or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

SECTION 10.5   Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 10 shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an officer, director or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article 10 shall be deemed to be provided by a contract between the Corporation and the Indemnitee who serves in such capacity at any time while these Bylaws and other relevant provisions of the NRS and other applicable law, if any, are in effect.

1    Subject to further review by litigation counsel and review of D&O insurance policy.

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SECTION 10.6   Other Rights. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Section.

SECTION 10.7   Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Section in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Section shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

SECTION 10.8   Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Section with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation,

SECTION 10.9   Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney's fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the Chapter 78 of the NRS.

SECTION 10.10 Savings Clause. If this Article 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article 10 that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 10.11 Contested Director Indemnification. Notwithstanding anything to the contrary contained in these Bylaws, a director who was elected in any Contested Election who is not a continuing director shall not be entitled to any indemnification or advancement of expenses unless and until a majority of the continuing directors vote that the indemnification provisions set forth in this Article 10 shall apply to such newly elected director.

ARTICLE 11

MISCELLANEOUS

SECTION 11.1.   Books. The books of the Corporation may be kept within or without the State of Nevada (subject to any provisions contained in the NRS) at such place or places as may be designated from time to time by the Board of Directors.

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SECTION 11.2.   Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as may be designated by the Board of Directors.

SECTION 11.3   Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, a state or federal court located in the City and County of Denver, Colorado shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any actions asserting a claim arising pursuant to any provision of the NRS, the Articles of Incorporation or these Bylaws, in each case as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.3.

ARTICLE 12

AMENDMENTS

SECTION 12.1   Amendment By Stockholders. The stockholders of the Corporation may alter, amend, repeal or the remove these Bylaws or any portion thereof only by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders, duly called; provided, however, that no such change to any Bylaw shall alter, modify, waive, abrogate or diminish the Corporation’s obligation to provide the indemnity called for by Article 10 of these Bylaws, the Articles of Incorporation or applicable law.

SECTION 12.2   Amendment by the Board of Directors. Notwithstanding Section 12.1, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, alter, amend or repeal these Bylaws or any portion thereof, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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Exhibit G

SHAREHOLDER VOTING SUPPORT AND CONFIDENTIALITY AGREEMENT

SHAREHOLDER VOTING SUPPORT AND CONFIDENTIALITY AGREEMENT (this “Agreement”), dated as of March 31, 2017, by and among First Capital Real Estate Trust Incorporated, a Maryland corporation (“First Capital”), and those holders of securities of PhotoMedex, Inc. a Nevada corporation (the “Company”), listed on Schedule I annexed hereto (each a “Stockholder” and collectively, the Stockholders”).

Whereas, First Capital, First Capital Real Estate Operating Partnership, L.P. (the “Contributor”), the Company, and FC Global Realty Operating Partnership, LLC (the “Acquiror”) have entered into a Contribution Agreement dated March 31, 2017 (the “Contribution Agreement”), pursuant to which the Contributor will contribute to the Acquiror its interests in and to certain entities and real properties in exchange for shares of common stock, par value $.01 per share, of the Company, shares of preferred stock, par value $.01 per share, of the Company and warrants to purchase shares of common stock, par value $0.01 per share, of the Company.

Whereas, in connection with the Contribution Agreement, the parties hereto desire to enter into this shareholder voting support and confidentiality agreement.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Contribution Agreement.

As of the date hereof, each Stockholder is the record owner of the number and type of securities of the Company set forth opposite the name of such Stockholder on Schedule I hereto.

As a condition to the willingness of First Capital to enter into the Contribution Agreement and as an inducement and in consideration therefor, First Capital and each Stockholder have agreed to enter into this Agreement.

The parties, intending to be legally bound, agree as follows:

SECTION 1. Stockholder Meetings; Voting. Each Stockholder hereby agrees that from and after the date hereof and until this Agreement is terminated in accordance with Section 7, such Stockholder shall appear in person or by proxy at any meeting of the stockholders of the Company called for purposes, and any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Contribution Agreement or the transactions contemplated by the Contribution Agreement is sought by the Company and approved by the board of directors of the Company and recommended to the stockholders of the Company by the board of directors that include any of the following (i) the adoption of the Contribution Agreement and the transactions contemplated by the Contribution Agreement, or (ii) the approval of the number of shares or voting power that can be issued or granted by the Company to First Capital or its stockholders or Affiliates; provided, however, that if a proposal presented to the stockholders of the Company involves the approval of the issuance of the Company’s securities in connection with the contribution of the Mandatory Entity Interests or the Optional Entity Interests, then the board shall have approved and recommended this proposal to the stockholders of the Company by a vote of at least six board members in favor of the proposal. The Company shall notify the Stockholders of whether such requirement has been met.

Each Stockholder hereby agrees that from and after the date hereof and until this Agreement is terminated in accordance with Section 7, such Stockholder shall exercise all of his, her or its rights as a holder of securities of the Company to vote as follows to the extent that the following are approved by the board of directors of the Company and recommended to the stockholders of the Company: (i) in favor of the adoption of the Contribution Agreement and the approval of the transactions contemplated by the Contribution Agreement; (ii) in favor of any proposal seeking approval for the issuance to the Contributor or its designees of common stock of the Company (or securities convertible into or exercisable for common stock of the Company) equal to 20 percent or more of the common stock or 20 percent or more of the voting power outstanding before the issuance, in order that (A) any shares of Series A Preferred Stock of the Company previously issued by the Company to the Contributor or its designees can be immediately converted into Common Stock of the Company, (B) the Warrant (as defined in the Contribution Agreement) can be fully exercised for Common Stock of the Company in accordance with its terms, and (iii) all shares of Common Stock of the Company issuable to the Contributor or its designees pursuant to the Contribution Agreement can be issued to the Contributor as provided therein , (iii) against any proposal made in opposition to, or in competition with, the matters set forth in (i) or (ii) above; and (iv) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the adoption of the Contribution Agreement and approval of the transactions contemplated by the Contribution Agreement; at any meeting of the stockholders of the Company. Notwithstanding the foregoing, if a proposal presented to the stockholders of the Company involves the approval of the issuance of the Company’s securities in connection with the contribution of the Mandatory Entity Interests or the Optional Entity Interests, then the board shall have approved and recommended this proposal to the stockholders of the Company by a vote of at least six board members in favor of the proposal. The Company shall notify the Stockholders of whether such requirement has been met. It is the intention of this paragraph that each Stockholder shall be obligated to vote in accordance with the above regardless of the particular wording of any proposal put forth to the stockholders of the Company, in a manner consistent with the purpose of authorizing the Contribution Agreement and the issuance to the Contributor or its designees of shares of Common Stock of the Company having the maximum voting power as is contemplated by the Contribution Agreement.

SECTION 2. Restriction on Transfer.

(a) Each Stockholder agrees that he, she or it will not directly or indirectly, prior to the termination of this Agreement: (i) transfer, assign, sell, lend, sell short, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicit to do any of the foregoing, of any or all of the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company held by him, her or it, including any additional equity securities and/or any debt or similar securities that are convertible into equity securities of the Company which Stockholder may subsequently acquire, including all additional equity securities which may be issued to Stockholder upon the exercise of any options, warrants or other securities convertible into or exchangeable for securities of the Company (all such securities of such Stockholder, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (ii) enter or offer to enter into any derivative arrangement with respect to, or create or suffer to exist any liens or encumbrances with respect to, any or all of the Subject Securities or any right or interest therein, in either case that would reasonably be expected to prevent or delay such Stockholder’s compliance with his, her or its obligations hereunder; (iii) enter of offer to enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iv) grant any proxy, power-of-attorney or other authorization or consent with respect to any Subject Securities with respect to any matter that is, or that could be exercised in a manner, inconsistent with the transactions contemplated by the Contribution Agreement and this Agreement or the provisions thereof and hereof; (v) deposit any Subject Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any Subject Securities; or (vi) enter or offer to enter into any contract or agreement that would be breached by, or take any other action that would reasonably be expected to prevent or delay such Stockholder’s compliance with its obligations hereunder.

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(b) Each Stockholder hereby acknowledges and agrees that the Company shall be entitled, during the term of this Agreement, to cause any transfer agent for the Subject Securities to decline to effect any Transfer and to note stop transfer restrictions on the stock register and other records relating to Subject Securities, and each Stockholder agrees to execute and deliver any further documents reasonably requested by the Company in furtherance of the same.

(c) Notwithstanding the foregoing, the restrictions set forth in this Section 2 shall not apply (A) to the exercise of any option, warrant or other securities convertible or exchangeable for securities of the Company or (B) to the following Transfers of Subject Securities by the Stockholder:

(i) if such Stockholder is an individual (A) for nominal consideration or as a gift to any member of such Stockholder’s “immediate family” (defined for purposes of this Agreement as the spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters) or a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, or (B) upon the death of such Stockholder pursuant to a will or other instrument taking effect upon the death of such Stockholder, or pursuant to the applicable laws of descent and distribution to such Stockholder’s estate, heirs or distributees; and

(ii) if the Stockholder is a corporation, partnership, limited liability company or other entity, any Transfer to an Affiliate of the Stockholder if such Transfer is not for value;

provided, however, that in the case of any Transfer described in clauses (i) or (ii) of this Section 2(c), it shall be a condition to the Transfer that (x) the transferee executes and delivers to the Company and First Capital, not later than one business day prior to such Transfer, a written agreement that is reasonably satisfactory in form and substance to the Company and First Capital to be bound by all of the terms of this Agreement and the Contribution Agreement (any references to immediate family in the agreement executed by such transferee shall expressly refer only to the immediate family of the Stockholder and not to the immediate family of the transferee) and (y) if the Stockholder is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Subject Securities or any securities convertible into or exercisable or exchangeable for the Subject Securities, the Stockholder shall include a statement in such report to the effect that, in the case of any Transfer pursuant to Section 2(c)(i) above, such Transfer is being made as a gift or by will or intestate succession or, in the case of any Transfer pursuant to Section 2(c)(ii) above, such Transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the Stockholder and is not a Transfer for value.

(iii) For purposes hereof, “Affiliate” shall mean, with respect to any entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes hereof, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity or person, whether through the ownership of voting securities or otherwise.

SECTION 3. Representations and Warranties of Stockholders. Each Stockholder on its own behalf hereby represents and warrants to First Capital as follows:

(a) Such Stockholder is the record owner of the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company set forth opposite the name of such Stockholder on Schedule I to this Agreement. As of the date of this Agreement, the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company set forth opposite the name of such Stockholder on Schedule I to this Agreement represent all of the shares of equity securities and/or any debt or similar securities that are convertible into equity securities of the Company owned of record by such Stockholder.

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(b) If the Stockholder is a corporation, partnership, limited liability company or other entity, such Stockholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction, and has all requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement.

(c) If the Stockholder is an individual, such Stockholder has the valid capacity to execute and deliver this Agreement and has duly executed and delivered this Agreement.

(d) If the Stockholder is a corporation, partnership, limited liability company or other entity, this Agreement has been duly authorized, executed and delivered by such Stockholder.

(e) This Agreement, assuming it constitutes a valid and binding obligation of First Capital, constitutes a valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally.

(f) The execution, delivery and performance by such Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental authority or other third party, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the transactions contemplated by the Contribution Agreement or such Stockholder’s ability to observe and perform its material obligations hereunder (a “Stockholder Material Adverse Effect”).

(g) The execution, delivery and performance by such Stockholder of this Agreement will not (i) result in a violation of, or default (with or without notice or lapse of time, or both) under, require consent under or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under any (A) contract, trust, commitment, agreement, understanding or arrangement of any kind (a “Contract”) or (B) permit, concession, franchise, right or license binding upon such Stockholder, (ii) result in the creation of any pledges, liens, claims, security interests, proxies, voting trusts or agreements, options, rights (other than community property interests), understandings or arrangements or any other encumbrance or restriction whatsoever on title transfer (collectively, “Encumbrances”), other than Encumbrances imposed by federal or state securities laws (collectively, “Permitted Encumbrances”), upon any of the properties or assets of such Stockholder, (iii) If the Stockholder is a corporation, partnership, limited liability company or other entity, conflict with or result in any violation of any provision of the organizational documents of such Stockholder, or (iv) conflict with or violate any applicable laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, be reasonably expected to have a Stockholder Material Adverse Effect. The consummation by such Stockholder of the transactions contemplated by this Agreement will not (i) violate any provision of any judgment, order or decree applicable to such Stockholder or (ii) require any consent, approval, or notice under any statute, law, rule or regulation applicable to such Stockholder.

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(h) Such Stockholder’s Subject Securities are now, and at all times during the term hereof will be, held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Encumbrances, except for (i) any such Encumbrances arising hereunder, (ii) Permitted Encumbrances and (iii) any Encumbrance imposed by any margin account in with the Subject Securities may be held (provided, that the Stockholder retains voting and dispositional control of any such Subject Securities); provided, that such Stockholder may Transfer such Subject Securities in accordance with the provisions of a separate lock-up agreement being entered into between such Stockholder and the other parties thereto in accordance with the Contribution Agreement.

(i) Such Stockholder understands and acknowledges that First Capital is entering into the Contribution Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

(j) No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

SECTION 4. Representations and Warranties of First Capital. First Capital hereby represents and warrants to the Stockholders as follows:

(a) First Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and First Capital has all requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by First Capital, and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of First Capital, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(c) The execution, delivery and performance by First Capital of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental authority or other third party, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the transaction contemplated by the Contribution Agreement or First Capital’s ability to observe and perform its material obligations hereunder (a “First Capital Material Adverse Effect”).

(d) The execution, delivery and performance by First Capital of this Agreement will not (i) result in a violation of, or default (with or without notice or lapse of time, or both) under, require consent under or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under any (A) Contract or (B) permit, concession, franchise, right or license binding upon First Capital, (ii) result in the creation of Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of First Capital, (iii) conflict with or result in any violation of any provision of the organizational documents of First Capital, or (iv) conflict with or violate any applicable laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, be reasonably expected to have a First Capital Material Adverse Effect. The consummation by First Capital of the transactions contemplated by this Agreement will not (i) violate any provision of any judgment, order or decree applicable to First Capital or (ii) require any consent, approval, or notice under any statute, law, rule or regulation applicable to First Capital.

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SECTION 5. Confidentiality.

(a) Confidentiality by the Stockholders. Except as otherwise required by applicable law, each Stockholder agrees to treat and hold as confidential, any confidential or proprietary information of First Capital relating, except for any such information which is generally known to the public or becomes generally known to the public, other than as a result of a disclosure by such Stockholder and not due to the breach of this Agreement (“Confidential Information”), and to refrain from disclosing any Confidential Information, except in accordance with the provisions of this Section 5. Unless otherwise public information, the existence of any business negotiations, discussions, consultations or agreements in progress between the parties hereto, or between First Capital and certain third parties, shall not be released to any form of public media without the prior written consent of First Capital. Each Stockholder agrees that it shall treat all Confidential Information with at least the same degree of care as it accords to its own information of like nature, and each Stockholder represents that it exercises at least reasonable care to protect its own confidential information. Each Stockholder may disclose Confidential Information only to those of its employees, officers, directors, shareholders, partners, members, or owners of a similar equity interest in the Stockholder, or any of Stockholder’s agents or representatives (all such persons or entities, collectively, “Stockholder Representatives”) who (i) need to know such information for the purposes of advising such Stockholder with respect to the Contribution Agreement and the consummation of the transactions contemplated by the Contribution Agreement and (ii) are informed by such Stockholder of the confidential nature of the Confidential Information and the obligations under this Agreement with respect to such Confidential Information. Each Stockholder also agrees to be responsible for enforcing the terms of this letter agreement as to its Stockholder Representatives and maintaining the confidentiality of the Confidential Information and to take such action, legal or otherwise, to the extent necessary to cause them to comply with the terms and conditions of this letter agreement and thereby prevent any disclosure or prohibited use of Confidential Information by any of its Stockholder Representatives.

(b) Disclosure Required by Law. Notwithstanding the foregoing, the Stockholder or any of the Stockholder’s Representatives may disclose Confidential Information without First Capital’s consent to the extent required by law or legal process (provided that, unless prohibited by law, it first provides prompt notice to First Capital so that First Capital may seek a protective order or other appropriate remedy or consent to the disclosure). In the event the Stockholder or any of the Stockholder’s Representatives are required to so disclose Confidential Information, the Stockholder or such Representative may furnish that portion (and only that portion) of the Confidential Information that such person or entity has been advised by legal counsel that it is legally compelled or otherwise required to disclose, and such person or entity shall use all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so disclosed and, if requested by First Capital, shall use reasonable efforts to assist First Capital in obtaining an order or other assurance that confidential treatment will be accorded to such Confidential Information so disclosed.

(c) Stockholder Acknowledgment. Each Stockholder also acknowledges and agrees that he, she or it is aware of the restrictions imposed by the United States federal securities laws and other applicable foreign and domestic laws on a person or entity in possession of material non-public information about a public company and that such Stockholder will comply with such laws.

SECTION 6. Fiduciary Responsibilities. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his or her capacity as the record owner of such Stockholder’s Subject Securities and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company’s or the Company’s Board of Directors’ rights in connection with the Contribution Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

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SECTION 7. Termination.

(a) This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(i) that date of the termination of the Contribution Agreement in accordance with its terms;

(ii) the later of (A) the date of the last closing of the transactions described in the Contribution Agreement or (B) the first Business Day following the date of the approval by the stockholders of the Company of the full issuance of Transaction Shares having voting rights in excess of 20% to First Capital or its stockholders or Affiliates;

(iii) upon the earlier of (1) 14 days written notice by Stockholder to the Company and First Capital or (2) the day preceding the initial date of the meeting of the Stockholders called to vote on the adoption of the Contribution Agreement, following any modification, waiver or amendment of the Contribution Agreement that has a materially adverse effect on (x) the value of (A) the Subject Securities following the closing of the transactions described in the Contribution Agreement or (B) the consideration to be paid to such Stockholder pursuant to the Contribution Agreement, or (y) the date of the closing of the transactions described in the Contribution Agreement;

(iv) the mutual written consent of First Capital and the Stockholders.

(b) Except as set forth in Section 6(c), upon termination of this Agreement, except in the case of liability for any willful breach by any party to this Agreement prior to termination from which liability termination shall not relieve any such party, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person or entity in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise.

(c)       Sections 4 of this Agreement shall survive the termination of this Agreement until the first anniversary of the date of this Agreement. Section 7 of this Agreement shall survive the termination of this Agreement indefinitely.

SECTION 8. Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by the Contribution Agreement are consummated.

SECTION 9. Miscellaneous.

(a) Liabilities Several. The agreements, obligations, representations and warranties of the Stockholders hereunder are made severally and not jointly.

(b) Effectiveness of Agreement. The agreements, obligations, representations and warranties of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Contribution Agreement is executed and delivered by the parties thereto.

(c) Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service; or (b) transmitted by telecopy or e-mail (with confirmation of transmission) by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, telecopy number, e-mail address or person as a party may designate by notice to the other parties).

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If to a Stockholder, to:

the address set forth on the signature page hereof

and to:

PhotoMedex, Inc.
2300 Computer Drive, Building G

Willow Grove, PA 19090

Attention: Dr. Dolev Rafaeli

Email: dolev@radiancy.com

With a copy (which shall not constitute notice) to:

BEVILACQUA PLLC
1629 K Street, NW, Suite 300

Washington, DC  20006

Attention: Louis A. Bevilacqua, Esq.

Email: lou@bevilacquapllc.com

If to the Company or Acquiror, to:

First Capital Real Estate Trust Incorporated

60 Broad Street, 34th Floor

New York NY 10004

Attention: Suneet Singal

Email: s@firstcapitalre.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas

New York, New York 10105
Attention:  Barry I. Grossman, Esq.
Facsimile: (212) 370-7889

(d) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original to the other parties.

(f) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, including the Original Agreement and (b) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any legal or equitable rights or remedies or benefits of any nature whatsoever.

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(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise apply under applicable principles of conflicts of law thereof.

(h) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (in whole or in part) by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.

(j) Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(k) Specific Performance, Jurisdiction, Enforcement.

(i) The parties agree that irreparable damage for which money damages, even if available, would not be an adequate remedy, if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the parties agree that, prior to the valid termination of this Agreement in accordance with Section 7, each party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the federal and state courts located in New York County, New York, this being in addition to any other remedy to which they are entitled at law or in equity. Each party further agrees that no other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(k), and each party hereto hereby irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(ii) Each of the parties irrevocably submits itself to the exclusive jurisdiction of the federal and state courts located in the New York County, New York for the purpose of any action, proceeding or litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the transactions contemplated by this Agreement or the negotiation, execution or performance hereof or thereof, or any other appropriate form of specific performance or equitable relief, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action, proceeding or ligitation relating to this Agreement or the transactions contemplated by this Agreement in any court other than any of the federal and state courts located in the State of Delaware. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action, proceeding or litigation with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9(k), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

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(iii) Each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 9(c) and agrees that service of any process, summons, notice or document by personal delivery or by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 9(c) and on the signature pages hereto shall be effective service of process for any action, proceeding or litigation in connection with this Agreement or the transactions contemplated hereby. Nothing in this Section 9(k) shall affect the right of any party to serve legal process in any other manner permitted by law.

(l) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, L.P.

By: First Capital Real Estate Trust Incorporated, its general partner

By:
Name:	Suneet Singal
Title:	Chief Executive Officer

STOCKHOLDERS:

Lewis C. Pell

Yoav Ben-Dror

Dolev Rafaeli

Dennis M. McGrath

Katsumi Oneda

Stephen P. Connelly

SCHEDULE I

Name and Address	Type of Security	Number of Shares
Lewis C. Pell 2300 Computer Drive, Building G Willow Grove, PA 19090	Common stock	401,064

Yoav Ben-Dror 2300 Computer Drive, Building G Willow Grove, PA 19090	Common stock	299,185

Dolev Rafaeli 2300 Computer Drive, Building G Willow Grove, PA 19090	Common stock	149,775

Dennis M. McGrath 2300 Computer Drive, Building G Willow Grove, PA 19090	Common stock	51,278

Katsumi Oneda 2300 Computer Drive, Building G Willow Grove, PA 19090	Common stock	265,033

Stephen P. Connelly 2300 Computer Drive, Building G Willow Grove, PA 19090	Common stock	1,435

Exhibit H

Form of Payout Notes

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

$[ ].00	[ ], 201_

PHOTOMEDEX, INC.

SECURED CONVERTIBLE PAYOUT NOTE DUE [               ], 201_

FOR VALUE RECEIVED, PhotoMedex, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of [             ] (the “Holder”), the principal amount of [                ] ($[           ]) (the “Principal Amount”), together with interest as hereinafter provided, on [             ], 201_1 (the “Maturity Date”).

This Secured Convertible Payout Note (this “Note”) is being issued in connection with the closing of the transactions contemplated by that certain Interest Contribution Agreement, dated March 31, 2017 (the “Contribution Agreement”), by and among First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership, First Capital Real Estate Trust Incorporated, a Maryland corporation, FC Global Realty Operating Partnership, LLC, a Delaware limited liability company, and the Company. All capitalized terms used but not otherwise defined in this Note shall have the same meanings ascribed to them in the Contribution Agreement.

By his receipt hereof, the Holder acknowledges and agrees that: (i) the Principal Amount represents, as of the date hereof, the full and complete amount of all compensation liabilities owed by the Company and its Subsidiaries and affiliates to the Holder (“Compensation Liabilities”); (ii) all such Compensation Liabilities are being memorialized in this Note and no other oral or written agreement, document or instrument; and (iii) upon payment in full of all obligations hereunder, the Company shall have repaid all Compensation Liabilities to the Holder.

Any payments on account of the Note shall be applied first to interest and then to principal.

Interest on the outstanding Principal Amount shall be paid in: (i) cash or (ii) at the election of the Holder, in restricted shares of the Company’s common stock, par value $.01 per share (“Common Stock”) as provided in Article 1(a). Interest shall be paid at the rate of ten percent (10%) per annum and shall be payable monthly in arrears commencing on [ ], 2017 (each such payment, a “Monthly Interest Payment” and each date of such payment, an “Interest Payment Date”). Interest shall be computed on the basis of a 360-day year, and any partial periods (other than monthly) shall be computed using the number of days actually elapsed.

The Principal Amount shall be mandatorily convertible into shares of Common Stock as provided in Article 1(b).

The Company’s obligations under this Note are subject to a security interest in all of the Company’s assets, which security interest shall be memorialized in a Security Agreement entered into between the Holder and the Company as of the date hereof (the “Security Agreement”), it being acknowledged that the Holder’s security interest is and shall be subordinated as provided in Article 3(a) hereof.

1        One year anniversary of Approval Date.

Article 1.

CONVERSION

(a)          Interest. Should the Holder elect to have a Monthly Interest Payment paid in shares of Common Stock (such shares, the “Interest Shares”), the Holder shall make such election by written notice delivered to the Company not less than three (3) NASDAQ Trading Days prior to the applicable Interest Payment Date. The number of Interest Shares to be issued to the Holder shall be determined by dividing: (i) the applicable interest payment owed by (ii) the VWAP with respect to on-exchange transactions in Common Stock executed on the NASDAQ during the thirty (30) NASDAQ Trading Days ending five (5) NASDAQ trading days prior to the applicable Interest Payment Date as reported by Bloomberg L.P. Any Interest Shares shall be delivered to the Holder with five (5) Business Days of the applicable Interest Payment Date.

(b)          Principal. The Principal Amount shall be mandatorily convertible on the Maturity Date into restricted shares of Common Stock (such shares, the “Principal Shares”) which shall be delivered within three (3) Business Days of the Maturity Date. The Number of Principal Shares to be issued to the Holder shall be determined by dividing: (i) the Principal Amount by (ii) a price (the “Note Conversion Price”) equal to the lower of (A) the Per Share Value or (B) the VWAP with respect to on-exchange transactions in Common Stock executed on the NASDAQ during the thirty (30) NASDAQ Trading Days prior to the Maturity Date as reported by Bloomberg L.P; provided, however, that the Note Conversion Price shall (except as adjusted pursuant to Article 1(f)) in no event be less than $1.75 per share (the “Floor Price”). In the event that the Note Conversion Price on the Maturity Date is lower than the Floor Price, then the Company may, in its discretion undertaken by a vote of a majority of the disinterested members of the Company’s board of directors, elect to either: (i) pay the Principal Amount in cash to the Holder or (ii) extend the Maturity Date for a period of sixty (60) days, at the conclusion of which the foregoing mechanism for determining the Note Conversion Price and repayment of the Principal Amount shall be determined with finality; provided, however, that at the conclusion of such sixty (60) day period, no Floor Price shall apply in the determining the Note Conversion Price and the Principal Shares shall be issued within three (3) Business Days of the extended Maturity Date.

(c)          Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, non-assessable.

(d)          Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock. All fractional shares shall be rounded up to the nearest whole number of shares.

(e)          Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance of such shares upon transfer shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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(f)          Adjustments for Stock Dividends, Splits and Other Capital Transactions. If the Company, at any time from and after the date of this Note and as long as this Note is outstanding: (i) shall pay a stock dividend, effect a stock split or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of any class of capital stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Note Conversion Price shall be computed on the applicable measuring date to reflect such occurrences. Any adjustment made pursuant to this Section 3(f) shall become effective on the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(g)          Subsequent Rights Offerings. In addition to any adjustments pursuant to Article 1(f) above, if at any time the Company grants, issues or sells any Common Stock Equivalents (as defined below) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(h)           Pro Rata Distributions. During such time as this Note is outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete Conversion of this Note immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

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(i)          Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Principal Share or Interest Share, as the case may be, that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Note Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Note Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note with the same terms and conditions as this Note that is otherwise consistent with the foregoing provisions and evidencing the Holders’ right to convert this Note into Alternate Consideration. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Company under this Note and the other Transaction Documents in accordance with the provisions of this Article 1(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(j)          Calculations. All calculations under this Article 1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Article 1, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

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(k)          Notice to the Holders.

(i)          Adjustment to Note Conversion Price. Whenever the Note Conversion Price is adjusted pursuant to any provision of this Article 1, the Company shall promptly deliver to Holder a notice setting forth the Note Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)         Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to Holder at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Principal Amount and accrued, but unpaid interest thereon (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Article 2.

EVENTS OF DEFAULT

(a)          Events of Default Defined. The entire unpaid Principal Amount of this Note, together with interest thereon shall, on written notice to the Company given by the Holder of this Note, forthwith become and be due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, if any one or more the following events (“Events of Default”) shall have occurred and be continuing; provided, however, that no notice shall be required and this Note shall automatically become due and payable if any of the events described in Article 2(a)(iii) through (vi) occurs. An Event of Default shall occur:

(i)          if failure shall be made in the payment of the Principal Amount or any interest under or on this Note when, as and in the manner (i.e., cash or Common Stock) as the same shall become due pursuant to the terms hereof; or

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(ii)         if the Company shall violate or breach to a material extent any of the representations, warranties and covenants contained in this Note or the Security Agreement and such violation or breach shall continue for thirty (30) days after written notice of such breach shall been received by the Company from the Holder; or

(iii)        if the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or its board of directors or a majority of its stockholders shall vote to dissolve or liquidate the Company; or

(iv)        if an involuntary petition shall be filed against the Company seeking relief against the Company under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be vacated or set aside within ninety (90) days from the filing thereof; or

(v)         if a court of competent jurisdiction shall enter an order, judgment or decree (not subject to appeal) appointing, without consent of the Company, a receiver, trustee or liquidator of the Company, or of all or any substantial part of the property of the Company, or approving a petition filed against the Company seeking a reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company shall be sequestered; and such order, judgment or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof; or

(vi)        if, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of all or any substantial part of the property of the Company and such custody or control shall not be terminated within ninety (90) days from the date of assumption of such custody or control.

Article 3.

SUBORDINATION

(a)          Agreement of Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder by his acceptance of this Note likewise covenants and agrees, that the payment of the Principal Amount of and interest on this Note is hereby expressly subordinated to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness, as hereinafter defined. The provisions of this Article 3(a) shall constitute a continuing offer to all persons who, in reliance upon such provision, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions. As used in this Article 3, the term “Company” shall include all Subsidiaries who are, or whose assets are, encumbered by Senior Indebtedness.

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(b)          Company Not to Make Payments with Respect to Note in Certain Circumstances.

(i)          Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and premium, if any, and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made by the Company on account of the Principal Amount of or interest on this Note; provided, however, that nothing in this Article 3 shall impair or otherwise affect the right and ability of the Company to issue Common Stock upon conversion of the Principal Amount of and interest on this Note pursuant to Article 1 of this Note.

(ii)         In the event that, notwithstanding the provision of this Article 3(b), the Company shall make any payment to the Holder on account of the Principal Amount of or interest on this Note after the happening of a default in payment of the principal of or premium, if any, or interest on, Senior Indebtedness or after receipt by the Company of written notice of an event of default with respect to any Senior Indebtedness and after written notice of such default or event of default is given by the Company to the Holder, then unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(c)          Note Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation, or Reorganization of Company. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation, or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i)          The holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon before the Holder is entitled to receive any payment on account of the Principal Amount of or interest on this Note (other than payment of shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding); and

(ii)         Any payment or distribution of assets of the Company of any kind or character whether in cash, property or securities (other than equity of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), to which the Holder would be entitled except for the provisions of this Article 3, shall be paid by the liquidating trustee or agent or other person making such payment of distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

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(iii)        In the event that notwithstanding the foregoing provision of this Article 3, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than equity of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), shall be received by the Holder on account of the Principal Amount of or interest on this Note before all Senior Indebtedness is paid in full, or effective provision made for its payment or distribution, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

(d)          Holder to be Subrogated to Right of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and, for the purpose of such subrogation, no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holder by virtue of this Article 3 which otherwise would have been made to the holders of this Note shall, as between the Company and the Holder, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 3 are, and are intended solely, for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

(e)          Definition of Senior Indebtedness. The term “Senior Indebtedness” means the principal of and premium, if any, and interest on the following: (i) all indebtedness and obligations (other than under this Note) that are created, assumed or guaranteed by the Company existing after the Closing or that are Assumed Liabilities, that are (A) for money borrowed or (B) secured by purchase money mortgages or other similar security interests given by the Company or any subsidiary on real or personal property, (ii) all obligations of the Company existing on or after the Closing or that are Assumed Liabilities, as lessee under a lease of real or personal property, which in accordance with generally accepted accounting principles have been capitalized, unless, with respect to any indebtedness or obligations described in clause (i) or (ii) of this Article 3(e), the instrument creating or evidencing such indebtedness expressly provides that such indebtedness is not superior in right of payment of this Note, (iii) all indebtedness or obligations of a kind not described in said clause (i) or (ii) which were incurred or guaranteed by the Company after the Closing in connection with the acquisition of an existing business or assets, whether by means of a merger, consolidation, stock acquisition or acquisition of all or part of the assets of a corporation, partnership, limited lability company, business trust, sole proprietorship or other entity, or otherwise, and (iv) any deferrals, renewals, extensions or refundings of any of the foregoing, unless, in the case of any particular indebtedness or obligation or renewal, extension or refunding thereof, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or other obligation or such renewal, extension or refunding thereof is not superior in right of payment to this Note. Senior Indebtedness shall not include indebtedness incurred in the ordinary course of business for goods, materials, or services, any obligations of the Company under, or in respect of, leases other than as hereinbefore described or any obligations of the Company that arose prior to the Closing unless such obligations constitute Assumed Liabilities. There are no restrictions on the right of the Company to incur Senior Indebtedness.

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Article 4.
REGISTRATION RIGHTS

The Company hereby grants the following registration rights to the Holder.

(a)          Registration Statement. The Company shall file with the Securities and Exchange Commission (the “SEC”) not later than thirty (30) days after the date of this Note a registration statement on an appropriate form (the “Registration Statement”) covering the resale of the Principal Shares and the Interest Shares (collectively, the “Shares”) issuable upon conversion of this Note and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective within one hundred twenty (120) days following the date hereof. Notwithstanding anything to the contrary herein, at any time, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and otherwise required (a “Grace Period”); provided, that the Company shall promptly: (i) notify the Holder in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holder) and the date on which the Grace Period will begin, and (ii) use commercially reasonable efforts to resolve any issue that makes disclosure of the material, non-public information not in the best interests of the Company.

(b)          Registration Procedures. In connection with the Registration Statement, the Company will:

(i)          Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective with respect to the Holder until all the Shares owned by such Holder may be resold without restriction under the Securities Act; and

(ii)         Immediately notify the Holders when the prospectus included in the Registration Statement is required to be delivered under the Securities Act of 1933, as amended (the “Securities Act”), of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If the Company notifies the Holders to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Holders shall suspend use of such prospectus. In such event, the Company will use its commercially reasonable efforts to update such prospectus as promptly as is practicable.

(c)          Provision of Documents etc. In connection with the Registration Statement, the Holder will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company may require the Holder, upon five business days’ notice, to furnish to the Company a certified statement as to, among other things, the number of Shares and the number of other shares of the Company’s Common Stock beneficially owned by such Holder and the person that has voting and dispositive control over such shares. The Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of Shares pursuant to the Registration Statement.

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(d)          Expenses. All expenses incurred by the Company in complying with this article, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of the Shares, including any fees and disbursements of any counsel to the Holder, are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the Registration Statement. Selling Expenses in connection with the Registration Statement shall be borne by the applicable Holder.

(e)          Indemnification and Contribution.

(i)          The Company will, to the extent permitted by law, indemnify and hold harmless the Holder, and, as applicable, each officer of Holder, each director of Holder, and each other person, if any, who controls Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or such other person (a “controlling person”) may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at the time of its effectiveness, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the limitations herein, reimburse such Holder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company shall not be liable to Holder to the extent that any Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such Holder or any such controlling person in writing specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(ii)         The Holder will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter, each officer of the Company who signs the Registration Statement and each director of the Company against all Claims to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Holder will be liable hereunder in any such case if and only to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Holder, as such, furnished in writing to the Company by such Holder specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

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(iii)        Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this section and shall only relieve it from any liability which it may have to such indemnified party under this section except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld.

(iv)        In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Holder, or any controlling person of the Holder, makes a claim for indemnification pursuant to this section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or controlling person of the Holder in circumstances for which indemnification is not provided under this section, then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in a manner that reflects, as near as practicable, the economic effect of the foregoing provisions of this section. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)          Delivery of Unlegended Shares.

(i)          Within three business days (such business day, the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares have been sold either pursuant to, and in compliance with, the Registration Statement or Rule 144 under the Securities Act (“Rule 144”) and (ii) in the case of sales under Rule 144, customary representation letters of the Holder and Holder’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (A) shall deliver the Shares so sold without any restrictive legends relating to the Securities Act (the “Unlegended Shares”); and (B) shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold Shares, if any, to the Holder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Holder.

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(ii)         In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Holder’s broker with DTC through its Deposit/Withdrawal at Custodian system. Such delivery must be made on or before the Unlegended Shares Delivery Date but is subject to the cooperation of the Holder’s broker (the so-called DTC participant).

(iii)        The Holder agrees that the removal of the restrictive legend from certificates representing the Shares as set forth in this section is predicated upon the Company’s reliance that the Holder will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(g)          Rule 144. The Company agrees that until all the Shares have been sold under a Registration Statement or pursuant to Rule 144 or other available exemption from Securities Act registration requirements, it shall use its reasonable commercial efforts to keep current in filing all reports, statements and other materials required to be filed with the SEC to permit the Investors to sell the Shares under Rule 144. The Company shall use commercially reasonable efforts to facilitate sales of the Shares under Rule 144, including the delivery of customary transfer agent instructions to the Company’s transfer agent and causing its counsel to deliver any required opinion to the Company’s transfer agent if resales under Rule 144 are permissible under the Securities Act.

Article 5.
MISCELLANEOUS

(a)          Security. The obligations of the Company under this Note are secured by a lien on all of the assets of the Company as more fully described in the Security Agreement.

(b)          Taxes, Charges, and Expenses. The Company, at its own cost, shall report interest income, if any, to the IRS and/or other applicable tax authorities and to the Holder on a Form 1099-INT or other appropriate form in accordance with applicable law. The Company shall bear sole responsibility for any costs or fees in connection with the payment of Interest with respect to this Note, including, but not limited to, wire transfer fees, bank check fees and escrow agent fees.

(c)          Transferability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without the Company’s approval, but subject to transfer restrictions under applicable law.

(d)          Prepayment. This Note may not be prepaid by the Company without the written consent of the Holder.

(e)          WAIVER OF TRIAL BY JURY. COMPANY AND HOLDER hereby knowingly and voluntarily with the benefit of counsel waive trial by jury in any actions, proceedings, claims or counter-claims, whether in contract or tort or otherwise, at law or in equity, arising out of or in any way relating to this NOTE.

(f)          Mutilated, Destroyed, Lost or Stolen Notes. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note certificate. In the case of a mutilated or defaced Note certificate, the Holder shall surrender such Note certificate to the Company. In the case of any destroyed, lost or stolen Note certificate, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note certificate and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

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(g)          Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

(h)          Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

(i)          Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

(j)          Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

(k)          Notices. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing, in English and by personal delivery (if signed for receipt), by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or transmitted via electronic mail (following appropriate confirmation of receipt by return email, including an automated confirmation of receipt) and shall be deemed to have been made and the receiving Party charged with notice, when received except that if received after 5:00 p.m. (in the recipient’s time zone) on a Business Day or if received on a day that is not a Business Day, such notice, request or communication will not be effective until the next succeeding Business Day. All notices shall be addressed as follows:

If to the Company:

PhotoMedex, Inc.

2300 Computer Drive, Building G

Willow Grove, PA 19090

Attention: Dr. Dolev Rafaeli

Email: dolev@radiancy.com

If to the Holder:

[Holder]

[address]

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Email: [               ]

(l)          Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the County of New York in the State of New York, (ii) by execution and delivery, or receipt, of this Note , irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Article 4(e) of this Note, or (y) by any other method of service permitted by law.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

PHOTOMEDEX, INC.

By:
Name:
Title:

Exhibit I

Payout Notes Security Agreement

This SECURITY AGREEMENT (“Agreement”) is made as of __________, 2017, by and between PhotoMedex, Inc., a Nevada corporation (to be renamed ____________) (the “Debtor”), and Dolev Rafaeli (“Rafaeli”), Dennis M. McGrath (“McGrath”)and Yoav Ben-Dror (“Ben-Dror”) (each, a “Secured Party” and together, the “Secured Parties”).

WHEREAS, each Secured Party is the holder of a Secured Payout Note Due ___________, 2018 made by the Debtor in favor of such Secured Party as of the date hereof in the principal amount of $________ with respect to Rafaeli, $__________ with respect to McGrath, and $__________ with respect to Ben-Dror, (each, a “Note” and together, the “Notes”); and

WHEREAS, in connection with the Notes, Secured Parties desire to obtain from Debtor, and Debtor desires to grant to Secured Parties, a security interest in the collateral more particularly described below.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Grant of Security Interest. Debtor hereby grants to Secured Parties a security interest in all of the properties, assets and personal property of Debtor, whether now owned or hereafter acquired (collectively, the “Collateral”) including, without limitation, the following:

(a)          presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Debtor arising out of the sale or lease of goods or the rendition of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's Books relating to any of the foregoing (collectively, “Accounts”);

(b)          present and future general intangibles and other personal property (including payment intangibles, choses or things in action, goodwill, intellectual property, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, software, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) (collectively, “General Intangibles”);

(c)          present and future letters of credit, letter-of-credit rights (whether or not evidenced by a writing) and other supporting obligations, notes, drafts, instruments (including promissory notes), certificated and uncertificated securities, documents, leases, and chattel paper (whether tangible or electronic), and Debtor's Books relating to any of the foregoing (collectively, “Negotiable Collateral”);

(d)          present and future inventory in which Debtor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Debtor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and Debtor's Books relating to any of the foregoing (collectively, “Inventory”);

(e)          present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, “Equipment”);

(f)          present and hereafter acquired books and records including: ledgers; records indicating, summarizing, or evidencing Debtor's assets or liabilities, or the collateral; all information relating to Debtor's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, “Debtor's Books”);

(g)          “Investment Property,” as that term is defined in Section 9 of the UCC (defined below).

(h)          substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Inventory, Equipment, Investment Property, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Inventory, Equipment, Investment Property or any portion thereof or interest therein and the proceeds thereof.

The security interests granted hereby shall secure the prompt payment of the principal and all accrued interest due under and pursuant to the terms of the Notes (the “Obligations”).

Notwithstanding any term or provision of this Agreement to the contrary, the security interest granted hereby is and shall be expressly subordinated and subrogated (in accordance with the terms of Article 3 of each Note) to any security interest, claims or liens of the holders of any Senior Indebtedness (as defined in the Notes).

2.          Perfection by Filing. Debtor hereby specifically authorizes Secured Parties at any time and from time to time to file financing statements, continuation statements and amendments thereto that describe the Collateral and contain any other information required by Article 9 of the Uniform Commercial Code, as enacted in New York (the “UCC”) for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to the Secured Parties promptly upon request. Any such financing statements, continuation statements or amendments may be signed by an agent of Secured Parties on behalf of Debtor and may be filed at any time in any jurisdiction. Debtor hereby irrevocably constitutes and appoints Secured Parties and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in such Secured Parties’ discretion, for the limited purpose of carrying out the terms of this subsection regarding perfection by filing. Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this subsection are coupled with an interest and are irrevocable until all of the Obligations (as defined in the Loan Documents) have been paid and satisfied in full.

3.          Perfection Other Than by Filing, etc. At any time and from time to time, Debtor shall take such steps as Secured Parties may reasonably request for Debtor (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to Secured Parties, of any bailee having possession of any of the Collateral, that such bailee holds such Collateral for the Secured Parties, (b) to obtain control of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Article 9 of the UCC) as set forth in Article 9 of the UCC, and, where control is established by written agreement, such agreement shall be in form and substance reasonably satisfactory to Secured Parties, and (c) otherwise to insure the continued perfection and priority of Secured Parties’ security interest in any of the Collateral and of the preservation of its rights therein.

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4.             Agreements With Respect to the Collateral. Debtor covenants and agrees with Secured Parties as follows:

(a)          Debtor shall notify Secured Parties in writing of any change in the location of Debtor's principal place of business or the location of any material tangible Collateral or the place(s) where the records concerning all intangible Collateral are kept or maintained.

(b)          Debtor will keep the Collateral in good condition and repair, ordinary wear and tear excepted, and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may materially impair the value of any of the Collateral. If Debtor fails to pay such sums, Secured Parties may do so for Debtor's account and add the amount thereof to the Obligations.

(c)          Until the occurrence of an Event of Default (as defined in the Note), Debtor shall be entitled to exercise the remedies set forth herein.

(d)          So long as an Event of Default has not occurred, Debtor shall have the right to process and sell the Collateral in the regular course of business. Secured Parties’ security interest hereunder shall attach to all proceeds of all sales of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be subject to the security interest granted hereby.

5.             Remedies Upon Default. Upon the occurrence of an Event of Default under and as defined in the Notes, including without limitation, a payment default under the Notes, Secured Parties may (subject in all instances to Article 3 of the Notes) pursue any or all of the following remedies:

(a)          Secured Parties shall give written notice of default to Debtor, following which Debtor shall not dispose of, conceal, transfer, sell or encumber any of the Collateral (including, but not limited to, cash proceeds) without Secured Parties prior written consent, except in the ordinary course of business.

(b)          Secured Parties may dispose of the Collateral at private or public sale in accordance with the applicable provisions of the UCC. Any required notice of sale shall be deemed commercially reasonable if given at least twenty (20) days prior to sale.

(c)          Secured Parties may exercise their lien upon and right of setoff against any monies, items, credits, deposits or instruments that Secured Parties may have in their possession and that belong to Debtor or to any other person or entity liable for the payment of any or all of the Obligations.

(d)          Secured Parties may exercise any right that they may have under any other document evidencing or securing the Obligations or otherwise available to Secured Party at law or equity.

(e)          Notwithstanding anything herein to the contrary, Secured Parties shall not be entitled to exercise any rights with respect to the Collateral to the extent that the reasonable value of the Collateral exceeds the amount then due and owing to the Secured Parties.

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(f)           The Secured Party acknowledges and agrees that Collateral is subject to security interests granted to other secured parties by the Debtor. In exercising any of Secured Parties’ rights hereunder, the Secured Parties shall undertake to (i) coordinate its efforts with such other secured parties to minimize any inconvenience to the Secured Parties or disruption to its business activities, and (ii) effect the exercise of their rights hereunder so as to not adversely affect in any manner the value of the Collateral or to impose costs or obligations on Secured Parties in excess of what Secured Parties would reasonably be expected to bear were the Debtor the sole party with rights to the Collateral.

6.            Termination Statement. Upon receipt of proper written demand following the payment in full of the Obligations, Secured Parties shall promptly file a termination statement with respect to any financing statement filed to perfect Secured Party's security interests in any of the Collateral to Debtor or cause such termination statement to be filed with the appropriate filing officer(s). If the Secured Parties shall fail to file any such termination statement within ten (10) days of the payment in full of all Obligations, Debtor shall have the right to file such termination statements.

7.            Binding Effect. This Agreement shall inure to the benefit of Secured Parties’ successors and assigns and shall bind Debtor's successors and assigns.

8.            Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforceability of the remaining provisions of this Agreement.

9.            Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of New York applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

10.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

11.           Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Debtor, Secured Parties and their respective agents have participated in the preparation hereof.

12.           Exclusive Venue. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the County of New York in the State of New York, (ii) by execution and delivery, or receipt, of this Note , irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Article 4(e) of this Note, or (y) by any other method of service permitted by law.

13.           Waiver of Trial by Jury. Secured PartIES and Debtor hereby knowingly and voluntarily with the benefit of counsel waive trial by jury in any actions, proceedings, claims or counter-claims, whether in contract or tort or otherwise, at law or in equity, arising out of or in any way relating to this Agreement or the Loan Documents.

14.           Notice. Any notice under this Agreement shall be made in accordance with the terms of the Notes.

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IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement, or have caused this Agreement to be executed as of the date first above written.

Debtor:

PHOTOMEDEX, INC.

By:
Name:
Title:

Secured Party:

Dr. Dolev Rafaeli

Dennis M. McGrath

Yoav Ben-Dror

Exhibit J

Employment Agreement with Suneet Singal

[PhotoMedex, Inc. Letterhead]

[Date]

Mr. Suneet Singal

[Address]

[Address]

Re:	Employment Terms

Dear Suneet:

PhotoMedex, Inc, (the “Company”) is pleased to offer you the position of Chief Executive Officer of the Company on the following terms.

You will be responsible for overseeing the corporate strategy of the Company and the implementation of the Company’s business plan as its most senior executive officer and will report to the board of directors of the Company. The Company acknowledges and agrees that you have and will continue to have executive and management responsibilities to First Capital Real Estate Trust Incorporated and its subsidiaries and affiliates (collectively, “First Capital”) and that nothing in this Agreement shall be construed to restrict or otherwise affect your obligations to First Capital. Further, notwithstanding anything to the contrary contained in this offer letter, you (i) may serve on the board(s) of additional companies or organizations and receive compensation for such services rendered (ii) may engage in charitable, civic, fraternal, professional, trade association or other activities on behalf of private companies and receive compensation for such services rendered, provided that in each such case the activities engaged in by you do not materially interfere with his obligations to the Company, and do not compete with the Company.

Your salary will be $__________ per year, less payroll deductions and withholdings, paid on the Company’s normal payroll schedule.

During your employment, you will be eligible to participate in the standard benefits plans offered to similarly situated employees by the Company from time to time, subject to plan terms and generally applicable Company policies. A full description of these benefits is available upon request. The Company may change compensation and benefits from time to time in its discretion.

As a Company employee, you will be expected to abide by Company rules and policies. As a condition of employment, you agree that you will keep confidential during your employment and for a period of five (5) years following your employment, and will not disclose to any Person, any Confidential Information of the Company. “Confidential Information” means any non-public information about the Company, other than information which (i) is or becomes generally available to the public other than as a result of a disclosure by you, or any person acting on your behalf, or (ii) is disclosed by you pursuant to requirement of applicable law. If you are requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any Confidential Information, you will give the Company prompt written notice of such request or requirement so that the Company may seek an appropriate protective order or other remedy or waive compliance with the provisions of this paragraph and you will reasonably cooperate with the Company to obtain such protective order upon the Company’s request and at the Company’s expense. If, in the absence of a protective order or the receipt of a waiver hereunder, you are nonetheless compelled to disclose Confidential Information to or at the direction of any governmental authority or else stand liable for contempt or suffer other censure, penalty or adverse consequences, you may disclose such specifically requested Confidential Information to or at the direction of such governmental authority only after first notifying the Company.

In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality. You hereby represent that you have disclosed to the Company any contract you have signed that may restrict your activities on behalf of the Company.

You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time, with or without cause or advance notice. Your employment at-will status can only be modified in a written agreement signed by you and by an officer of the Company.

This letter, forms the complete and exclusive statement of your employment agreement with the Company. It supersedes any other agreements or promises made to you by anyone, whether oral or written. Changes in your employment terms, other than those changes expressly reserved to the Company’s discretion in this letter, require a written modification signed by an officer of the Company.

Please sign and date this letter and return them to me by _________________, if you wish to accept employment at the Company under the terms described above. If you accept our offer, we would like you to start on _________________.

We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,

[name, title]

Understood and Accepted:

[Employee Name]	Date

Exhibit K

Warrant

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE COMPANY TO SUCH EFFECT.

______________, 2017

PHOTOMEDEX, INC.

Common Stock Purchase Warrant

THIS CERTIFIES THAT, for value received, First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (the “Holder”), is entitled to subscribe for and purchase, at the Exercise Price (as defined below), from PhotoMedex, Inc, a Nevada corporation (the “Company”), shares of the Company’s common stock, par value $.01 (the “Common Stock”), at any time prior to 5:00 p.m., New York time, on the _________________, 2022 (the “Warrant Exercise Term”).

This Warrant is issued in accordance with, and subject to, the terms and conditions described in the Interest Contribution Agreement, dated March 31, 2017, among the initial Holder, First Capital Real Estate Trust Incorporated, the Company and FC Global Realty Operating Partnership, LLP (the “Contribution Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Contribution Agreement.

This Warrant is subject to the following terms and conditions:

1.            Shares. The Holder has, subject to the terms set forth herein, the right to purchase up to an aggregate of Twenty-Five Million (25,000,000) shares of Common Stock (the “Warrant Shares”) at a per share exercise price of $3.00, subject to adjustment as provided for herein (the “Exercise Price”).

2.            Exercise of Warrant.

(a)          Exercise; Vesting.

(i)          Exercise. This Warrant may be exercised by the Holder to the extent vested in accordance with Section 2(a)(ii) below at any time prior to the Warrant Exercise Term, in whole or in part and on more than one occasion, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, by wire transfer of immediately available funds to the order of the Company to an account designated by the Company, of the amount obtained by multiplying the number of Warrant Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(a)(i) shall have been made. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. No originals of the Notice of Exercise shall be required to be delivered, nor shall any medallion guarantee (or any other type of guarantee or notarization) of any Notice of Exercise shall be required.

(ii)         Vesting. This warrant may only be exercised to the extent that it has vested in accordance with this Section 2(a)(ii). This warrant shall vest (become exercisable) with respect to the number of Warrant Shares specified in the table below upon the achievement of the milestone specified opposite such number of Warrant Shares in the table below. The number of Warrant Shares that vest below will be equitably adjusted in the event of a stock split, stock combination, recapitalization or similar transaction.

Milestone to be Achieved	Number of Warrant Shares to Vest

First revenues of at least $500,000 from either asset sales or real estate income – Punta Brava	8,333,334

Upon Ground-Breaking with respect to the golf course (Shovels in the ground) - Punta Brava	8,333,333

First revenues of at least $500,000 from either asset sales or real estate income – Melrose	4,666,667

Upon Ground-Breaking with respect to residential home lots (Shovels in the ground)- Melrose	4,666,666

Total	25,000,000

(b)          Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant and, in lieu of making the cash payment otherwise required to be made to the Company upon such exercise in payment of the Aggregate Exercise Price for the applicable Warrant Shares, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

X        =     Y (A - B)

A

with:       X =           the number of Warrant Shares to be issued to the Holder

Y =           the number of Warrant Shares with respect to which the Warrant is being exercised

A =           the fair value per share of Common Stock on the date of exercise of this Warrant

B =           the then-current Exercise Price of the Warrant

Solely for the purposes of this paragraph, “fair value” per share of Common Stock shall mean (A) the average of the closing sales prices on the Trading Market for the twenty (20) trading days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company, or (B) if the Common Stock is not publicly traded as set forth above, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(c)          Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2(a)(i) or 2(b) hereof (and in no event later than two (2) Trading Days following the delivery of the Notice of Exercise), the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder: (i) a certificate or certificates for (or, if applicable, by delivery through the facilities of the Depository Trust Company in electronic form of) the number of fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon such exercise and, if applicable, (ii) a new warrant of like tenor to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. The Holder shall for all purposes hereof be deemed to have become the Holder of record of such Warrant Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(a)(i) hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.             Adjustment of Exercise Price.

(a)          Adjustment for Reclassification, Consolidation or Merger. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a reverse merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Holder, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Holder for Warrant Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, mergers, consolidations, sales and transfers and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

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(b)          Adjustments for Split, Subdivision or Combination of Shares. If while this Warrant, or any portion hereof, remains outstanding and unexpired the Company shall subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, upon the effective date of such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, upon the effective date of such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c)          Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 15 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

4.             Participation Rights.

(a)          Rights upon Distribution of Assets. Except with respect to such events in which an adjustment to the Exercise Price has been made pursuant to Section 3 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Company shall provide at least thirty (30) days advance written notice to the Holder of its intention to make the Distribution and, to the extent this Warrant has vested in accordance with Section 2(a)(ii), the Holder may exercise this Warrant during such thirty (30) day period and will be entitled to receive the property that is the subject of the Distribution with respect to the number of Warrant Shares received upon such exercise.

(b)          Purchase Rights. In addition to any adjustments pursuant to Section 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then in each such case, the Company shall provide at least thirty (30) days advance written notice to the Holder of its intention to grant, issue or sell such Purchase Rights and, to the extent this Warrant has vested in accordance with Section 2(a)(ii), the Holder may exercise this Warrant during such thirty (30) day period and will be entitled to receive Purchase Rights with respect to the number of Warrant Shares received upon such exercise.

5.          Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in accordance with Section 11.3 of the Contribution Agreement.

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6.            Legends. Unless the Warrant Shares are registered for resale with the Commission, each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with an appropriate restrictive legend.

7.            Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 6 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Warrant Shares evidenced by such certificate will not violate the Securities Act or any applicable state securities laws.

8.            Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Warrant Shares to be issued.

9.            Rights of Stockholders. Except as expressly provided herein, the Holder, as such, shall not be entitled to vote or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

10.           No Transfer. This Warrant shall be assignable and transferable, provided that no such assignment and transfer shall be valid unless the same shall be valid under and undertaken in accordance with applicable law, rule or regulation.

11.           Miscellaneous.

(a)          This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

(b)          The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c)          The covenants of the respective parties contained herein shall survive the execution and delivery of this Warrant.

(d)          The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof.

(e)          This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(f)          The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder contained herein against impairment.

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(g)          Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

(h)          This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

(i)          The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(j)          Notwithstanding anything herein to the contrary, in no event will the Holder hereof be entitled to receive a net-cash settlement as liquidated damages in lieu of physical settlement in shares of Common Stock, regardless of whether the Common Stock underlying this Warrant is registered pursuant to an effective registration statement; provided, however, that the foregoing will not preclude the Holder from seeking other remedies at law or equity for breaches by the Company of its registration obligations to the Holder.

12.           Certain Defined Terms.

(a)          "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on an Eligible Market that is the principal market for such security, as reported by Bloomberg, or, if the Eligible Market that is the principal market for such security begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Eligible Market for such security is not the principal securities exchange or trading market for such security, the last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 1(c). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

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(b)          "Eligible Market" means the OTC Bulletin Board, OTCQX Market and/or OTCQB Market operated by OTC Markets Group, Inc., the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or The New York Stock Exchange, Inc.

(c)          "Trading Day" means any day on which the Common Stock is traded on an Eligible Market that is the principal market for such security; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

PHOTOMEDEX, INC.

By:
Name:
Title:

Exhibit A

NOTICE OF EXERCISE

TO:	PhotoMedex, Inc., attention: President

The undersigned hereby elects to purchase the below referenced shares (the “Warrant Shares”) of Common Stock of PhotoMedex, Inc. (the “Company”) pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such Warrant Shares in full. Payment of the purchase price is being made by (check one):

____________ a cash exercise with respect to _________________ Warrant Shares; or

____________ a "cashless exercise" with respect to _______________ Warrant Shares (as permitted pursuant to Section 2(b) of the Warrant).

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

1.	Name:

2.	Address:

3.	DWAC Instructions (if applicable):

The undersigned hereby represents and warrants the following:

(a)          It (i) has such knowledge and experience in financial and business affairs that he/she/it is capable of evaluating the merits and risks involved in purchasing the Warrant Shares, (ii) is able to bear the economic risks involved in purchasing the Warrant Shares, and (iii) is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended;

(b)          In making the decision to purchase the Warrant Shares, it has relied solely on independent investigations made by it and has had the opportunity to ask questions of, and receive answers from, the Company concerning the Warrant Shares, the financial condition, prospective business and operations of the Company and has otherwise had an opportunity to obtain any additional information, to the extent that the Company possess such information or could acquire it without unreasonable effort or expense;

(c)         Its overall commitment to investments that are not readily marketable is not disproportionate to its net worth and income, and the purchase of the Warrant Shares will not cause such overall commitment to become disproportionate; it can afford to bear the loss of the purchase price of the Warrant Shares;

(d)          It has no present need for liquidity in its investment in the Warrant Shares; and

(e)          It acknowledges that the transaction contemplated in connection with the purchase of the Warrant Shares has not been reviewed or approved by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of any of the securities contemplated hereby.

(Signature)